Filed Pursuant to Rule 424(b)(3)

Registration No. 333-292074

PROSPECTUS

ALPHA MODUS HOLDINGS, INC.

11,292,615 Shares of Common Stock

8,833,635 Warrants to Purchase Shares of Common Stock

8,833,635 Shares of Common Stock Underlying Warrants

This prospectus relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”) of up to 11,292,615 shares of Alpha Modus Holdings, Inc. (“Alpha Modus” or the “Company”) Class A common stock, par value $0.0001 per share (“common stock”), 8,833,635 warrants to purchase shares of common stock, and 8,833,635 shares of common stock that are issuable upon the exercise of the warrants, consisting of:

●	up to 3,610,339 shares of common stock (the “SPAC Shares”), consisting of (i) up to 3,460,339 shares of common stock that were originally issued in a private placement to the Company’s original sponsor in 2021 in connection with the Company’s initial public offering on September 8, 2021 (the “IAC IPO”), which were acquired by the sponsor at a purchase price equivalent to approximately $0.004 per share of common stock and transferred to the sponsor’s stakeholders in January 2025 for no additional consideration (the “Sponsor Shares”), and (ii) up to 150,000 shares of common stock that were issued in a private placement to the Company’s original sponsor in 2021 in connection with the IAC IPO, which were acquired by the sponsor at a purchase price equivalent to approximately $0.004 per share of common stock and transferred to anchor investors in the IAC IPO in 2021 for no additional consideration (the “Anchor Shares”);

●	up to 6,278,664 shares of common stock (the “Consideration Shares”), consisting of (i) 400,000 shares of common stock issuable to Maxim Group LLC (“Maxim”), (ii) 250,000 shares of common stock issuable to Rucus Holdings LLC (“Rucus”), (iii) 4,000,000 shares of common stock issuable to Leron Group LLC (“Leron”), and (iv) 1,628,664 shares of common stock issuable to Black Marble LP (“Black Marble” and together with Maxim, Rucus and Leron the “Service Providers”), all such shares issuable as consideration pursuant to the Company’s service agreements with the Service Providers and the Service Providers’ provision of services to the Company;

●	up to 1,403,612 shares of common stock (the “Convertible Note Shares”), consisting of (i) 520,466 shares of common stock that could be issued upon conversion of the convertible promissory note that was issued to Loeb & Loeb LLP (“Loeb”) on December 13, 2024 (the “Loeb Note”), (ii) 477,783 shares of common stock that could be issued upon conversion of the convertible promissory note that was issued to the Nancy Helen Wallace and Gerard Haase-Dubosc Family Trust (the “Haase-Dubosc Trust”) on October 19, 2025 (the “Haase-Dubosc Note”), and (iii) 405,363 shares of common stock that could be issued upon conversion of the convertible promissory note that was issued to AIFirst Ventures LLC (“AIFirst” and together with Loeb and the Haase-Dubosc Trust the “Investors”) on December 2, 2025 (the “AIFirst Note” and together with Loeb Note and the Haase-Dubosc Note the “Notes”);

●	up to 7,469,999 warrants (the “IPO Private Placement Warrants”) that were originally issued in a private placement at the time of the IAC IPO; the IPO Private Placement Warrants were acquired at a purchase price of $1.00 per Private Placement Warrant;

●	up to 7,469,999 shares of common stock (the “IPO Private Placement Warrant Shares”) issuable upon the exercise of the IPO Private Placement Warrants; the IPO Private Placement Warrants each entitle the holder thereof to purchase one share of our common stock for $11.50 per share;

●	up to 1,363,636 warrants (“Note Placement Warrants”), consisting of (i) 363,636 warrants to purchase common stock that were issued to the Haase-Dubosc Trust in connection with its purchase of the Haase-Dubosc Note (the “Haase-Dubosc Warrants”), and (ii) 1,000,000 warrants to purchase common stock that were issued to AIFirst in connection with its purchase of the AIFirst Note (the “AIFirst Warrants”); and

●	up to 1,363,636 shares of common stock (the “Note Placement Warrant Shares”) issuable upon the exercise of the Note Placement Warrants; the Note Placement Warrants each entitle the holder thereof to purchase one share of our common stock for $1.10 or 1.00 per share ($1.10 per share as to the Haase-Dubosc Warrants, and 1.00/share as to the AIFirst Warrants).

The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of the shares of our common stock or warrants, except with respect to amounts received by us upon the exercise of the warrants. Because the exercise prices of the Note Placement Warrants of $1.10 and $1.00 per share, and the exercise price of the IPO Private Placement Warrants of $11.50 per share, exceed the current trading price of our common stock, it is unlikely that holders of our warrants will exercise such warrants in the near future. As a result, we are unlikely to receive any proceeds from the exercise of our warrants in the near future, if at all. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of shares of our common stock or warrants. See section entitled “Plan of Distribution” beginning on page 69 of this prospectus.

The number of shares of common stock that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. As a result, the resale of shares of our common stock pursuant to this prospectus could have a significant negative impact on the trading price of our common stock. This impact may be heightened by the fact that, as described above, certain of the Selling Securityholders will be acquiring shares of our common stock as consideration for services and did not purchase the shares. The 20,126,250 shares that may be resold and/or issued into the public markets pursuant to this prospectus would represent approximately 34.4% of the shares of our common stock outstanding as of December 3, 2025 (after giving effect to the issuance of the Consideration Shares, Convertible Note Shares, IPO Private Placement Warrant Shares, and Note Placement Warrant Shares).

Our common stock and public warrants are listed on the Nasdaq Capital Market under the symbols “AMOD” and “AMODW,” respectively. As of December 3, 2025, the closing price of our common stock and Warrants was $0.75 and $0.08, respectively.

We are an “emerging growth company” under applicable federal securities laws and will be subject to reduced public company reporting requirements.

INVESTING IN OUR SECURITIES INVOLVES RISKS THAT ARE DESCRIBED IN THE “RISK FACTORS” SECTION BEGINNING ON PAGE 9 OF THIS PROSPECTUS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under this prospectus or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 22, 2025.

You should rely only on the information contained in this prospectus. No one has been authorized to provide you with information that is different from that contained in this prospectus. This prospectus is dated as of the date set forth on the cover hereof. You should not assume that the information contained in this prospectus is accurate as of any date other than that date.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

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INTRODUCTORY NOTE AND FREQUENTLY USED TERMS

On December 13, 2024 (the “Closing” and such date the “Closing Date”), the Company, which was then named Insight Acquisition Corp., a Delaware corporation (“IAC”), Alpha Modus, Corp., a Florida corporation (“Legacy Alpha Modus”), and IAC Merger Sub Inc., a Florida corporation and newly formed wholly-owned subsidiary of IAC (“Merger Sub”), consummated the Business Combination pursuant to the terms of the Business Combination Agreement.

On the Closing Date, (i) IAC changed its name to “Alpha Modus Holdings, Inc.” (“Alpha Modus” or the “Company”), (ii) Merger Sub merged with and into Legacy Alpha Modus (the “Merger”), with Legacy Alpha Modus surviving the Merger as the wholly-owned subsidiary of the Company, (iii) the Company issued 5,295,000 shares of common stock and 7,500,000 shares of the Company’s Series C Preferred Stock to Legacy Alpha Modus’s shareholders as Merger consideration in the Business Combination, (iv) the Company issued 1,817,308 shares of common stock to various parties as required by the Business Combination Agreement, and (v) the parties to the Business Combination Agreement consummated the other transactions contemplated thereby.

Unless the context otherwise requires, references in this prospectus to “Alpha Modus,” the “Company,” “us,” “we,” “our” and any related terms prior to the closing of the Business Combination are intended to mean Insight Acquisition Corp., a Delaware corporation, and after the closing of the Business Combination, Alpha Modus Holdings, Inc. and its consolidated subsidiaries.

“Amended and Restated Charter” means the second amended and restated certificate of incorporation of Alpha Modus, in effect as of the date of this prospectus.

“Business Combination” means the Merger and the other transactions contemplated by the Business Combination Agreement.

“Business Combination Agreement” means the Business Combination Agreement, dated October 13, 2023, as amended by the First Amendment to the Business Combination Agreement, dated as of June 21, 2024, by and among IAC, Merger Sub and Legacy Alpha Modus.

“Alpha Modus” means Alpha Modus Holdings, Inc., a Delaware corporation.

“Alpha Modus Board” means the board of directors of Alpha Modus.

“Closing” means the closing of the Business Combination.

“common stock” means the common stock, par value $0.0001 per share, of Alpha Modus Holdings, Inc.

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Earnout Shares” means the up to 2,200,000 shares of common stock that may be issued to Legacy Alpha Modus securityholders if certain share prices of common stock are achieved and other conditions are satisfied.

“Founder Shares” means IAC common stock initially purchased and provided.

“IAC” means Insight Acquisition Corp., a Delaware corporation, which was renamed “Alpha Modus Holdings, Inc.” in connection with the Closing.

“IAC Board” means the board of directors of IAC prior to the Business Combination.

“IAC Charter” means IAC’s amended and restated certificate of incorporation as filed with the Secretary of State of the State of Delaware on December 13, 2024.

“IAC Class A common stock” means the Class A common stock, par value $0.0001, of IAC.

“IAC Class B common stock” means the Class B common stock, par value $0.0001, of IAC.

“IAC IPO” means IAC’s initial public offering that was consummated by IAC on September 8, 2021.

“Legacy Alpha Modus” means Alpha Modus, Corp., a Florida corporation, and includes the surviving corporation after the Merger. References herein to Alpha Modus will include its subsidiaries, including Legacy Alpha Modus, to the extent reasonably applicable

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“Legacy Alpha Modus Board” means the board of directors of Legacy Alpha Modus.

“Legacy Alpha Modus Series C Preferred Stock” means shares of Series C Redeemable Convertible Preferred Stock, par value $0.0001 per share, of Alpha Modus of Legacy Alpha Modus.

“Merger” means the merger of Merger Sub with and into Legacy Alpha Modus, with Legacy Alpha Modus continuing as the surviving corporation and as a wholly-owned subsidiary of Alpha Modus, in accordance with the terms of the Business Combination Agreement.

“Merger Sub” means IAC Merger Sub Inc., a Florida corporation.

“Private Placement” means the private placement consummated simultaneously with the IAC IPO in which IAC issued to the Sponsor the Private Placement Warrants.

“Private Placement Warrants” means approximately 8,700,000 warrants to purchase shares of IAC Class A common stock issued to the Sponsor and the IAC IPO underwriters in the Private Placement (including the additional warrants purchased after the IAC IPO in connection with the overallotment securities issued by IAC’s underwriters). Each Private Placement Warrant entitles the holder thereof to purchase one share of IAC Class A common stock for $11.50 per share.

“Public Shares” means IAC Class A common stock underlying the Units sold in the IAC IPO, including any overallotment securities acquired by IAC’s underwriters.

“Public Warrants” means warrants underlying the Units issued in the IAC IPO. Each Public Warrant entitles the holder thereof to purchase one share of IAC Class A common stock for $11.50 per share.

“Sponsor” means Insight Acquisition Sponsor LLC, a Delaware limited liability company, which is an affiliate of Michael Singer, IAC’s Executive Chairman and Chief Executive Officer prior to the Closing.

“Trust Account” means the trust account of IAC, which holds the net proceeds of the IAC IPO, including from overallotment securities sold by IAC’s underwriters, and the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay franchise and income tax obligations and up to $100,000 for dissolution expenses, and amounts paid pursuant to redemptions.

“Units” means Units issued in the IAC IPO, including any overallotment securities acquired by IAC’s underwriters, consisting of one share of IAC Class A common stock and one-half of one Public Warrant.

“Warrants” means any of the Private Placement Warrants and the Public Warrants.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus may constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target,” “designed to” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. We caution readers of this prospectus that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control, that could cause the actual results to differ materially from the expected results. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of financial and performance metrics, projections of market opportunity and market share, potential benefits and the commercial attractiveness to our customers of our products and services, the potential success of our marketing and expansion strategies, the potential for us to achieve design awards and potential benefits of the Business Combination (including with respect to shareholder value). These statements are based on various assumptions, whether or not identified in this prospectus, and on the current expectations of our management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, including:

●	Alpha Modus’ inability to achieve or sustain profitability;

●	the viability of Alpha Modus’ intellectual property;

●	changes in applicable laws or regulations;

●	the possibility that Alpha Modus’ business or the combined company may be adversely affected by other economic business, changing technology, evolving industry standards, and/or competitive factors;

●	the ability of Alpha Modus to obtain, maintain, and protect its intellectual property, and other risks related to enforcement of Alpha Modus’ intellectual property rights;

●	failure to realize the anticipated benefits of the proposed business combination;

●	risks related to future market adoption of Alpha Modus’ technology;

●	risks related to Alpha Modus’ marketing and growth strategies;

●	the effects of competition on Alpha Modus’ future business;

●	the ability of Alpha Modus to meet the continued listing standards of The Nasdaq Stock Market;

●	Alpha Modus’ ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan;

●	Alpha Modus’ ability to execute its business plans and strategy;

●	the outcome of any legal proceedings that may be instituted against us related to the Business Combination; and

●	other risks and uncertainties described in this prospectus, including those under the section entitled “Risk Factors.”

If any of these risks materialize or any of our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that we presently do not know or that we currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect our expectations, plans or forecasts of future events and views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our assessments to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our assessment as of any date subsequent to the date of this prospectus. Accordingly, undue reliance should not be placed upon the forward-looking statements. Actual results, performance or achievements may, and are likely to, differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements were based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control.

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SUMMARY OF THE PROSPECTUS

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Unaudited Pro Forma Condensed Combined Financial Information and Other Data” and the financial statements included elsewhere in this prospectus.

Company Background

The Company was a blank check company known as “Insight Acquisition Corp.” On December 13, 2024, the Company completed a business combination with Alpha Modus, Corp., a Florida corporation. At closing of the business combination, the Company’s name was changed to “Alpha Modus Holdings, Inc.,” and the Company’s operations are now those of Alpha Modus, Corp.

Alpha Modus builds AI-powered retail intelligence technologies that connect sensing, decisioning, and engagement in physical stores. The Company’s patent portfolio spans computer vision, behavioral analytics, contextual advertising, pricing and promotions, and closed-loop measurement. Alpha Modus partners with retailers and integrators to deliver secure, scalable systems that make stores smarter, faster, and more profitable.

Vision & Mission

The Alpha Modus technology ecosystem aims to be the engine behind the most transformative retail and digital commerce experiences globally. Alpha Modus is focused on (i) empowering innovation through a scalable, IP-driven platform to deliver transformative retail and digital commerce experiences, (ii) combining technology, services and strategic partnerships to provide a comprehensive ecosystem to drive growth, and (iii) enabling IP-powered innovation across retail, digital engagement, and connected commerce, leveraging its diverse patent portfolio to unlock new opportunities.

Corporate Developments

On January 11, 2024, Alpha Modus entered into a license agreement with GZ6G Technologies Corp. (“GZ6G”), which gives GZ6G the right to use Alpha Modus’ patented intellectual property, and pertains to GZ6G’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus for AI-driven advertising solutions for stadiums and event management.

On April 10, 2024, Alpha Modus entered into a license agreement with Xalles Holdings Inc. and its subsidiary, CashXAI Inc. (“CashX”), which gave CashX the exclusive right to use all of Alpha Modus’s patented intellectual property in connection with CashX’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus, in connection with self-service kiosks located in retail food, drug and convenience stores for the purpose of serving unbanked and underbanked consumers, by offering banking, phone and insurance solutions to the consumer. An “unbanked” consumer means a person that does not have a checking or savings account with an FDIC-insured institution, and an “underbanked” consumer means a person that has or had a checking or savings account with an FDIC-insured institution, but regularly uses non-traditional banks such as Venmo or the Cash App, or lenders such as a check cashing company or payday lender. On July 21, 2025, the parties entered into a new agreement, but on or about September 12, 2025, Alpha Modus terminated the agreement with CashX.

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Alpha Modus is continuing its efforts to provide mobile, kiosk, back office, and prepaid card services in the United States through its subsidiary, Alpha Modus Financial Services, LLC. Alpha Modus’s Financial Services division is focused on providing services to the underbanked via kiosks placed in retail locations, as well as a mobile application. The Company is targeting a national deployment of kiosks and a mobile application to support underbanked populations. Services include check cashing, money transfer and bill payments. Additional offerings such as gift cards, event tickets, and mobile top ups are anticipated. Comprehensive setup, installation, maintenance, and ongoing support of kiosks is anticipated to ensure service reliability.

Alpha Modus’s strategic alliance with VSBLTY is focused on the use of data and AI in retail settings to enhance the customer experience. VSBLTY offerings include the following: VisionCaptor™ uses artificial intelligence and machine learning to deliver targeted display content at the point of purchase. DataCaptor™ leverages camera and sensor technology through AI tools, enabling real-time analytics and anonymous audience data based on who and what the camera sees. VSBLTY Metrics offers industry-leading measurement that can validate media impressions at the point of sale.

In November 2025, Alpha Modus entered into a confidential patent license and authorized reseller agreement with a U.S.-based technology integrator to expand the reach of Alpha Modus’s AI-driven retail-intelligence ecosystem. The agreement strengthens the Company’s commercialization strategy by enabling qualified partners to integrate, promote, and deploy Alpha Modus’s patented technologies across a broader national footprint. Under the intellectual property license, the technology integrator received a non-exclusive, worldwide license to practice defined Alpha Modus patents covering real-time shopper analytics, in-store assistance, and personalized retail engagement. In consideration, the partner will remit a 10% royalty on gross revenues derived from customer licensed products, with quarterly reporting and payment terms. Reciprocally, Alpha Modus became a non-exclusive reseller of the partner’s digital-signage platform and related services under commercial terms that include a 30% discount from prevailing public pricing. This reciprocal framework establishes mutual market access allowing Alpha Modus to deliver its AI-powered engagement capabilities through integrated display networks while extending its partners’ reach into data-driven retail environments.

Although Alpha Modus’ audited financial statements for the years ended December 31, 2024 and 2023, were prepared under the assumption that it would continue operations as a going concern, the report of its independent registered public accounting firm that accompanies its financial statements for the years ended December 31, 2024 and 2023, contains a going concern qualification in which such firm expressed substantial doubt about Alpha Modus’ ability to continue as a going concern, based on its financial statements and results at that time, including its lack of current revenues, recurring losses from operations and net capital deficiency.

For more information about Alpha Modus, see the sections entitled “Information About Alpha Modus” and “Alpha Modus’ Management’s Discussion and Analysis of Financial Condition and Results of Operation.

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Emerging Growth Company

We are an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find our securities less attractive as a result, there may be a less active trading market for our securities and the prices of our securities may be more volatile.

We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) ending December 31, 2026, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

Smaller Reporting Company

Additionally, we are a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. We will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the prior June 30, or (ii) our annual revenues exceeded $100 million during such completed fiscal year and the market value of our common stock held by non-affiliates exceeds $700 million as of the prior June 30.

Controlled Company

By virtue of the fact that Alpha Modus’ CEO, William Alessi, is deemed to beneficially own shares of stock having more than 50% of the total voting power of the shares of our capital stock, we qualify as a “controlled company” within the meaning of the corporate governance standards of the Nasdaq. Under these rules, a listed company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements, including the requirement that (i) a majority of our board consist of independent directors, (ii) we have a compensation committee that is composed entirely of independent directors, and (iii) we have a nominating/corporate governance committee that is composed entirely of independent directors.

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Risk Factors Summary

You should consider all the information contained in this prospectus before making a decision to invest in our common stock or warrants. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 9. Such risks include, but are not limited to, the following risks:

●	The number of shares of common stock that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. As a result, the resale of shares of our common stock pursuant to this prospectus could have a significant negative impact on the trading price of our common stock.

●	Alpha Modus had net losses and negative cash flows from operating activities in the past, and it may not achieve or sustain profitability.

●	If Alpha Modus is unable to continue as a going concern, its securities will have little or no value.

●	The artificial intelligence (AI) technology market in which Alpha Modus participates is competitive.

●	If Alpha Modus fails to adapt to changes in the AI industry, its business may be harmed.

●	Alpha Modus may fail to protect its intellectual property rights and proprietary information.

●	Alpha Modus will likely become subject to intellectual property disputes.

●	Alpha Modus’ patent portfolio is subject to evolving legislation, regulations, and rules associated with patent law in the United States and other jurisdictions, which may adversely affect its business.

●	Patent litigation is inherently risky, and the USPTO, or other relevant patent offices, may either invalidate Alpha Modus’ patents or materially narrow the scope of their claims.

●	Alpha Modus may experience delays in successful enforcement and licensing of its patent portfolio.

●	Because Alpha Modus’ patents are expected to expire in 2034-2037, its continued operations beyond those dates will depend on its ability to obtain additional patents with later expiration dates.

●	Alpha Modus’ lack of patent enforcement and licensing experience could adversely affect its operations.

●	Alpha Modus will incur increased costs as a result of operating as a public company.

●	Alpha Modus’ management team has limited experience managing a Nasdaq-listed public company.

●	Alpha Modus is a “controlled company” under Nasdaq’s listing rules and can rely on exemptions from certain corporate governance requirements.

●	Alpha Modus may issue additional shares of common or preferred stock, which would dilute the interests of stockholders and likely present other risks.

●	We may amend the terms of our Public Warrants in a manner that may be adverse to holders of Public Warrants without the approval of all holders.

●	Alpha Modus may redeem unexpired Public Warrants prior to their exercise at a time that is disadvantageous to holders, thereby making Public Warrants worthless.

●	Alpha Modus may be subject to the excise tax included in the Inflation Reduction Act of 2022 in connection with redemptions of our common stock after December 31, 2022.

●	We do not expect that we will pay dividends in the foreseeable future.

●	If Alpha Modus fails to develop or maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent financial fraud.

●	Alpha Modus’ outstanding Series C Preferred Stock, and the future issuances of other debt securities and equity securities, may adversely affect the Company, including the market price of the Company’s common stock, and be dilutive to existing stockholders.

●	There can be no assurance that Alpha Modus will continue to be listed on the Nasdaq in the future.

●	The market price of Alpha Modus’s common stock may decline.

●	Alpha Modus’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its securities.

●	Alpha Modus is as an “emerging growth company” as well as a smaller reporting company within the meaning of the Securities Act, and if the Company takes advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make the Company’s securities less attractive to investors and may make it more difficult to compare the Company’s performance with other public companies.

●	The future exercise of registration rights may adversely affect the market price of our common stock.

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THE OFFERING

Issuer	Alpha Modus Holdings, Inc.

Securities offered by the Selling Securityholders	We are registering the resale by the Selling Securityholders named in this prospectus, or their permitted transferees, of an aggregate of 11,292,615 shares of common stock, 8,833,635 warrants to purchase shares of common stock, and 8,833,635 shares of common stock issuable upon exercise of warrants, which includes up to:

	●	3,610,339 SPAC Shares;
	●	6,278,664 Consideration Shares;
	●	1,403,612 Convertible Note Shares;
	●	7,469,999 IPO Private Placement Warrants;
	●	7,469,999 shares of common stock issuable upon exercise of the registered IPO Private Placement Warrants;
	●	1,363,636 Note Placement Warrants; and
	●	1,363,636 shares of common stock issuable upon exercise of the registered Note Placement Warrants.

Use of proceeds	We will not receive any of the proceeds from the sale of the common stock or warrants by the Selling Securityholders. See “Use of Proceeds” for additional information.

Common stock issued and outstanding immediately after this offering	On a pro forma basis before and after giving effect to issuance of the Convertible Note Shares and exercise of the registered Note Placement Warrants.

	●	41,959,958 shares of common stock prior to the issuance of any Convertible Note Shares or any shares upon exercise of the registered Note Placement Warrants; and
	●	58,475,869 shares of common stock assuming the issuance of all 6,278,664 Consideration Shares, 1,403,612 Convertible Note Shares and 8,833,635 shares of common stock upon the exercise of the registered IPO Private Placement Warrants and Note Placement Warrants.

Use of proceeds from warrant exercises	We will receive up to an aggregate of approximately $87,304,988 from the exercise of the registered IPO Private Placement Warrants and Note Placement Warrants, assuming the exercise in full of all of the registered IPO Private Placement Warrants and Note Placement Warrants for cash. We expect to use the net proceeds, if any, from the exercise of the warrants for working capital and general corporate purposes. Because the exercise prices of the IPO Private Placement Warrants and Note Placement Warrants exceed the current trading price of our common stock, we are unlikely to receive any proceeds from the exercise of our warrants in the near future, if at all. See “Use of Proceeds” for additional information.

Nasdaq ticker symbols	Our common stock and Public Warrants are currently listed on Nasdaq under the symbol “AMOD” and “AMODW,” respectively.

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

The resale of shares of our common stock pursuant to this prospectus could have a significant negative impact on the trading price of our common stock. This impact may be heighted by the fact that certain of the Selling Securityholders will be issued shares of our common stock as consideration for consulting services and did not purchase the shares.

Unless we specifically state otherwise or the context otherwise requires, the information above is as of the Closing Date, does not give effect to issuances of our common stock, warrants or options to purchase shares of our common stock, or the exercise of warrants or options after such date, and excludes:

●	2,200,000 Earnout Shares;

●	1,230,001 shares of common stock issuable upon exercise of the Private Placement Warrants that are not being registered for resale; and

●	12,000,000 shares of common stock issuable upon exercise of the Public Warrants.

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RISK FACTORS

Investment in our securities involves risk. You should carefully consider the following risk factors in addition to the other information included in this prospectus, including matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statement.” Please see the section entitled “Where You Can Find More Information” in this prospectus. These risk factors are not exhaustive, and investors are encouraged to perform their own investigation with respect to our business, financial condition and prospects. We may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, which may also impair our business or financial condition. The following discussion should be read in conjunction with “Unaudited Pro Forma Condensed Combined Financial Information and Other Data,” the financial statements and notes to the financial statements included herein.

The number of shares of common stock that the Selling Securityholders can sell into the public markets pursuant to this prospectus may exceed our public float. As a result, the resale of shares of our common stock pursuant to this prospectus could have a significant negative impact on the trading price of our common stock.

The resale of shares of our common stock pursuant to this prospectus could have a significant negative impact on the trading price of our common stock. This impact may be heightened by the fact that, as described in the table below, certain of the Selling Securityholders will be issued shares of our common stock as consideration for consulting services and did not purchase the shares. The 20,126,250 shares that may be resold and/or issued into the public markets pursuant to this prospectus represent approximately 17.7% of the shares of our common stock outstanding as of December 3, 2025 (after giving effect to the issuance of the Consideration Shares, Convertible Note Shares, IPO Private Placement Warrant Shares, and Note Placement Warrant Shares).

Security	Purchase price	% of shares/warrants outstanding	Potential profit per share
3,610,339 SPAC Shares	Approximately $0.004 per share of common stock	Approximately 6.2%	Up to $0.75 per share
6,278,664 Consideration Shares	To be issued to the Service Providers for services rendered to the Company	Approximately 10.7%	Up to $0.75 per share
520,466 Convertible Note Shares	To be issued to Loeb upon conversion of the Loeb Note at a conversion price equal to a 10% discount to the 5-day volume-weighted average price at the time of conversion	Approximately 0.9%	Up to $0.08 per share
405,363 Convertible Note Shares	To be issued to AIFirst upon conversion of the AIFirst Note at a conversion price of $0.617/share	Approximately 0.7%	Up to $0.13 per share
477,783 Convertible Note Shares	To be issued to Haase-Dubosc Trust upon conversion of the Haase-Dubosc Trust Note at a conversion price of $0.89/share	Approximately 0.8%	N/A (conversion price is higher than assumed trading price)
7,469,999 IPO Private Placement Warrant Shares	To be issued upon exercise of the IPO Private Placement Warrants at $11.50/share (the purchase price of the IPO Private Placement Warrants was $1.00 per IPO Private Placement Warrant)	Approximately 12.8%	N/A (exercise price is higher than assumed trading price)
1,363,636 Note Placement Warrant Shares	To be issued upon exercise of the Note Placement Warrants at $1.10/share (as to 363,636 of the Note Placement Warrants) or 1.00/share (as to 1,000,000 of the Note Placement Warrants)	Approximately 2.3%	N/A (exercise price is higher than assumed trading price)

Calculations based on (i) 41,959,958 shares of common stock, 7,469,999 IPO Private Placement Warrants, 1,363,636 Note Placement Warrants, and 13,230,001 other Warrants outstanding, in each case as of December 3, 2025, (ii) conversion of the Notes on December 3, 2025, and (iii) sales of shares of common stock at a price of $0.75 per share, which reflects the closing price of the common stock as of December 3, 2025. Unless otherwise noted, assumes no issuance of (i) Earnout Shares, (ii) 1,230,001 shares of common stock issuable upon exercise of the Private Placement Warrants that are not being registered for resale, or (iii) 12,000,000 shares of common stock issuable upon exercise of the Public Warrants.

The Selling Securityholders will determine the timing, pricing and rate at which they sell such shares into the public market. Certain of the Selling Securityholders have an incentive to sell because they will acquire shares at prices below the recent trading prices of our common stock. Sales by such investors may cause the trading prices of our securities to experience a further decline.

Risks Related to Alpha Modus’ Business and Industry

Alpha Modus had net losses and negative cash flows from operating activities in the past, and it may not achieve or sustain profitability.

Although Alpha Modus had net income in 2024, it had an operating loss of $834,895 and net cash used in operating activities of $1,676,499 in 2024, and a net loss of $501,295 and net cash used in operating activities of $515,181 in 2023. Alpha Modus cannot assure you that it will be able to generate net profit or positive cash flows from operating activities in the future. Its future revenue growth and profitability will depend on a variety of factors, many of which are beyond its control. These factors include effectiveness of its monetization strategy, its ability to control costs and expenses and to manage its growth effectively, market competition, and the macroeconomic and regulatory environment. Alpha Modus may fail to develop and improve its operational, financial and managerial controls, enhance its financial reporting systems and procedures, recruit, train and retain skilled professional personnel, or maintain customer satisfaction to effectively support and manage its future growth. If Alpha Modus invests substantial time and resources to expand its patent family but fails to manage the growth of its business and capitalize on its growth opportunities effectively, it may not be able to achieve profitability, and its business, financial condition, results of operations and prospects would be materially and adversely affected.

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If Alpha Modus is unable to continue as a going concern, its securities will have little or no value.

Although Alpha Modus’ audited financial statements for the years ended December 31, 2024 and 2023, were prepared under the assumption that it would continue our operations as a going concern, the reports of its independent registered public accounting firm that accompanies its financial statements for the years ended December 31, 2024 and 2023, contain a going concern qualification in which such firms expressed substantial doubt about Alpha Modus’ ability to continue as a going concern, based on its financial statements and results at that time, including its lack of current revenues, recurring losses from operations and net capital deficiency.

Alpha Modus expects to continue to incur significant expenses and operating losses in 2025. Alpha Modus’ prior losses and expected future losses have had, and will continue to have, an adverse effect on its financial condition. In addition, continued operations and Alpha Modus’ ability to continue as a going concern may be dependent on its ability to obtain additional financing in the near future and thereafter, and there are no assurances that such financing will be available to it at all or will be available in sufficient amounts or on reasonable terms. Alpha Modus’ financial statements do not include any adjustments that may result from the outcome of this uncertainty. If Alpha Modus is unable to generate sufficient additional funds in the future through operations, financings or from other sources or transactions, it will exhaust its resources and will be unable to continue operations. If it cannot continue as a going concern, its shareholders would likely lose most or all of their investment in it.

The artificial intelligence (AI) technology market in which Alpha Modus participates is competitive, and if it does not compete effectively, its business, operating results and financial condition could be harmed.

The AI market is competitive and rapidly evolving. The principal competitive factors in Alpha Modus’ market include research and development capabilities, industry know-how, continuous capital investment, product portfolio, among others. Many of Alpha Modus’ competitors have substantial competitive advantages, including larger scale, longer operating history, greater brand recognition, more established relationships with customers, suppliers and partners, and greater financial, research and development, marketing and other resources. As a result, Alpha Modus’ competitors may be able to respond more quickly and effectively than Alpha Modus can to new or changing opportunities, technologies, standards or customer requirements. In addition, some competitors may offer products, solutions and services that address one or more number of functions with greater depth, application, or functionality greater than Alpha Modus’ solutions and technologies. Alpha Modus’ existing and potential competitors may develop and market new products, solutions and services with functionality comparable to it. If Alpha Modus is unable to compete successfully against its current or potential competitors, its business, financial condition, and results of operations may be materially and adversely impacted.

If Alpha Modus fails to adapt and respond effectively to rapidly changing technology, evolving industry standards, changing regulations, and changing customer needs, requirements or preferences, its business may be materially and adversely affected.

The AI industry market is subject to rapid technological changes, evolving industry standards, regulations and customer needs, requirements and preferences. The success of Alpha Modus’ business will depend, in part, on its ability to adapt and respond to these changes on an effective and timely basis. If it fails to improve its technologies in a way that satisfies potential users or customers of intellectual property that keep pace with rapid technological and industry changes, its business, operating results and financial condition could be adversely affected. If new technologies emerge that are able to deliver competitive products, solutions and services at lower prices, more efficiently, more conveniently or more securely, such technologies could adversely impact Alpha Modus’ ability to compete effectively.

Issues arising in connection with the use of AI in the market generally may result in reputational harm or liability to Alpha Modus.

As with many disruptive innovations, AI presents risks and challenges that could affect its adoption, and therefore Alpha Modus’ business. AI algorithms may be flawed. Datasets may be insufficient or contain biased information. Inappropriate or controversial data practices could impair the acceptance of AI solutions. These deficiencies could undermine the decisions, predictions, or analysis AI applications produce, subjecting the providers of AI technologies generally, including Alpha Modus, to competitive harm, legal liability, and brand or reputational harm. Some AI scenarios present ethical or data privacy issues. If Alpha Modus enables or offers AI solutions that are controversial because of their impact on human rights, privacy, employment, or other social issues, it may experience brand or reputational harm.

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Risks Related to Alpha Modus’ Intellectual Property

Alpha Modus may fail to obtain, maintain, and protect its intellectual property rights and proprietary information or prevent third parties from any unauthorized use of its technologies.

Alpha Modus’ trade secrets, trademarks, patents, and other intellectual property rights are critical to its success. Alpha Modus expects to rely on confidentiality agreements and non-compete agreements with third parties to protect its intellectual properties. However, events beyond its control may pose threats to its intellectual property rights and the integrity of its technologies and brand. Effective protection of Alpha Modus’ intellectual property rights is expensive and challenging. While Alpha Modus has taken measures to protect its intellectual property rights by filing patent applications, pursuing patent prosecution, and obtaining patents in the United States, such efforts are inadequate to guard against and prohibit potential infringement and misappropriation. In addition, Alpha Modus’ intellectual property rights may be declared invalid or unenforceable by the courts. Furthermore, Alpha Modus cannot assure you that any of its pending patent or other intellectual property rights applications will ultimately proceed to registration or will result in registration with adequate scope for its business. Some of Alpha Modus’ applications or registrations may be successfully challenged or invalidated by others. If Alpha Modus’ intellectual property rights applications are not successful, it may have to use different intellectual property rights for its affected technologies, or seek to enter into arrangements with any third parties who may have prior registrations, applications or rights, which might not be available on commercially reasonable terms, if at all. If Alpha Modus fails to protect or enforce its intellectual property rights, its competitors may use its technologies without authorization. As a result, future customers and partners could then devalue Alpha Modus’ technologies, and Alpha Modus’ ability to compete effectively may be impaired, which could have a material adverse effect on its business, financial condition and results of operations.

Alpha Modus will likely become subject to intellectual property disputes, which are typically costly and may subject us to significant liability and increased costs of business.

Alpha Modus competes in markets where there are a large number of patents, copyrights, trademarks, trade secrets, and other intellectual and proprietary rights, as well as disputes regarding infringement of these rights. Alpha Modus intends to enforce its patent rights by bringing legal claims against other parties, and its competitors and other third parties may, whether rightly or falsely, bring legal claims against it for infringing on their intellectual property rights. The intellectual property laws in the United States, which cover the validity, enforceability and scope of protection of intellectual property rights, are evolving, and litigation is a popular means to resolve commercial disputes. Any intellectual property lawsuits against Alpha Modus, whether successful or not, may harm our brand and reputation.

Prosecuting and defending intellectual property claims is costly and can impose a significant burden on our management and resources. Any intellectual property litigation to which Alpha Modus becomes a party may require it to do one or more of the following:

●	cease selling, licensing, or using products or features that incorporate the intellectual property rights that Alpha Modus allegedly infringes, misappropriates, or violates;

●	make substantial payments for legal fees, settlement payments, or other costs or damages, including indemnification of third parties;

●	obtain a license or enter into a royalty agreement, either of which may not be available on reasonable terms or at all, in order to obtain the right to sell or use the relevant intellectual property; or

●	redesign the allegedly infringing products or services to avoid infringement, misappropriation, or violation, which could be costly, time-consuming, or impossible.

Further, there is no guarantee that Alpha Modus can obtain favorable judgment in its legal cases, in which case it may need to pay damages or be forced to cease using certain intellectual property that is critical to our technology or service offerings. Any resulting liabilities or expenses or required changes to technologies may have a material adverse effect on Alpha Modus’ business, results of operations, and prospects.

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Alpha Modus’ intellectual property business is reliant on the strength of is patent portfolios and is subject to evolving legislation, regulations, and rules associated with patent law, which may adversely affect its business.

The success of Alpha Modus’ intellectual property business is heavily dependent on obtaining and enforcing patents. Patent acquisition and enforcement is costly, time-consuming, and inherently uncertain. Obtaining and enforcing patents across various industries, including the artificial intelligence industry, involves a high degree of technological and legal complexity. Alpha Modus’ patent rights may be affected by developments or uncertainty in U.S. or foreign patent statutes, patent case law, U.S. Patent and Trademark Office (“USPTO”) rules and regulations and the rules and regulations of foreign patent offices. In addition, the United States may, at any time, enact changes to U.S. patent law and regulations, including by legislation, by regulatory rulemaking, or by judicial precedent, that adversely affect the scope of patent protection available and weaken the rights of patent owners to obtain patents, enforce against patent infringement and obtain injunctions and/or damages. For example, over the past several years, the Court of Appeals for the Federal Circuit and the Supreme Court issued various opinions, and the USPTO modified its guidance for practitioners on multiple occasions, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. Other countries may likewise enact changes to their patent laws in ways that adversely diminish the scope of patent protection and weaken the rights of patent owners to obtain patents, enforce against patent infringement, and obtain injunctions and/or damages. In addition to increasing uncertainty with regard to Alpha Modus’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Alpha Modus cannot predict the breadth of claims that may be allowed or enforced in its patents or in third-party patents, and whether Congress or other foreign legislative bodies may pass patent reform legislation that is unfavorable to it, which may, in turn, affect the value of its patent assets.

Further, the United States and other governments may, at any time, enact changes to law and regulation that create new avenues for challenging the validity of issued patents. For example, the Leahy-Smith America Invents Act (described in more detail in the following risk factor) created new administrative post-grant proceedings, including post-grant review, inter-partes review, and derivation proceedings that allow third parties to challenge the validity of issued patents. This applies to all of Alpha Modus’ patents. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in U.S. federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action. In addition to increasing uncertainty with regard to Alpha Modus’ ability to obtain patents in the future, this combination of events has created uncertainty with respect to the value of patents, once obtained. Depending on decisions by the U.S. Congress, the federal courts, and the USPTO, the laws and regulations governing patents could change in unpredictable ways that could weaken Alpha Modus’ ability to obtain new patents or to enforce its existing patents and patents that it might obtain in the future.

Additionally, new rules regarding the burden of proof in patent enforcement actions could significantly increase the cost of Alpha Modus’ enforcement actions, and new standards or limitations on liability for patent infringement could negatively impact Alpha Modus’ revenue derived from such enforcement actions. In addition, recent federal court decisions have lowered the threshold for obtaining attorneys’ fees in patent infringement cases and increased the level of deference given to a district court’s fee-shifting determination. These decisions may make it easier for district courts to shift a prevailing party’s attorneys’ fees to a non-prevailing party if the district court believes that the case was weak or conducted in an abusive manner. As a result, defendants in patent infringement actions brought by non-practicing entities may elect not to settle because these decisions make it much easier for defendants to get attorneys’ fees.

Finally, it is difficult to predict the outcome of patent enforcement litigation at the trial level and outcomes can be unfavorable. It can be difficult to understand complex patented technologies, and as a result, this may lead to a higher rate of unfavorable litigation outcomes. Moreover, in the event of a favorable outcome, there is often a higher rate of successful appeals in patent enforcement litigation than more standard business litigation. Such appeals are expensive and time consuming, resulting in increased costs and a potential for delayed or foregone revenue opportunities in the event of modification or reversal of favorable outcomes. Although Alpha Modus plans to diligently pursue enforcement litigation, it cannot predict with reliability the decisions that may made by juries and trial courts.

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Changes to patent laws in the United States and other jurisdictions could diminish the value of patents in general, thereby impairing Alpha Modus’ ability to protect its product or its current or future product candidates.

Alpha Modus’ success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents is costly, time consuming and inherently uncertain. Patent reform legislation in the United States and other countries, including the Leahy-Smith America Invents Act (the “Leahy-Smith Act”), contributes to those uncertainties and costs. The Leahy-Smith Act includes a number of significant changes to U.S. patent law. These include provisions that have affected the way patent applications are prosecuted and have redefined prior art and provided more efficient and cost-effective avenues for competitors to challenge the validity of patents. In addition, the Leahy-Smith Act has transformed the U.S. patent system into a first-to-file system in which, assuming that other requirements of patentability are met, the first inventor to file a patent application will be entitled to the patent regardless of whether a third party was first to invent the claimed invention. A third party that has filed a patent application in the USPTO after March 2013 but before Alpha Modus could therefore be awarded a patent covering an invention of Alpha Modus even if Alpha Modus had made the invention before it was made by such third party. This requires Alpha Modus or its licensees to be cognizant of the time from invention to filing of a patent application. Furthermore, Alpha Modus’ ability to obtain and maintain valid and enforceable patents depends on whether the differences between its technology and the prior art allow its technology to be patentable over the prior art. Since patent applications in the United States and most other countries are confidential for a period of time after filing or until issuance, Alpha Modus cannot be certain that it was the first to either (i) file any patent application related to its product or product candidates, or (ii) invent any of the inventions claimed in its patents or patent applications. Even where Alpha Modus has a valid and enforceable patent, Alpha Modus or its licensees may not be able to exclude others from practicing the claimed invention where the other party can show that they used the invention in commerce before our filing date or the other party benefits from a compulsory license.

Among some of the other changes introduced by the Leahy-Smith Act are changes that (i) affect the way patent applications are prosecuted, (ii) redefine prior art, and (iii) provide more efficient and cost-effective avenues for competitors to challenge the validity of patents. These include changes that limit where a patentee may file a patent infringement suit and provide new opportunities for third parties to challenge issued patents in the USPTO. Alpha Modus or its licensees may be subject to the risk of third-party prior art submissions on pending applications or become a party to opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patents. There is a lower standard of evidence necessary to invalidate a patent claim in a USPTO proceeding relative to the standard in U.S. district or federal court. This could lead third parties to challenge and successfully invalidate Alpha Modus or its licensees’ patents that would not otherwise be invalidated if challenged through the court system. Accordingly, a third party may attempt to use the USPTO procedures to invalidate Alpha Modus or its licensees’ patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. Thus, the Leahy-Smith Act and its implementation increase the uncertainties and costs surrounding the prosecution of Alpha Modus or its future licensees’ patent applications and the enforcement or defense of Alpha Modus’ issued patents, all of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Additionally, the U.S. Supreme Court has ruled on several patent cases in recent years, either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition, there have been recent proposals for additional changes to the patent laws of the United States and other countries that, if adopted, could impact Alpha Modus or its licensees’ ability to obtain or maintain patent protection for Alpha Modus or its out-licensed proprietary technology or Alpha Modus’ or its licensees’ ability to enforce Alpha Modus or its out-licensed proprietary technology, respectively. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and the relevant law-making bodies in other countries, the laws and regulations governing patents could change in unpredictable ways that would weaken Alpha Modus’ ability to obtain new patents; enforce or shorten the term of Alpha Modus or its licensees’ existing patents and patents that might be obtained in the future; shorten the term that has been lengthened by patent term adjustment of existing patents or patents that Alpha Modus might obtain in the future; or challenge the validity or enforceability of Alpha Modus patents that may be asserted against Alpha Modus by competitors or other third parties. Any of these outcomes could have a material adverse effect on Alpha Modus’ business. For example, with respect to patent term adjustment, the Federal Circuit’s recent holding in In re Cellect, LLC, 81 F.4th 1216 (Fed. Cir. 2023), that obviousness-type double patent analysis for a patent that has received patent term adjustment must be based on the expiration date of the patent after the patent term adjustment has been added, may negatively impact the term of Alpha Modus’ patents.

Finally, Europe’s new Unitary Patent system and Unified Patent Court (the “UPC”) may present uncertainties for Alpha Modus’ ability to protect and enforce patent rights against competitors in Europe. In 2012, the European Patent Package (the “EU Patent Package”), regulations were passed with the goal of providing a single pan-European Unitary Patent system and a new UPC for litigation involving European patents. Implementation of the EU Patent Package occurred in June 2023. Under the UPC, all European patents, including those issued prior to ratification of the European Patent Package, will by default automatically fall under the jurisdiction of the UPC. The UPC will provide Alpha Modus’ competitors with a new forum to centrally revoke European patents and allow for the possibility of a competitor to obtain pan-European injunctions. It will be several years before Alpha Modus will understand the scope of patent rights that will be recognized and the strength of patent remedies that will be provided by the UPC. Under the EU Patent Package, Alpha Modus will have the right to opt patents out of the UPC over the first seven years of the court’s existence, but doing so may preclude Alpha Modus from realizing the benefits of the new unified court.

Patent litigation is inherently risky because courts may find Alpha Modus’ patents invalid, not infringed, or unenforceable, and the USPTO, or other relevant patent office, may either invalidate Alpha Modus’ patents or materially narrow the scope of their claims during the course of a reexamination, opposition or other such proceeding.

Patent litigation is inherently risky and may result in the invalidation of Alpha Modus’ patents, even if it is the plaintiff in an underlying action. It is difficult to predict the outcome of patent enforcement litigation at any level. Although Alpha Modus intends to diligently pursue enforcement litigation, it cannot predict with significant reliability the decisions made by juries and trial courts. At the trial level, it is often difficult for juries and trial judges to understand complex, patented technologies, and as a result, there is a higher rate of successful appeals in patent enforcement litigation than more standard business litigation.

The defendant to any case Alpha Modus brings may file as many appeals as allowed by right, including to District Court, the Federal Circuit and the Supreme Court. Such appeals are expensive and time-consuming, and the outcomes of such appeals are sometimes unpredictable, resulting in increased costs and reduced or delayed revenue which could have a material adverse effect on Alpha Modus’ results of operations and financial condition. These appeals may also result in the invalidation of Alpha Modus’ patents, which may have an adverse impact on Alpha Modus’ operations and financial performance.

The enforcement of Alpha Modus’ intellectual property rights depends in part upon its ability to retain the best legal counsel in order to achieve favorable outcomes from litigation, and Alpha Modus’ desired legal counsel may become conflicted out of such representation.

The success of Alpha Modus’ intellectual property enforcement efforts will depend in part upon its ability to retain the best legal counsel to coordinate its patent infringement litigation matters. As Alpha Modus’ intellectual property business evolves, Alpha Modus expects that it will become more difficult to find the best legal counsel to handle all of its patent enforcement matters due in part to potential conflicts of interest. This is because, from time to time, the counterparties to litigation matters have previously engaged world class law firms that are specialized in connection with the industries of the patents at issue in such matters. These previous engagements may have, or may in the future, result in these firms being conflicted out of representing us.

In addition, counterparties in Alpha Modus’ patent litigation matters may devote a substantial amount of resources to avoid or limit a finding that they are liable for infringing on Alpha Modus’ patents or, in the event liability is found, to avoid or limit the amount of associated damages. There is a risk these counterparties may file inter-partes reviews, reexaminations or other proceedings with the USPTO or other government agencies in the United States or abroad in an attempt to invalidate, narrow the scope or render unenforceable the patents Alpha Modus owns or controls. If this were to occur, it may have a significant negative impact on Alpha Modus’ intellectual property.

The inability to retain the best legal counsel to represent Alpha Modus in infringement actions may result in unfavorable or adverse outcomes, which may result in losses, exhaustion of financial resources or other adverse effects which could encumber Alpha Modus’ ability to effectively operate its business or execute its business strategy. Alpha Modus cannot provide any assurance that any prospective patent prosecution or litigation matters will result in a favorable outcome.

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Alpha Modus may experience delays in successful prosecution, enforcement, and licensing of its patent portfolio.

The value of Alpha Modus’ patent portfolios is dependent upon the issuance of patents in a timely manner. More patent applications are filed each year. Alpha Modus believes this increase in patent applications has resulted in longer delays in obtaining approval of pending patent applications. If the USPTO experiences reductions in funding, it could have an adverse impact on the cost of processing pending patent applications and the value of those pending patent applications, negatively impacting the value of Alpha Modus’ patent applications. Further, reductions in funding from Congress could result in higher patent application filing and maintenance fees charged by the USPTO, causing an increase in Alpha Modus’ expenses. Application delays could cause delays in recognizing revenue from these patents and could cause Alpha Modus to miss opportunities to license patents before other competing technologies are developed or introduced into the market.

After prosecuting Alpha Modus’ patents, Alpha Modus’ intellectual property business can incur significant general and administrative and legal expenses prior to entering into license agreements and generating license revenues. Alpha Modus plans to spend considerable resources educating prospective licensees on the benefits of a license arrangement with it. As such, Alpha Modus may incur significant losses in any particular period before any associated revenue stream begins.

Alpha Modus believes that it will frequently be engaged in litigation to enforce its patents, protect its trade secrets, or determine the validity and scope of the proprietary rights of others. Enforcement proceedings are typically protracted and complex. The costs are typically substantial, and the outcomes are unpredictable. Enforcement actions divert managerial, technical, legal and financial resources from business operations, and there are no assurances that such enforcement actions will result in favorable results for Alpha Modus.

Patent litigation schedules in general, and in particular trial dates, are subject to routine adjustment, and in most cases delay, as courts adjust their calendars or respond to requests from one or more parties. Trial dates often are rescheduled by the court for various reasons that are often unrelated to the underlying patent assets and typically for reasons that are beyond our control. As a result, to the extent such events are an indicator of possible future revenue opportunities for Alpha Modus, or other outcome determinative events, they may and often do change which can result in delay of the expected scheduled event. Any such delay could be significant and could affect the corresponding future revenue opportunities, thus adversely impacting Alpha Modus’ business, results of operations and financial condition.

Further, federal courts are becoming more crowded, and as a result, patent enforcement litigation is taking longer. Alpha Modus’ anticipated patent enforcement actions are expected to be almost exclusively prosecuted in federal court. Federal trial courts that hear patent enforcement actions also hear criminal cases. Criminal cases tend to take priority over patent enforcement actions. As a result, it is difficult to predict the length of time it will take to complete an enforcement action. Moreover, Alpha Modus believes there is a trend in increasing numbers of civil lawsuits and criminal proceedings before federal judges, and, as a result, it believes that the risk of delays in patent enforcement actions will have a greater negative effect on Alpha Modus’ business in the future unless this trend changes.

Because Alpha Modus’ patents are expected to expire in 2034-2037, its continued operations beyond those dates will depend on its ability to obtain additional patents with later expiration dates.

Alpha Modus’ current patents are expected to expire in 2034-2037. If Alpha Modus does not obtain patents or other intellectual property with expiration dates that extend beyond those years, its operations would be adversely affected.

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Alpha Modus’ lack of patent enforcement and licensing experience could adversely affect its operations.

Alpha Modus has limited patent enforcement experience and cannot provide any assurance that it will be able to effectively manage patent enforcement efforts. Patent enforcement litigation is complex and needs to be closely and carefully managed. Because Alpha Modus does not have experience in managing patent enforcement efforts, it may not do so effectively, and its enforcement efforts could be harmed as a result. Similarly, Alpha Modus has limited experience managing intellectual property licensing programs, and this lack of experience could impair its ability to execute its business plans.

Alpha Modus may not be able to protect its intellectual property rights throughout the world.

Filing, prosecuting, and defending patents in all countries throughout the world would be prohibitively expensive, and intellectual property rights in some countries outside the United States could be less extensive than those in the United States. Alpha Modus may not choose, or be able, to obtain patent protection outside the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States, even in jurisdictions where Alpha Modus does pursue patent protection. Consequently, Alpha Modus may not be able to prevent third parties from practicing its intellectual property in all countries outside the United States, even in jurisdictions where it does pursue patent protection.

Competitors may use Alpha Modus’ technologies in jurisdictions where it has not pursued and obtained patent protection and, further, may export otherwise infringing products to territories where Alpha Modus has patent protection, but enforcement is not as strong as that in the United States. These products may compete with Alpha Modus’ technologies. Alpha Modus’ patents or other intellectual property rights may not be effective or sufficient to prevent them from competing.

Many companies have encountered significant problems in protecting and defending intellectual property rights in foreign jurisdictions. The legal systems of certain countries, particularly certain developing countries, do not favor the enforcement of patents, trade secrets, and other intellectual property protection, particularly those relating to technology products, which could make it difficult for Alpha Modus to stop infringement of its intellectual property. Proceedings to enforce patent rights in foreign jurisdictions could result in substantial costs and divert Alpha Modus’ efforts and attention from other aspects of its business, could put its patents at risk of being invalidated or interpreted narrowly and patent applications at risk of not issuing, and could provoke third parties to assert claims against it. Alpha Modus may not prevail in any lawsuits that it initiates, and the damages or other remedies awarded, if any, may not be commercially meaningful. Accordingly, Alpha Modus’ efforts to enforce intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from its intellectual property.

Many countries have compulsory licensing laws under which a patent owner may be compelled to grant licenses to third parties. In addition, many countries limit the enforceability of patents against government agencies or government contractors. In these countries, the patent owner may have limited remedies, which could materially diminish the value of such patent. If Alpha Modus is forced to grant a license to third parties with respect to any of its patents, its competitive position may be impaired, and its business, financial condition, results of operations, and prospects may be adversely affected.

Risks Related to Being a Public Company

Alpha Modus will incur increased costs as a result of operating as a public company, and its management will devote substantial time to compliance with its public company responsibilities and corporate governance practices.

Alpha Modus will incur significant legal, accounting and other expenses that it did not incur as a private company, and these expenses may increase even more after Alpha Modus is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, Alpha Modus will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, and the Dodd-Frank Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq, and other applicable securities rules and regulations, which impose various requirements on public companies, including the establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices. Alpha Modus’ management and other personnel will need to devote a substantial amount of time to these public company requirements. Moreover, Alpha Modus expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. The increased costs will increase Alpha Modus’ net loss. Alpha Modus may need to hire additional legal, accounting and financial staff with appropriate public company experience and technical accounting knowledge and maintain an internal audit function.

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In addition, changing laws, regulations, and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time consuming. These laws, regulations, and standards are subject to varying interpretations and may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. Alpha Modus intends to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If Alpha Modus’s efforts to comply with new laws, regulations, and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against Alpha Modus and its business may be adversely affected.

The rules and regulations applicable to public companies make it more expensive for Alpha Modus to obtain and maintain director and officer liability insurance, and Alpha Modus may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for Alpha Modus to attract and retain qualified members of its board of directors, particularly to serve on Alpha Modus’s audit committee and compensation committee, and qualified executive officers.

Alpha Modus cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for Alpha Modus to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.

Alpha Modus’ management team has limited experience managing a Nasdaq-listed public company.

Alpha Modus’ management team has limited experience managing a Nasdaq-listed public company, interacting with public company investors and complying with the increasingly complex laws pertaining to exchange-listed public companies. Alpha Modus’ management team may not successfully or efficiently manage their new roles and responsibilities. Alpha Modus’ transition to being a public company subjects it to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from Alpha Modus’ senior management and could divert their attention away from the day-to-day management of Alpha Modus’ business, which could adversely affect Alpha Modus’ business, financial condition, and operating results.

If we were deemed to be an investment company for purposes of the Investment Company Act of 1940, as amended (the “Investment Company Act”), we may be required to liquidate the Company.

There is currently uncertainty concerning the applicability of the Investment Company Act to a special purpose acquisition company (“SPAC”), and we, as a former SPAC, may in the future be subject to a claim that we have been operating as an unregistered investment company. If we are deemed to be an investment company for purposes of the Investment Company Act, we may be required to liquidate. If we are required to liquidate, our investors would not be able to realize the benefits of owning stock in a successor operating business, including the potential appreciation in the value of our stock and warrants following such a transaction, and our warrants would expire worthless.

Upon closing our initial IPO in September 2021, the net proceeds of the IPO and of a private offering of warrants were placed in a trust account located in the United States with Continental Stock Transfer & Trust Company acting as trustee, and invested only in U.S. “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invested only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the trust account as described below. The longer that the funds in the trust account were held in short-term U.S. government securities or in money market funds invested exclusively in such securities, the greater the risk that we may be considered an unregistered investment company, in which case we would be required to register as an investment company with the SEC.

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Alpha Modus is a “controlled company” within the meaning of the listing rules of Nasdaq and, as a result, can rely on exemptions from certain corporate governance requirements that provide protection to shareholders of other companies.

Alpha Modus’ CEO, William Alessi, will be deemed to beneficially own or control in excess of 74.3% of Alpha Modus’s common stock and 90% of Alpha Modus’s preferred stock. As a result, Alpha Modus would be deemed to be a “controlled company” as defined under the listing rules of Nasdaq. Under Nasdaq listing rules, controlled companies are companies of which more than 50% of the voting power for the election of directors is held by an individual, a group, or another company. For as long as Alpha Modus remains a controlled company, Alpha Modus will be permitted to elect to rely on certain exemptions from Nasdaq’s corporate governance rules, including the following:

●	an exemption from the rule that a majority of its board of directors must be independent directors;

●	an exemption from the rule that its compensation committee be composed entirely of independent directors;

●	an exemption from the rule that its director nominees must be selected or recommended solely by independent directors or a nominating committee composed solely of independent directors;

Although Alpha Modus does not currently intend for Alpha Modus to rely on the “controlled company” exemptions to Nasdaq’s corporate governance rules, Alpha Modus could elect to rely on these exemptions in the future. If it elected to rely on those “controlled company” exemptions, a majority of the members of Alpha Modus’s board of directors might not be independent directors, its nominating and corporate governance and compensation committees might not consist entirely of independent directors, and you would not have the same protection afforded to shareholders of companies that are subject to all of Nasdaq’s corporate governance rules.

Alpha Modus may issue additional shares of common or preferred stock, which would dilute the interests of stockholders and likely present other risks.

Alpha Modus may issue additional shares of common or preferred stock for financing or other reasons. The issuance of additional shares of common or preferred stock:

●	may significantly dilute the equity interest of existing investors;

●	may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded to holders of common stock;

●	could cause a change in control if a substantial number of common stock is issued, which may affect, among other things, Alpha Modus’s ability to use its net operating loss carry forwards, if any, and could result in the resignation or removal of Alpha Modus’s present officers and directors; and

●	may adversely affect prevailing market prices for Alpha Modus’s common stock and/or warrants.

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We may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of our Common Stock after December 31, 2022.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because we are a Delaware corporation and because our securities trade on Nasdaq, we are a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), who has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of our IAC Class A common stock after December 31, 2022, including redemptions in connection with the Business Combination, unless an exemption is available. Generally, issuances of securities by us in connection with our initial Business Combination transaction (including any PIPE transaction at the time of our initial Business Combination), as well as any other issuances of securities not in connection with our initial Business Combination, would be expected to reduce the amount of the Excise Tax in connection with redemptions occurring in the same calendar year. In addition, the Excise Tax would be payable by us, and not by the redeeming holder. Further, based on recently issued interim guidance from the IRS and Treasury, subject to certain exceptions, the Excise Tax should not apply in the event of IAC’s liquidation. As of September 30, 2025, the Company had an Excise Tax payable of $2,348,302.

We do not expect that we will pay dividends in the foreseeable future.

We expect that we will retain most, if not all, of our available funds and any future earnings to fund our operations and the development and growth of our business. As a result, we do not expect that we will pay any cash dividends on our common stock in the foreseeable future.

The Company’s board of directors will have complete discretion as to whether to distribute dividends. Even if the board of directors decides to declare and pay dividends, the timing, amount, and form of such dividends, if any, will depend on the future results of operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by the Company from its subsidiaries, the Company’s financial condition, contractual restrictions, and other factors deemed relevant by the board of directors. There is no guarantee that the shares of Company common stock will appreciate in value or that the trading price of the shares will not decline. Holders of the Company common stock should not rely on an investment in shares of common stock as a source for any future dividend income.

The existence of indemnification rights to the Company’s directors, officers, and employees may result in substantial expenditures by the Combined Company and may discourage lawsuits against its directors, officers, and employees.

The Amended and Restated Charter contains indemnification provisions obligating the Company to provide indemnification for its directors, officers, and employees in certain circumstances. Such indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against its directors, executive officers, and employees, which it may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against its directors and executive officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by its stockholders against its directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

If the Company fails to develop or maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent financial fraud. As a result, current and potential stockholders could lose confidence in its financial reporting.

The Company is subject to the risk that its independent registered public accounting firm could communicate to its board of directors that it has deficiencies in its internal control structure that they consider to be “significant deficiencies.” A “significant deficiency” is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is more than a remote likelihood that a material misstatement of the entity’s financial statements will not be prevented or detected by the entity’s internal controls.

Effective internal control is necessary to provide reliable financial reports and effectively prevent fraud. If the Company cannot provide reliable financial reports or prevent fraud, it could be subject to regulatory action or other litigation and its operating results could be harmed.

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The Company’s intended business, operations, and accounting are expected to be substantially more complex than they have been to date. It may be time consuming, difficult, and costly for the Company to develop and implement the internal control and reporting procedures required by the Exchange Act. the Company may need to hire additional financial reporting, internal control, and other finance personnel in order to develop and implement appropriate internal control and reporting procedures. If the Company is unable to comply with the internal control over financial reporting requirements of the Exchange Act, then it may not be able to obtain the required independent accountant certifications, which may preclude it from keeping its filings current with the SEC.

Further, a material weakness in the effectiveness of internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce the Company’s ability to obtain financing, and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on its business, results of operations, and financial condition.

If the Company is unable to implement and maintain effective internal control over financial reporting, including as applicable standards governing internal control are modified, supplemented, or amended from time to time, the Company may not be able to ensure that it can conclude on an ongoing basis that it has effective internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could cause the Company to face regulatory action and cause investors to lose confidence in its reported financial information, either of which could adversely affect the value of the Company common stock.

Risks Related to Ownership of Alpha Modus’s Shares

The Amended and Restated Charter requires, to the fullest extent permitted by law, that derivative actions brought in the Company’s name, as applicable, against their respective directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware, which may have the effect of discouraging lawsuits against the Company’s directors, officers, other employees or stockholders, as applicable.

The Amended and Restated Charter requires, to the fullest extent permitted by law, that derivative actions brought in Alpha Modus’s name, as applicable, against their respective directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware or, if the Court of Chancery does not have subject matter jurisdiction, in the federal district court of the State of Delaware. This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Alpha Modus, or any of their respective directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although their respective stockholders will not be deemed to have waived their compliance with federal securities laws and the rules and regulations thereunder. However, there is no assurance that a court would enforce the choice of forum provision contained in the Amended and Restated Charter. If a court were to find such provision to be inapplicable or unenforceable in an action, Alpha Modus may incur additional costs associated with resolving such action in other jurisdictions, which could harm their business, operating results and financial condition.

The Amended and Restated Charter provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. The Amended and Restated Charter also provides that to the fullest extent permitted by applicable law, the federal district courts of the United States will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

The exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, federal courts will have exclusive jurisdiction over suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, both state and federal courts have jurisdiction to entertain such claims. As noted above, the Amended and Restated Charter provides that the federal district courts of the United States will be, to the fullest extent permitted by applicable law, the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Due to the concurrent jurisdiction for federal and state courts created by Section 22 of the Securities Act over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder, there is uncertainty as to whether a court would enforce the exclusive form provision. Investors also cannot waive compliance with the federal securities laws and the rules and regulations thereunder.

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Anti-takeover provisions contained in the Amended and Restated Charter and the Company’s Bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

The Amended and Restated Charter and the Company’s Bylaws contain provisions that could have the effect of delaying or preventing changes in control or changes in our management without the consent of our board of directors. These provisions include:

●	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

●	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director with or without cause by stockholders, which prevents stockholders from being able to fill vacancies on our board of directors;

●	the ability of our board of directors to determine whether to issue shares of our preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

●	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

●	the requirement that a special meeting of stockholders may be called only by the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	controlling the procedures for the conduct and scheduling of stockholder meetings;

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●	providing for a staggered board, in which the members of the board of directors are divided into three classes to serve for a period of three years from the date of their respective appointment or election;

●	granting the ability to remove directors with cause by the affirmative vote of 66 2∕3% in voting power of the outstanding shares of Alpha Modus common stock entitled to vote thereon;

●	requiring the affirmative vote of at least 66 2∕3% of the voting power of the outstanding shares of capital stock of Alpha Modus entitled to vote generally in the election of directors, voting together as a single class, to amend the Proposed Bylaws or certain sections of the Amended and Restated Charter; and

●	advance notice procedures that stockholders must comply with in order to nominate candidates to Alpha Modus Board or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of Alpha Modus.

These provisions, alone or together, could delay hostile takeovers and changes in control of Alpha Modus or changes in Alpha Modus Board and Alpha Modus’s management.

As a Delaware corporation, we are also subject to provisions of Delaware law, including Section 203 of the DGCL, which prevents some stockholders holding more than 15% of our outstanding common stock from engaging in certain business combinations without approval of the holders of substantially all of Alpha Modus common stock. Any provision of Amended and Restated Charter, the Proposed Bylaws or Delaware law that has the effect of delaying or deterring a change in control could limit the opportunity for our stockholders to receive a premium for their shares of Alpha Modus common stock and could also affect the price that some investors are willing to pay for Alpha Modus common stock. For more information, see the section of this proxy statement/prospectus captioned “Description of Securities— Certain Anti-Takeover Provisions of Delaware Law and the IAC Charter and Bylaws.”

Claims for indemnification by Alpha Modus’s directors and officers may reduce Alpha Modus’s available funds to satisfy successful third-party claims against Alpha Modus and may reduce the amount of money available to Alpha Modus.

The Company’s Bylaws provide that Alpha Modus will indemnify its directors and officers, in each case to the fullest extent permitted by Delaware law. In addition, as permitted by Section 145 of the DGCL, the Bylaws and indemnification agreements that the Company has entered into with its directors and officers provide that:

●	Alpha Modus will indemnify its directors and officers for serving Alpha Modus in those capacities or for serving other business enterprises at its request, to the fullest extent permitted by Delaware law. Delaware law provides that a corporation may indemnify such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful;

●	Alpha Modus may, in its discretion, indemnify employees and agents in those circumstances where indemnification is permitted by applicable law;

●	Alpha Modus will be required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such directors or officers shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification;

●	Alpha Modus will not be obligated pursuant to its Proposed Bylaws to indemnify a person with respect to proceedings initiated by that person against Alpha Modus or its other indemnitees, except with respect to proceedings authorized by its board of directors or brought to enforce a right to indemnification; and

●	the rights conferred in the Proposed Bylaws are not exclusive, and Alpha Modus is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

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If securities or industry analysts do not publish or cease publishing research or reports about Alpha Modus, its business, or its market, or if they change their recommendations regarding Alpha Modus’s securities adversely, the price and trading volume of Alpha Modus’s securities could decline.

The trading market for Alpha Modus’s securities will be influenced by the research and reports that industry or securities analysts may publish about Alpha Modus, its business, market or competitors. Securities and industry analysts do not currently, to the knowledge of management, and may never, publish research on Alpha Modus. If no securities or industry analysts commence coverage of Alpha Modus, Alpha Modus’s share price and trading volume would likely be negatively impacted. If any of the analysts who may cover Alpha Modus change their recommendation regarding Alpha Modus common stock adversely, or provide more favorable relative recommendations about Alpha Modus’s competitors, the price of shares of Alpha Modus common stock would likely decline. If any analyst who may cover Alpha Modus were to cease coverage of Alpha Modus or fail to regularly publish reports on it, Alpha Modus could lose visibility in the financial markets, which in turn could cause its share price or trading volume to decline.

The Company’s Series C Preferred Stock, and the future issuances of other debt securities and equity securities, may adversely affect us, including the market price of the Company’s common stock and be dilutive to existing stockholders.

We issued 7,500,000 shares of Series C Preferred Stock in the Business Combination. The Series C Preferred Stock will generally be convertible at any time 18 months following the Closing of the Business Combination and may convert in some circumstances into more than 7,500,000 shares of common stock. Conversion of the Series C Preferred Stock into common Stock will be dilutive to existing stockholders and may reduce the market price of common stock. For example, if there has never been a Trigger Event (as defined below), shares of Series C Preferred Stock, which have a deemed face value of $10.00 per share (the “Face Value”) will convert into shares of common stock at the lesser of the Face Value or the average of the 5 lowest closing prices of common stock during the 10 trading days preceding conversion. However, following a following any Trigger Event, such conversion shall be at the lesser of the Face Value or 50.0% of the average of the lowest closing prices during the 10 trading days preceding conversion. “Trigger Event” generally means (i) the Company’s failure to deliver conversion shares when required; (ii) violation of or failure to timely perform any covenant in the designation of the rights of the Series C Preferred Stock; (iii) suspension from trading or delisting from the Company’s principal trading exchange or market; (iv) notification of an intention not to comply with a conversion notice; (v) bankruptcy, insolvency, reorganization, liquidation or similar proceedings; (vi) the appointment of a custodian, receiver or similar official for the Company; (vii) judgments in excess of $500,000 which are not stayed or satisfied within 30 days of entry; (viii) failure to comply with reporting requirements of Securities Exchange Act; (ix) any regulatory, administrative or enforcement proceeding is initiated against IAC; or (x) any material provision of the designation of the rights of the Series C Preferred Stock ceases to be valid or is contested. As a result, regardless of whether a Trigger Event occurs, if the trading price of the Company’s common stock is less than $10.00/share at the time of conversion, the Series C Preferred Stock will generally convert into more than 7,500,000 shares, and if the trading price is substantially lower than $10.00/share or a Trigger Event occurs, into substantially more than 7,500,000 shares.

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Additionally, shares of Series C Preferred Stock will rank senior to the Company’s common stock with respect to rights upon liquidation, winding up or dissolution. The Series C Preferred Stock has a liquidation preference of $10.00 per share or an aggregate liquidation preference of $75,000,000 over holders of common stock. This preference, and conversion rights associated with the Series C Preferred Stock, may adversely affect us and reduce returns for holders, or the market price, of the Company’s common stock.

Additionally, in the future, we may incur debt or issue other equity ranking senior to the Company’s common stock, like the Series C Preferred Stock. Those securities will generally have priority upon liquidation. Such securities also may be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Company’s common stock. Because our decision to issue debt or equity in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. As a result, future capital-raising efforts may reduce the market price of the Company’s common stock and be dilutive to existing stockholders.

There can be no assurance that the Company’s common stock will continue to be so listed, or that we will be able to comply with the continued listing standards of Nasdaq.

There can be no assurance that the Company’s common stock will continue to be listed on the Nasdaq, or that we will be able to comply with Nasdaq’s continued listing standards. If Nasdaq delists Alpha Modus’s shares from trading on its exchange for failure to meet Nasdaq’s listing standards, Alpha Modus and its stockholders could face significant material adverse consequences including, but not limited to:

●	a limited availability of market quotations for Alpha Modus’s securities;

●	reduced liquidity for Alpha Modus’s securities;

●	a determination that Alpha Modus common stock is a “penny stock” which will require brokers trading in Alpha Modus common stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for Alpha Modus common stock;

●	a limited amount of analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because Alpha Modus common stock and Public Warrants are listed on Nasdaq, they are covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state, other than the State of Idaho, having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if Alpha Modus was no longer listed on Nasdaq, Alpha Modus’s securities would not be covered securities and Alpha Modus would be subject to regulation in each state in which Alpha Modus offers its securities.

An active market for Alpha Modus’s securities may not develop, which would adversely affect the liquidity and price of Alpha Modus’s securities.

The price of Alpha Modus’s securities may vary significantly due to factors specific to Alpha Modus as well as to general market or economic conditions. Furthermore, an active trading market for Alpha Modus’s securities may never develop or, if developed, it may not be sustained. Holders of Alpha Modus’s securities may be unable to sell their securities unless a market can be established and sustained.

The market price of the Company’s common stock may decline.

Fluctuations in the price of the Company’s securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been an active public market for the Company’s common stock. If an active market for Alpha Modus’s securities develops and continues, the trading price of Alpha Modus’s securities in the future could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond Alpha Modus’s control. Any of the factors listed below could have a material adverse effect on your investment in Alpha Modus’s securities and Alpha Modus’s securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Alpha Modus’s securities may not recover and may experience a further decline.

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The market price of Alpha Modus common stock may decline for a number of other reasons including if:

●	investors react negatively to the prospects of Alpha Modus’s business operations, results, and prospects;

●	actual or anticipated fluctuations in Alpha Modus’s quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

●	changes in the market’s expectations about Alpha Modus’s operating results;

●	success of competitors;

●	changes in financial estimates and recommendations by securities analysts concerning Alpha Modus or the AI industry in general;

●	operating and share price performance of other companies that investors deem comparable to Alpha Modus;

●	Alpha Modus’s ability to market new and enhanced products and technologies on a timely basis;

●	changes in laws and regulations affecting Alpha Modus’s business;

●	Alpha Modus’s ability to meet compliance requirements;

●	commencement of, or involvement in, litigation involving Alpha Modus;

●	changes in Alpha Modus’s capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of Alpha Modus’s shares of common stock available for public sale; or

●	any major change in Alpha Modus’s Board or management.

Future sales, or the perception of future sales, by Alpha Modus or its stockholders in the public market could cause the market price for Alpha Modus common stock to decline.

The sale of shares of Alpha Modus common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of Alpha Modus common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for Alpha Modus to sell equity securities in the future at a time and at a price that it deems appropriate.

All shares currently held by public stockholders and all of the shares issued in the Business Combination to existing Alpha Modus stockholders are freely tradable without registration under the Securities Act, and without restriction by persons other than Alpha Modus’s “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including Alpha Modus’s directors, executive officers and other affiliates.

Certain existing Alpha Modus stockholders, who collectively own 4,342,308 shares of Alpha Modus common stock following the Business Combination and 7,500,000 shares of Alpha Modus Series C Preferred Stock (all of which shares are deemed to be owned by William Alessi, the CEO of Alpha Modus, as Mr. Alessi or his spouse have voting and dispositive power with respect to those shares), have agreed pursuant to a lock-up agreement not to dispose of (or hedge) more than 2,484,616 shares Alpha Modus common stock or securities convertible into or exchangeable for shares of Alpha Modus common stock during the period from the date of the Closing continuing through the earliest of: (i) the date that is one year from the Closing Date, (ii) the last trading day when the last reported sale price of Alpha Modus common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for 20 trading days within any 30-trading day period at least one year after the Closing Date, or (iii) such date on which Alpha Modus completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Alpha Modus stockholders having the right to exchange their shares of Alpha Modus common stock for cash, securities or other property. Because 2,484,616 shares of Alpha Modus common stock held by those stockholders are not subject to those lock-up restrictions (and are being registered for resale), those stockholders may sell those shares, which could cause the market price of Alpha Modus common stock to decline.

In the future, Alpha Modus may also issue its securities in connection with investments or acquisitions. The amount of shares of Alpha Modus common stock issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding shares of Alpha Modus common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to Alpha Modus stockholders.

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Alpha Modus’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its Securities.

On January 6, 2025, Alpha Modus received a written notice from the Listing Qualifications Department of Nasdaq indicating that the Company no longer met the minimum market value of publicly held shares (“MVPHS”) of $15,000,000 required by Nasdaq’s listing rules to be listed on the Nasdaq Global Market. On February 5, 2025, Alpha Modus received another written notice from Nasdaq indicating that the Company no longer met the minimum market value of listed securities (“MVLS”) of $50,000,000 required by Nasdaq’s listing rules to be listed on the Nasdaq Global Market. On July 10, 2025, Nasdaq approved the Company’s application to transfer its securities listings from the Nasdaq Global Market to the Nasdaq Capital Market, and the Company’s securities listings were transferred to the Nasdaq Capital Market on July 14, 2025. The listing transfer resolved the MVPHS and MVLS deficiencies.

If Alpha Modus is unable to remain in compliance with the Nasdaq Capital Market’s listing rules, such as Nasdaq’s corporate governance requirements or minimum closing bid price requirement, Nasdaq may take steps to delist the Company’s securities. Such a delisting would likely have a negative effect on the price of the securities and would impair your ability to sell or purchase the securities when you wish to do so. In the event of a delisting, Alpha Modus can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its securities to become listed again, stabilize the market price or improve the liquidity of its securities, prevent its securities from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if Alpha Modus’s securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of our securities may be more limited than if we were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Alpha Modus qualifies as an “emerging growth company” as well as a smaller reporting company within the meaning of the Securities Act, and if Alpha Modus takes advantage of certain exemptions from disclosure requirements available to emerging growth companies or smaller reporting companies, this could make Alpha Modus’s securities less attractive to investors and may make it more difficult to compare Alpha Modus’s performance with other public companies.

Alpha Modus qualifies as an “emerging growth company” within the meaning of Section 2(a)(19) of the Securities Act, as modified by the JOBS Act. As such, Alpha Modus may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies for as long as Alpha Modus continues to be an emerging growth company, including, but not limited to, (i) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, (ii) reduced disclosure obligations regarding executive compensation in Alpha Modus’s periodic reports and proxy statements and (iii) exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. As a result, Alpha Modus’s stockholders may not have access to certain information they may deem important. Alpha Modus will remain an emerging growth company until the earliest of (i) the last day of the fiscal year in which the market value of Alpha Modus common stock that is held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter, (ii) the last day of the fiscal year in which Alpha Modus has total annual gross revenue of $1.07 billion or more during such fiscal year (as indexed for inflation), (iii) the date on which Alpha Modus has issued more than $1 billion in non-convertible debt in the prior three-year period or (iv) the last day of the fiscal year following the fifth anniversary of the date of the first sale of common stock in the IAC IPO. Investors may find Alpha Modus’s securities less attractive because Alpha Modus will rely on these exemptions. Alpha Modus cannot predict whether investors will find its securities less attractive because it will rely on these exemptions. If some investors find Alpha Modus’s securities less attractive as a result of its reliance on these exemptions, the trading prices of Alpha Modus’s securities may be lower than they otherwise would be, there may be a less active trading market for its securities and the trading prices of its securities may be more volatile.

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Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Alpha Modus’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Additionally, Alpha Modus will qualify as a “smaller reporting company” as defined in Item 10(f)(1) of Regulation S-K. Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Alpha Modus will remain a smaller reporting company until the last day of the fiscal year in which (i) the market value of Alpha Modus common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter, or (ii) its annual revenues exceeded $100 million during such completed fiscal year and the market value of Alpha Modus common stock held by non-affiliates exceeds $700 million as of the end of that year’s second fiscal quarter. To the extent Alpha Modus takes advantage of such reduced disclosure obligations, it may also make comparison of its financial statements with other public companies difficult or impossible.

Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate our initial business combination, require substantial financial and management resources, and increase the time and costs of completing an initial business combination.

Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls. Only in the event we are deemed to be a large accelerated filer or an accelerated filer, and no longer qualify as an emerging growth company, will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. The fact that we are a blank check company makes compliance with the requirements of the Sarbanes-Oxley Act particularly burdensome on us as compared to other public companies because a target business with which we seek to complete our initial business combination may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of its internal controls. The development of the internal control of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such business combination.

We have identified material weakness in our internal control over financial reporting. This material weakness could continue to adversely affect our ability to report our results of operations and financial condition accurately and in a timely manner.

We have concluded that our internal control over financial reporting was ineffective as of December 31, 2024, and as of December 31, 2023, because material weaknesses existed in our internal control over financial reporting. We have taken a number of measures to remediate the material weaknesses described therein; however, if we are unable to remediate our material weaknesses in a timely manner or we identify additional material weaknesses, we may be unable to provide required financial information in a timely and reliable manner and we may incorrectly report financial information. Likewise, if our financial statements are not filed on a timely basis, we could be subject to sanctions or investigations by the stock exchange on which our Class A common stock is listed, the SEC or other regulatory authorities. Failure to timely file will cause us to be ineligible to utilize short form registration statements on Form S-3 or, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. In either case, the existence of material weaknesses or significant deficiencies in internal control over financial reporting could adversely affect our business and our reputation or investor perceptions of us, which could have a negative effect on the trading price of our stock. In addition, we will incur additional costs to remediate material weaknesses in our internal control over financial reporting.

Our management is responsible for establishing and maintaining adequate internal control over financial reporting designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Our management is likewise required, on a quarterly basis, to evaluate the effectiveness of our internal controls and to disclose any changes and material weaknesses identified through such evaluation of those internal controls. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.

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We can give no assurance that the measures we have taken and plan to take in the future will remediate the material weaknesses in our internal control over financial reporting or that any additional material weaknesses or restatements of financial results will not arise in the future due to a failure to implement and maintain adequate internal control over financial reporting or circumvention of these controls. In addition, even if we are successful in strengthening our controls and procedures, in the future those controls and procedures may not be adequate to prevent or identify irregularities or errors or to facilitate the fair presentation of our financial statements.

The exercise of registration rights may adversely affect the market price of our common stock.

Certain of our stockholders will continue to have registration rights for restricted securities in the future. We are obligated to register certain securities, including shares of common stock held by the Sponsor or its assignees and shares of Alpha Modus common stock received by certain significant Alpha Modus stockholders as part of the Business Combination. We are obligated to (i) file a resale “shelf” registration statement to register such securities (and any shares of Alpha Modus common stock into which they may be exercised following the consummation of the Business Combination) after filing an amendment to this proxy statement/prospectus following the receipt of the first round of SEC comments, and (ii) use reasonable best efforts to cause such registration statement to be declared effective by the SEC as soon as reasonably practicable. We previously filed two resale registration statements, and they were declared effective by the SEC on February 14, 2025, and May 23, 2025. Sales of a substantial number of shares of Alpha Modus common stock pursuant to the resale registration statements in the public market could occur at any time the registration statements remain effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Alpha Modus common stock.

In connection with the Amended Registration Rights Agreement executed simultaneously with the Business Combination Agreement, approximately 4,500,000 shares of Alpha Modus common stock, held by the Sponsor and the Anchor Investors, as defined herein, approximately 4,340,000 shares of Alpha Modus common stock deemed to be beneficially owned by William Alessi, and up to 8,700,000 shares of Alpha Modus common stock underlying the Private Placement Warrants held by Sponsor and the underwriter are entitled to registration rights. This amount of shares subject to registration rights does not include any earnout shares which the Sponsor may receive following the closing of the Business Combination Agreement. In the event the Sponsor does receive any earnout shares, the Sponsor will have registration rights with respect to such earnout shares.

USE OF PROCEEDS

All of the common stock and IPO Private Placement Warrants and Note Placement Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We will receive up to an aggregate of approximately $87,304,988 from the exercise of the IPO Private Placement Warrants and Note Placement Warrants being registered, assuming the exercise in full of all of those warrants for cash. We expect to use the net proceeds, if any, from the exercise of those warrants for working capital and general corporate purposes. Because the exercise prices of those warrants (of $1.10, $1.00, and $11.50 per share) exceed the current trading price of our common stock, it is unlikely that holders of those warrants will be able to exercise such warrants in the near future, if at all. As a result, we are unlikely to receive any proceeds from the exercise of those warrants in the near future, if at all. We will have broad discretion over the use of proceeds from the exercise of the IPO Private Placement Warrants and Note Placement Warrants. There is no assurance that the holders of the IPO Private Placement Warrants and Note Placement Warrants will elect to exercise any or all of such warrants, and there may be no economic incentive for such holders to exercise unless and until the trading price of our common stock materially increases. To the extent that any of our warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the warrants will decrease.

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In considering our capital requirements and sources of liquidity, we have not relied on the receipt of proceeds from the exercise of the IPO Private Placement Warrants or Note Placement Warrants. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for more information.

MARKET PRICE AND DIVIDEND INFORMATION

Market Information

Our common stock and Public Warrants are currently listed on Nasdaq under the symbol “AMOD” and “AMODW,” respectively. As of December 3, 2025, the closing price of our common stock and Warrants was $0.75 and $0.08, respectively. As of December 3, 2025, there were 127 holders of record of our common stock and 21 holders of record of our Warrants.

Dividend Policy

We currently intend to retain all available funds and any future earnings to fund the growth and development of our business. We have never declared or paid any cash dividends on our capital stock. We do not intend to pay cash dividends to our stockholders in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, general business conditions, and other factors that our board of directors may deem relevant.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References in this section to “we,” “our,” “us,” and “Alpha Modus” generally refer to Alpha Modus, Corp. prior to the Business Combination and to Alpha Modus Holdings, Inc. and its consolidated subsidiaries after giving effect to the Business Combination. References to “Legacy Alpha Modus” generally refer to Alpha Modus, Corp., and references to the “Company” generally refer to Alpha Modus Holdings, Inc. The following discussion and analysis of our results of operations and financial condition should be read in conjunction with the section entitled “Business” and our financial statements and related notes and other information included elsewhere in this prospectus. This discussion contains forward-looking statements based upon our current expectations, estimates and projections that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements due to, among other considerations, the matters discussed under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

Company Background

The Company was a blank check company known as “Insight Acquisition Corp.” On December 13, 2024, the Company completed a business combination with Alpha Modus, Corp., a Florida corporation. At closing of the business combination, the Company’s name was changed to “Alpha Modus Holdings, Inc.,” and the Company’s operations are now those of Alpha Modus, Corp.

Alpha Modus builds AI-powered retail intelligence technologies that connect sensing, decisioning, and engagement in physical stores. The Company’s patent portfolio spans computer vision, behavioral analytics, contextual advertising, pricing and promotions, and closed-loop measurement. Alpha Modus partners with retailers and integrators to deliver secure, scalable systems that make stores smarter, faster, and more profitable.

Vision & Mission

The Alpha Modus technology ecosystem aims to be the engine behind the most transformative retail and digital commerce experiences globally. Alpha Modus is focused on (i) empowering innovation through a scalable, IP-driven platform to deliver transformative retail and digital commerce experiences, (ii) combining technology, services and strategic partnerships to provide a comprehensive ecosystem to drive growth, and (iii) enabling IP-powered innovation across retail, digital engagement, and connected commerce, leveraging its diverse patent portfolio to unlock new opportunities.

Market Dynamics

There is expected to be approximately $62.35 billion U.S. retail media advertising spend in 2025, which is projected to surpass $97 billion in 2028 (eMarketer, Jan 29, 2025, https://www.emarketer.com/content/retail-media-forecast-report-update). Approximately $3.8 trillion in digitally influenced U.S. retail sales are expected in 2027, with 75% of in-store sales tied to digital engagement (Profitero+, June 17, 2025, https://www.profitero.com/blog/digitally-influenced-sales-phrase-that-unlocks-buyin-budget-for-ecommerce-leader). 53% of retailers deploy AI-powered signage, kiosks, & in-store targeting (NVIDIA, https://images.nvidia.com/aem-dam/Solutions/documents/retail-state-of-ai-report.pdf). Financial service kiosks for the underbanked are growing at approximately 16% CAGR (2025-2030) (Grand View Research, https://www.grandviewresearch.com/industry-analysis/bank-kiosk-market). AI personalization will influence approximately $1.3 trillion in retail spend by 2025 (Qualtrics, March 18, 2025 https://www.qualtrics.com/news/qualtrics-report-executives-are-hesitant-to-lead-in-ai-transformation-putting-up-to-1-3-trillion-at-risk/).

Ecosystem Overview

The Alpha Modus ecosystem is an intellectual property-driven environment that combines patented technologies, service infrastructure, and strategic partnerships to power scalable, defensible innovation across retail, digital engagement, and connected commerce. This ecosystem enables IP-powered innovation by integrating a robust patent portfolio with flexible licensing, a comprehensive service suite, and a growing partner network. Alpha Modus services are targeted to solution design, support and maintenance, installation and monitoring, call center support, data analytics, and strategy and planning to optimize AI retail applications. Alpha Modus’s software and technological solutions are focused on AI/machine learning, mobile applications, retail management, customer loyalty, and strategy and planning to enhance retail experiences. Alpha Modus’s hardware and infrastructure solutions are focused on tablets and displays, kiosks, and mobile devices as essential hardware components supporting AI retail technologies and customer engagement.

Competitive Advantage

Alpha Modus collaborates with retail technology and service providers to expand market reach and capabilities. The Company’s strategic alliances enable integration of diverse technologies and service offerings, and these partnerships enhance scalability and reduce friction in technology deployment.

Additionally, the Company’s robust intellectual property portfolio includes method patents across retail numerous retail use cases. Patents create defensible market positions and unlock ecosystem advantage. Alpha Modus’s technology ecosystem is designed to empower retail technologies into a unified scalable environment. Alpha Modus’ patent portfolio forms the backbone of its IP-driven ecosystem, covering core methods that power many of today’s AI applications in brick-and-mortar retail—such as smart kiosks, dynamic displays, targeted promotions, consumer analytics, and immersive in-store engagement.

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Key AI-based focus areas of the Company’s technology include the following:

●	Real-Time Inventory Management – Alert sales associates, managers, distributors or brands immediately when inventory is low or out of stock. Help prevent lost sales and improves customer satisfaction by maintaining inventory control in brick-and-mortar and at the point of purchase.

●	Ads Based on Real-Time Customer Data – Serve customized ads or product information in real time based on customer demographic metadata such as age, gender, and emotions. Incorporate third party external data such as geo-location, weather, and events to tailor ads dynamically. Enhance customer engagement by providing relevant and timely information at the point of sale.

●	Customer Assistance Alerts (Shrinkage/Theft Prevention) – Real-time alerts to sales associates for customers needing assistance or suspicious activities at self-checkout, improving customer satisfaction and reducing loss through proactive theft prevention.

●	Smart Planograms – Using in-store data such as dwell time and foot traffic, AI determines optimal display layouts and product placements, improving store flow and increasing sales opportunities.

●	Driving Traffic into Brick-and-Mortar Retail – Stores and brands can leverage customer metadata such as search history, voice, age, gender, and location to send targeted ads for in-store purchases. This customization improves the shopper’s experience by delivering relevant promotions and product recommendations directly at the point of purchase.

●	AI-Generated Ads – Not all ads fit every customer, but brands can use customer data and images to generate targeted and customized ads at the point of purchase. This approach is targeted to enhance the customer experience and drive improved sales by showing the right message to the right audience at the right time.

Corporate Developments

On January 11, 2024, Alpha Modus entered into a license agreement with GZ6G Technologies Corp. (“GZ6G”), which gives GZ6G the right to use Alpha Modus’ patented intellectual property, and pertains to GZ6G’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus for AI-driven advertising solutions for stadiums and event management.

On April 10, 2024, Alpha Modus entered into a license agreement with Xalles Holdings Inc. and its subsidiary, CashXAI Inc. (“CashX”), which gave CashX the exclusive right to use all of Alpha Modus’s patented intellectual property in connection with CashX’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus, in connection with self-service kiosks located in retail food, drug and convenience stores for the purpose of serving unbanked and underbanked consumers, by offering banking, phone and insurance solutions to the consumer. An “unbanked” consumer means a person that does not have a checking or savings account with an FDIC-insured institution, and an “underbanked” consumer means a person that has or had a checking or savings account with an FDIC-insured institution, but regularly uses non-traditional banks such as Venmo or the Cash App, or lenders such as a check cashing company or payday lender. On July 21, 2025, the parties entered into a new agreement, but on or about September 12, 2025, Alpha Modus terminated the agreement with CashX.

Alpha Modus is continuing its efforts to provide mobile, kiosk, back office, and prepaid card services in the United States through its subsidiary, Alpha Modus Financial Services, LLC. Alpha Modus’s Financial Services division is focused on providing services to the underbanked via kiosks placed in retail locations, as well as a mobile application. The Company is targeting a national deployment of kiosks and a mobile application to support underbanked populations. Services include check cashing, money transfer and bill payments. Additional offerings such as gift cards, event tickets, and mobile top ups are anticipated. Comprehensive setup, installation, maintenance, and ongoing support of kiosks is anticipated to ensure service reliability.

Alpha Modus’s strategic alliance with VSBLTY is focused on the use of data and AI in retail settings to enhance the customer experience. VSBLTY offerings include the following: VisionCaptor™ uses artificial intelligence and machine learning to deliver targeted display content at the point of purchase. DataCaptor™ leverages camera and sensor technology through AI tools, enabling real-time analytics and anonymous audience data based on who and what the camera sees. VSBLTY Metrics offers industry-leading measurement that can validate media impressions at the point of sale.

In November 2025, Alpha Modus entered into a confidential patent license and authorized reseller agreement with a U.S.-based technology integrator to expand the reach of Alpha Modus’s AI-driven retail-intelligence ecosystem. The agreement strengthens the Company’s commercialization strategy by enabling qualified partners to integrate, promote, and deploy Alpha Modus’s patented technologies across a broader national footprint. Under the intellectual property license, the technology integrator received a non-exclusive, worldwide license to practice defined Alpha Modus patents covering real-time shopper analytics, in-store assistance, and personalized retail engagement. In consideration, the partner will remit a 10% royalty on gross revenues derived from customer licensed products, with quarterly reporting and payment terms. Reciprocally, Alpha Modus became a non-exclusive reseller of the partner’s digital-signage platform and related services under commercial terms that include a 30% discount from prevailing public pricing. This reciprocal framework establishes mutual market access allowing Alpha Modus to deliver its AI-powered engagement capabilities through integrated display networks while extending its partners’ reach into data-driven retail environments.

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Alpha Modus intends to continue its intellectual property licensing and enforcement efforts in 2026. No assurances can be given that any of these plans will come to fruition or that, if implemented, they will necessarily yield positive results.

2024 Business Combination

The Company was originally incorporated in Delaware on April 20, 2021, as a special purpose acquisition company under the name “Insight Acquisition Corp.” (“INAQ”). On October 13, 2023, the Company and Alpha Modus, Corp. entered into the Business Combination Agreement, which was subsequently amended on June 21, 2024. Pursuant to the Business Combination Agreement, as amended, Alpha Modus, Corp., and the Company agreed that (i) each share of Alpha Modus, Corp. common stock (other than those properly exercising any applicable appraisal rights under applicable law) would be converted into (A) one share of Company common stock, and (B) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero); and (iii) each share of Alpha Modus, Corp. preferred stock (other than those properly exercising any applicable appraisal rights under applicable law) would be converted into (A) one share of Company Series C Preferred Stock, and (B) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero) (collectively the “Merger Consideration”).

The stockholders of Alpha Modus, Corp. may be issued up to 2,200,000 additional shares of Company common stock (the “Earnout Shares”). The Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) trading days within any thirty (30)-consecutive trading day period beginning at least 180 days after the Closing and on or prior to the 5-year anniversary of the Closing, the VWAP of the Company’s common stock equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Earnout Shares earned and issued upon certain changes of control of the Company at or prior to the 5-year anniversary of the Closing.

Additionally, at the Closing, the Company’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) was required to deposit 750,000 shares of Company common stock into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Earnout Shares described above. Additionally, the Company and the Sponsor agreed that the Sponsor will forfeit and cancel 750,000 shares of Company common stock at Closing. Finally, at the Closing, (i) the Company will to use its best efforts to pay off the Company’s loan(s) from Polar Multi-Strategy Master Fund (“Polar”) (expected to be approximately $975,000 at Closing), (ii) the Company will use its best efforts to pay Alpha Modus, Corp.’s loans from Janbella Group, LLC (“Janbella”) (expected to be approximately $1,400,000 at Closing), (iii) the Company will issue to Janbella 1,392,308 shares of Company common stock, (iv) the Company will issue to Michael Singer 125,000 shares of Company common stock, (v) the Company will issue to Cantor Fitzgerald & Co. (“Cantor”) 210,000 shares of Company common stock, and (vi) the Company will issue to Odeon Capital Group, LLC (“Odeon”) 90,000 shares of Company common stock.

Cantor, the representative of the underwriters in the Company’s original IPO in September 2021, was entitled to a deferred underwriting commission upon the closing of the Business Combination of $6,600,000, which amount was not subject to change based on redemption levels. On June 20, 2024, Cantor and Odeon entered into fee modification agreements with the Company pursuant to which (i) Cantor would be issued 210,000 shares of Company common stock and Odeon would be issued 90,000 shares of Company common stock at the closing of the Business Combination, and (ii) Cantor and Odeon would waive the right to any further underwriting commissions or other payments by the Company under its Underwriting Agreement with them, subject to the other terms of those fee modification agreements.

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On October 29, 2024, Company stockholders approved the Business Combination and other transactions and proposal presented within the proxy statement/prospectus in connection with Business Combination transactions.

Financing in Connection with Business Combination

On October 23, 2024, Alpha Modus Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company would sell, and the Investor would purchase, a secured convertible promissory note in the original principal amount of $2,890,000 (the “Note” or the “Convertible Note”) for a net purchase price of $2,600,000 (after deducting an original issue discount of $260,000, and payment of $30,000 for the Investor’s legal, accounting, due diligence, asset monitoring, and other transaction expenses).

The SPA included customary representations, warranties and covenants by the Company and customary closing conditions. The SPA granted the Investor (i) the right to fund up to an additional $5,000,000 to the Company, with the Company’s consent, through the date that is six months following repayment of the Note in full (the “Reinvestment Right”), and (ii) the exclusive right, on customary market terms, to enter into an equity line of credit or other similar financing arrangement with the Company for at least $20,000,000, through the date that is one year following the Purchase Price Date (defined below). Pursuant the SPA, Alpha Modus, Corp. was required to guarantee all of the Company’s obligations under the Note and related transaction documents pursuant to a guaranty agreement (the “Guaranty”), and the Note will also be secured by security agreements (the “Security Agreements”) by and between the Investor and both the Company and Alpha Modus, Corp., granting the Investor first priority security interests in all assets of the Company, as well as all assets of Alpha Modus, Corp., including all of Alpha Modus’ intellectual property (and including Alpha Modus’ patent portfolio) pursuant to a separate intellectual property security agreement (the “IP Security Agreement”). Additionally, the Company and Alpha Modus (collectively the “Borrowers”), and William Alessi, his entity, Janbella Group, LLC, and the trusts deemed to be beneficially owned by Mr. Alessi (each a “Capital Party” and collectively the “Capital Parties”), were required to execute at closing a subordination and voting agreement (the “Subordination Agreement”) pursuant to which (i) all of the Borrowers’ indebtedness and obligations to each Capital Party were subordinated to Investor, (ii) all security interests of any Capital Party were subordinate to Investor’s security interests, (iii) the Borrowers would not make any payments to any Capital Party, (iv) none of the Capital Parties would accelerate any subordinated debt or equity, (v) and no Capital Party would convert or exchange their preferred stock of the Company into Common Stock, until such time as the Investor had been fully paid and all financing agreements between the Investor and the Borrowers were terminated.

The Note matured 18 months following the date the purchase price is delivered to the Company (the “Purchase Price Date”), accrued interest of 10% per annum, was prepayable (after providing five trading days’ notice) at a 20% premium to the then-outstanding balance of the Note, and was convertible into Class A common stock (“Common Stock”) of the Company as described below. Within 30 days of the Purchase Price Date, the Company was obligated to file a registration statement on Form S-1 with the SEC registering a number of shares of Common Stock issuable upon conversion of the Note, and such registration statement was filed as described below.

The Note was convertible at the election of the Investor into shares of Common Stock at any time following the earlier of the effective date of the registration statement described above or one year following the Purchase Price Date, at a conversion price equal to 90% multiplied by the lowest daily volume-weighted average price during the five trading days preceding conversion, and provided that (i) the Investor may not convert the Note into shares of Common Stock to the extent that such conversion would result in the Investor’s beneficial ownership of Common Stock being in excess of 4.99% (or 9.99% if the Company’s market capitalization is less than $10 million), and provided that (ii) the Note is not convertible into a total cumulative number of shares of Common Stock in excess of the number of shares of Common Stock permitted by Nasdaq Listing Rule 5635 (the “Exchange Cap”). Pursuant to the terms of the Note, the Company was required to, within 120 days of the Purchase Price Date, seek shareholder approval of the Note and the issuance of shares of Common Stock, issuable upon conversion of the Note and pursuant to the Reinvestment Right, in excess of the Exchange Cap (the “Shareholder Approvals”). If such shareholder approval is not obtained within 120 days, the Company was required to continue to seek shareholder approval every three months thereafter until shareholder approval is obtained. Pursuant to the Subordination Agreement, each Capital Party was required to vote all of their shares of Company stock in favor of the Shareholder Approvals. Under the SPA, the Company was required to initially reserve 7,500,000 shares of its Common Stock for issuance to the Investor under the Note, and the Company was required to add additional shares to the reserve in increments of 100,000 shares when requested by the Investor if at the time of the request the number of shares being held in reserve is less than three times the number of shares of Common Stock equal to the outstanding balance under the Note divided by the applicable conversion price at that time.

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On December 12, 2024, the Company amended the SPA (the “Amended SPA”) to revise the terms of the Note. Pursuant to the Amended SPA, the Note was not convertible below a floor price of $4.00/share, but if the closing bid price of the Company’s common stock is less than the floor price for ten consecutive trading days, the Company is required to begin making monthly payments under the Note on the date that is 90 days following the original funding date.

On or about December 13, 2024, the Company issued the Note to the Investor, the Note was funded on or about December 16, 2024, and the closing bid price of the Company’s common stock was subsequently less than the $4.00 floor price for more than ten consecutive trading days, which, under the terms of the Amended SPA, would have required the Company to begin making monthly payments under the Note, with those monthly payments commencing on March 16, 2025, and with those monthly payments being equal to 120% multiplied by the outstanding balance divided by the lesser of 6 or the number of months remaining until the Note’s maturity date.

On January 27, 2025, the Company and the Investor entered into an amendment to the Note providing that (i) the Company was not required to begin making monthly payments under the Note until May 16, 2025, (ii) the monthly payments will equal $485,000.00 plus all accrued but unpaid interest, multiplied by 120%, and (iii) the Company would pay to the Investor 50% of all proceeds received by the Company from any equity line of credit or similar arrangement within one trading day of receipt by the Company.

On April 28, 2025, the Company and the Investor entered into a second amendment to the Note (the “Second Amendment”) providing that (i) the 20% prepayment penalty under the Note was eliminated, but the outstanding balance of the Note was increased to $3,597,501.71 (i.e., the outstanding balance under the Note as of April 28, 2025, plus the prepayment penalty of 20% as of April 28, 2025), (ii) the Company would have the right on up to three occasions to extend the monthly payment start date for one month, with the outstanding balance automatically increasing by one percent for each extension, (iii) the monthly payments would equal $582,000 plus all accrued but unpaid interest, (iv) the floor price was reduced to $1.25, (v) the Investor’s beneficial ownership limitation was increased to 9.99%, (vi) the Company agreed to hold a stockholder meeting within 60 days to approve the issuances to the Investor under the Note and under an equity line of credit agreement with the Investor in excess of the Exchange Cap (as such term was defined in the Note), (vii) the Company agreed to sell the Investor 1,250,000 shares of common stock (the “Pre-Delivery Shares”) for $125, which Pre-Delivery Shares shall be used by the Investor only as pre-delivery shares under the Note and a future equity line of credit agreement between the Company and the Investor, (viii) the Company agreed to file a registration statement to register the Pre-Delivery Shares and other shares of common stock issuable to the Investor upon conversion of the Note, and (ix) the Investor provided its written consent to the Company entering into the Patent Monetization Agreement and Option Agreement described below.

A registration statement registering shares for resale by the Investor was filed by the Company with the SEC pursuant to the Company’s obligations under the Second Amendment to register Pre-Delivery Shares and other shares of common stock issuable to the Investor upon conversion of the Note (of which 1,250,000 Pre-Delivery Shares and 3,000,000 other conversion shares were registered for resale in that registration statement). That registration statement was declared effective by the SEC on May 23, 2025. On May 29, 2025, the Investor converted $767,000 of the Note into 613,600 shares of Company common stock. On June 11, 2025, the Investor converted $125,000 of the Note into 100,000 shares of Company common stock. On July 10, 2025, the Investor converted $162,500 of the Note into 130,000 shares of Company common stock. On July 16, 2025, the Investor converted $150,000 of the Note into 120,000 shares of Company common stock. On July 23, 2025, the Investor converted an aggregate of $2,545,500 of the Note into 2,036,400 shares of Company common stock, leaving a balance due to the Investor under the Note of approximately $11,312.28, which the Company paid on July 23, 2025, satisfying the note in full. On or about July 25, 2025, the Company repurchased the 1,250,000 Pre-Delivery Shares from the Investor for $125, and on or about August 6, 2025, the Pre-Delivery Shares were returned to the Company by the Investor and cancelled.

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Business Combination Closing

On December 13, 2024, the parties to the Business Combination Agreement consummated the Business Combination, and in connection with closing issued the Note to the Investor, and entered into the Guaranty, Security Agreements, IP Security Agreement, and Subordination Agreement. Immediately upon the consummation of the Business Combination, Alpha Modus, Corp. became a wholly owned subsidiary of the Company, the Company changed its name to “Alpha Modus Holdings, Inc.,” and the Company is now listed on Nasdaq under the symbol “AMOD”. The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, INAQ is treated as the acquired company for financial statement reporting purposes. See “Unaudited Pro Forma Condensed Combined Financial Information and Other Data.” Legacy Alpha Modus’s financial statements for previous periods will be disclosed in the Company’s future periodic reports filed with the SEC.

In connection with the Business Combination, approximately 426,136 shares of common stock were redeemed, which represented a significant portion of the publicly traded shares outstanding immediately prior to the Business Combination and resulted in only approximately $1.16 million of cash from the INAQ trust account becoming available to Alpha Modus in connection with the closing of the Business Combination. In the Business Combination, the Company issued 5,295,000 shares of common stock and 7,500,000 shares of Series C Preferred Stock to Legacy Alpha Modus’s shareholders as merger consideration in the Business Combination, and the Company issued 1,817,308 shares of common stock to various parties as required by the Business Combination Agreement. Immediately following the Business Combination, including the redemption of shares described above, there were 12,455,252 shares of the Company’s common stock (all Class A common stock) issued and outstanding, and 7,500,000 shares of the Company’s Series C Preferred Stock issued and outstanding.

As a result of becoming a publicly traded company, we will need to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Other Recent Developments

On April 28, 2025, the Company entered into a Patent Monetization Agreement (the “Patent Monetization Agreement”) with Alpha Modus Ventures, LLC, a North Carolina limited liability company controlled by the Company’s Chief Executive Officer, William Alessi (“AMV”), pursuant to which the Company agreed to provide litigation funding to AMV in connection with AMV’s recently filed patent litigation suit against Broadcom Inc. for infringement of AMV’s patents relating to methods and apparatus for transporting of fibre channel data over ethernet (U.S. Patent Nos. 11,108,591, 11,303,473, and 11,310,077), and the parties agreed that the gross proceeds from the litigation would first be paid to the Company until it has received the return of amounts funded for the litigation, and then 65% to the Company until it has received a five times return, then 45% to the Company until it has received an additional two times return, and then 35% to the Company.

On April 28, 2025, and in connection with entering into the Patent Monetization Agreement, the Company entered into an Option Agreement (the “Option Agreement”) with AMV’s owners (Janbella Group, LLC, an entity controlled by Mr. Alessi, and Chris Chumas, the Company’s Chief Sales Officer), pursuant to which the Company received the right to acquire AMV from its owners for an option exercise price consisting of the following: (i) the termination by the Company of the Patent Monetization Agreement and AMV’s related payment obligations to the Company under the Patent Monetization Agreement, (ii) the payment of $300,000 to Janbella Group, LLC (in satisfaction of which Janbella Group, LLC will release AMV of its $300,000 repayment obligation to Janbella Group, LLC) as soon as the Investor (defined above) has been repaid in full, and (iii) the issuance by the Company to AMV’s owners in the aggregate of a number of shares of common stock equal to $35,000,000 divided by the closing price of the Company’s common stock immediately prior to closing, which closing shall not occur until the Company’s shareholders have approved such transaction and issuance of common stock as required by Nasdaq’s listing rules.

The Company has not made any payments or assisted with any litigation funding under the Patent Monetization Agreement, and the Company does not expect to receive any payments under that agreement, nor does it expect to exercise any right to acquire AMV pursuant to the Option Agreement.

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On May 27, 2025, the Company entered into an exchange agreement (the “Exchange Agreement”) with four family trusts of the Company’s CEO, William Alessi, pursuant to which the trusts would exchange an aggregate of 3,200,000 shares of Series C Preferred Stock (800,000 shares held in the name of The WRA 2023 Irrevocable Trust, 800,000 shares held in the name of The Janet Alessi 2023 Irrevocable Trust, 800,000 shares held in the name of The Isabella Alessi 2023 Irrevocable Trust, and 800,000 shares held in the name of The Kim Alessi Richter Irrevocable Trust, all of which are deemed to be beneficially owned by Mr. Alessi as Mr. Alessi’s spouse is the trustee of each of the trusts) for an aggregate of 26,079,868 shares of Class A common stock (with each of the trusts being issued 6,519,967 shares of common stock). In the Exchange Agreement, each of the trusts agreed not to sell or otherwise transfer the shares of common stock to be received in the exchange until June 13, 2026 (except for permitted transfers to an affiliate). On or about June 29, 2025, the trusts’ 3,200,000 preferred shares were cancelled, and 26,079,868 shares of common stock were issued to the trusts.

On July 15, 2025, the Company issued a promissory note to The Alessi 2023 Irrevocable Trust, one of the family trusts of the Company’s CEO, William Alessi, in the original principal amount of $2,142,857, in consideration of $1,500,000 in funding received by the Company from the ender on or about July 10, 2025. The note accrues interest at eight percent (8%) per annum, matures on April 30, 2026, and is convertible into shares of common stock of the Company at the election of the holder at a $5.00 per share conversion price.

As described above, as of July 23, 2025, the note issued to Streeterville Capital, LLC had been fully satisfied.

On September 16, 2025, the Company issued a promissory note to The Alessi 2023 Irrevocable Trust, one of the family trusts of the Company’s CEO, William Alessi, in the original principal amount of $714,286, in consideration of $500,000 in funding received by the Company from the Lender on or about September 16, 2025. The note accrues interest at eight percent (8%) per annum, matures on September 15, 2026, and is convertible into shares of common stock of the Company at the election of the holder at a $5.00 per share conversion price.

Effective October 19, 2025, the Company entered into a securities purchase agreement (the “Haase-Dubosc Securities Purchase Agreement”) with the Nancy Helen Wallace and Gerard Haase-Dubosc Family Trust (the “Haase-Dubosc Trust”), pursuant to which the Company issued (i) a convertible promissory note to the Haase-Dubosc Trust in the original principal amount of $400,000 (the “Haase-Dubosc Note”), and (ii) warrants to purchase 363,636 shares of Company Class A common stock at an exercise price of $1.10/share, for a total purchase price of $400,000 (the “Haase-Dubosc Warrants”). The Haase-Dubosc Note accrues interest at 7% per annum, matures on October 15, 2026, and is convertible into shares of common stock of the Company at the election of the holder at any time 6 months following issuance of the note at a fixed, non-variable conversion price equal to 80% of the 5-day volume-weighted average price on the first trading day following issuance of the note, or $0.896/share. The Haase-Dubosc Note and Haase-Dubosc Warrants were issued to the Haase-Dubosc Trust on October 19, 2025.

Effective December 2, 2025, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with AIFirst Ventures LLC (“AIFirst”), pursuant to which the Company issued (i) a convertible promissory note to AIFirst in the original principal amount of $250,000 (the “AIFirst Note”), and (ii) a common stock purchase warrant to AIFirst to purchase 1,000,000 shares of Company Class A common stock at an exercise price of $1.00/share (the “AIFirst Warrant”), for an aggregate purchase price of $250,000 (the “Purchase Price”). The AIFirst Note does not accrue interest, matures on October 30, 2026, and is convertible into shares of Class A common stock of the Company at the election of the holder at any time 6 months following issuance of the Note at a fixed, non-variable conversion price equal to 80% of the 5-day volume-weighted average price on the first trading day following issuance of the Note (or $0.617, based on the 5-day volume-weighted average price on December 3, 2025, of approximately $0.771). The Purchase Price was paid by AIFirst to the Company on December 2, 2025, and the Note and Warrant were issued by the Company to AIFirst effective as of December 2, 2025.

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

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Results of Operations

For the Three Months ended September 30, 2025, compared to the Three Months ended September 30, 2024

Revenue

Alpha Modus had no revenue during the three months ended September 30, 2025 and 2024.

Operating Expenses

Alpha Modus had operating expenses of $1,217,858 for the three months ended September 30, 2025, compared to $286,131 for the three months ended September 30, 2024. The increase was primarily due to an increase in professional fees, insurance premiums, payroll expenses and investor relations expenses.

Other Income/Expenses

Alpha Modus had total other expense of $3,041,741 for the three months ended September 30, 2025, $2,817,337 of which was interest expense, $319,983 of which was a loss in change in fair value of warrants liability, $579 of which was a gain of change in fair value of earnout shares liability and patent infringement income of $95,000, as compared to total other expense of $29,615, of which, $29,618 was interest expense during the three months ended September 30, 2024.

Net Loss

Alpha Modus had a net loss of $4,259,599 for the three months ended September 30, 2025, compared to a net loss of $315,746 for the three months ended September 30, 2024. The increase in net loss during the three months ended September 30, 2025, as compared to the net loss during the three months ended September 30, 2024, was primarily due to the increase in interest expense of $2,787,719, gain in change in fair value of earnout shares of $579, the loss in change in fair value of warrants liability of $319,983 and the increase in operating expenses during the three months ended September 30, 2025, described above.

For the Nine Months ended September 30, 2025, compared to the Nine Months ended September 30, 2024

Revenue

Alpha Modus had no revenue during the nine months ended September 30, 2025 and 2024.

Operating Expenses

Alpha Modus had operating expenses of $3,725,869 for the nine months ended September 30, 2025, compared to $597,595 for the nine months ended September 30, 2024. The increase was primarily due to an increase in professional fees, insurance premiums, payroll expenses and investor relations expenses.

Other Income/Expenses

Alpha Modus had total other expense of $3,628,873 for the nine months ended September 30, 2025, $3,523,515 of which was interest expense, $667,630 of which was a loss in change in fair value of warrants liability, $1,052,494 of which was a gain of change in fair value of earnout shares liability, $598,324 in loss on settlement of debt and patent infringement income of $108,096 ($120,000 in settlement income less legal fees of $11,904), as compared to total other expense of $127,884, of which, $127,892 was interest expense during the nine months ended September 30, 2024.

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Net Loss

Alpha Modus had a net loss of $7,354,742 for the nine months ended September 30, 2025, compared to a net loss of $725,479 for the nine months ended September 30, 2024. The increase in net loss during the nine months ended September 30, 2025, as compared to the net loss during the nine months ended September 30, 2024, was primarily due to the increase in interest expense of $3,395,623, gain in change in fair value of earnout shares of $1,052,494, the loss in change in fair value of warrants liability of $667,630 and the loss on settlement of debt of $598,324 during the nine months ended September 30, 2025, described above.

Liquidity and Capital Resources

As of September 30, 2025, Alpha Modus had cash of $75,705. We do not have sufficient resources to effectuate our business. We expect to incur significant expenses during the next twelve months of operations, including as a result of becoming a public company. We estimate that these expenses will be comprised primarily of general expenses including overhead, legal and accounting fees. To maintain our plan of growth, we believe we will need to raise a minimum of an additional $2,500,000. These factors, along with the lack of current Company revenues, raise substantial doubts about Alpha Modus’ ability to continue as a going concern.

Net cash used in operating activities was $2,055,673 for the nine months ended September 30, 2025, compared to $541,826 for the nine months ended September 30, 2024.

We had net cash used in investing activities for the nine months ended September 30, 2025, of $8,050, compared to $0 for the nine months ended September 30, 2024.

We had net cash provided by financing activities for the nine months ended September 30, 2025, of $1,403,614, compared to $501,028 for the nine months ended September 30, 2024.

We will have to raise funds to pay for our expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

For the year ended December 31, 2024, compared to the year ended December 31, 2023

Revenue

Alpha Modus had no revenue during the years ended December 31, 2024 and 2023.

Operating Expenses

Alpha Modus had operating expenses of $834,895 for the year ended December 31, 2024, compared to $391,949 for the year ended December 31, 2023. The increase was primarily due to an increase in professional fees related to the pending merger and increased accounting and legal fees.

Other Income/Expenses

Alpha Modus had total other income of $4,938,162 for the year ended December 31, 2024, $168,886 of which was interest expense, $13,226,926 of which was a forbearance fee expense, $397,553 of which was a loss in change in fair value of warrants liability and $18,731,514 of which was a gain of change in fair value of earnout shares liability, as compared to total other expense of $109,346, $109,353 of which was interest expense during the year ended December 31, 2023.

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Net Income

Alpha Modus had a net income of $4,103,067 for the year ended December 31, 2024, compared to a net loss of $501,295 for the year ended December 31, 2023. The increase in net income during the year ended December 31, 2024, as compared to the net loss during the year ended December 31, 2023, was primarily due to the gain in change in fair value of earnout shares of $18,731,514, loss in change in fair value of warrants liability of $397,553 and forbearance fee expense of $13,226,926 during the year ended December 31, 2024, described above.

Liquidity and Capital Resources

As of December 31, 2024, Alpha Modus had cash of $735,814.

Operations used cash of $1,676,499 for the year ended December 31, 2024, compared to $515,181 for the year ended December 31, 2023.

We acquired $2,537 in cash with the business combination but incurred $361,643 in acquisition costs.

We had net cash provided by financing activities for the year ended December 31, 2024, of $2,664,610, compared to $618,984 for the year ended December 31, 2023.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, Alpha Modus expects to remain an emerging growth company at least through the end of the 2023 fiscal year and to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare Alpha Modus’ financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of the IAC IPO, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding common equity held by non-affiliates, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

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BUSINESS

Alpha Modus engages in creating, developing and licensing data-driven technologies to enhance consumers’ in-store digital experience at the point of decision. The company was founded in 2014 and is headquartered in Cornelius, North Carolina.

Since its launch, Alpha Modus has defined and kept to its corporate mission by solving pain-points using actionable insights found in previously unstructured data and through the use of artificial intelligence which turns previously unstructured data, into valuable actionable insights. Alpha Modus began serving several clients in the financial markets and real estate industry. It was through these efforts that Alpha Modus gained acceptance for its thought-leading technology in data analytics as an IBM partner by leveraging the use of IBM Blue Mix cloud services platform powered by Watson. In 2016, following rigorous engagement and working alongside partner IBM, Alpha Modus was presented with a Beacon Award for “Best New Application on IBM Cloud” and anointed with the title “IBM’s born on the cloud, start-up of the century.” This award came as a result of Alpha Modus developing an algorithmic trading concept to better predict New York Stock Exchange market activity into the close of trading.

In 2017, Alpha Modus was introduced to Michael Garel, Founder and CEO of eyeQ. eyeQ was also an IBM partner and a recipient of an IBM Beacon award in 2015. eyeQ was an Austin, Texas-based startup with a focus on serving the retail sector with hardware devices which accompanied a SaaS revenue model. With the original intent of Alpha Modus leveraging eyeQ’s technology, which gathered consumer and brand metadata, for the purpose of predicting retail sales data, Alpha Modus acquired eyeQ’s assets and pending patent applications in 2018. After the acquisition, Alpha Modus took over management of the eyeQ patent portfolio, including the pending patent applications. This led to the ‘571 patent issuance in August of 2019. During this time, Alpha Modus attempted to license the ‘571 patent to previous eyeQ customers and prospective customers in the eyeQ sales pipeline. However, the technology covered under the ‘571 patent was not yet embraced by most retailers. Additionally, other previous customers and prospective customers in the eyeQ sales pipeline were beginning to launch their own internal initiatives for data-driven point-of-sale technologies. Faced with difficulty in licensing the single ‘571 patent while trying to re-engaging eyeQ’s previous clientele, Alpha Modus chose to pause immediate sales and licensing efforts and focus solely on continued innovation of the technology covered by the ‘571 patent, which evolved into additional patents and services that are in a better position to compete for licensing and services revenue in the foreseeable future.

As technological innovation is at the core of the company, Alpha Modus has developed comprehensive end-to-end patented solutions for retailers and consumer brands to bring innovation to consumers and enhance their experience at the point of sale. Some examples that the ‘571 patent family could potentially include use in the following:

●	targeted marketing campaigns;

●	actionable insights on consumer product packaging;

●	inventory control;

●	smart planograms;

●	in-store heatmapping of consumer traffic;

●	consumer behavior; and

●	staffing needs based on foot traffic in a retail location.

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The primary focus of Alpha Modus’ technology is to analyze consumer behavior and their interactions with retail products in real-time with the objective to provide brands and retailers the ability to achieve the following:

Enhance the Consumer’s In-Store Experience

●	Engage consumers with interactive output displays throughout brick-and-mortar retail stores to capture critical decision-making at the point of sale.

●	Cater to specific and immediate needs of the consumer.

●	Capture MAC address tracking data, user eye tracking, object identification of goods throughout the store.

Manage Inventory and Create Smart Planograms

●	Assess the consumers product engagement and product tracking in real time.

●	Aid in inventory management and product placement throughout a store by creating smart planograms.

Monetize Digital Insights

●	Curate tailored in-store marketing solutions.

●	Drive sales via engaging customers with digital experiences at the point of sale.

Acquisition of eyeQ

The company eyeQ was founded in 2013 and was an operating entity until December 2018, when it was acquired by Alpha Modus. At the time of acquisition, US Patent No. 10,360,571 (“the ‘571 patent”) was still a pending application. Post-acquisition, the inventors of the inventions claimed in the ‘571 patent family were engaged by Alpha Modus as advisors. Currently, Michael Garel, the eyeQ founder and a co-inventor of the inventions, is the only one of the inventors of the inventions claimed in the ‘571 patent family that continues to be an Alpha Modus advisor. Chris Chumas, Alpha Modus’ Chief Strategy Officer and a former IBM client executive, currently manages the Alpha Modus research and patent development efforts. Since acquiring eyeQ and the ‘571 application, Alpha Modus was awarded the first patent in the ‘571 patent family in July 2019. Since August of 2019, several continuation patents have been issued in the ‘571 patent family.

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The ‘571 Patent Family and the uses thereof

The ‘571 patent family is based on US Patent No. 10,360,571, which issued on July 23, 2019. The ‘571 patent claims priority to a provisional patent application filed on July 19, 2013.

The ‘571 patent family currently consists of the following issued patents/patent applications:

Country	Application Number	Filing Date	Publication Number	Publication Date	Patent Number	Issue Date	Status	Title
US	14/335429	18-Jul-2014	2015-0025936	22-Jan-2015	10360571	23-Jul-2019	Granted	METHOD FOR MONITORING AND ANALYZING BEHAVIOR AND USES THEREOF
US	16/509343	11-Jul-2019	2019-0333081	31-Oct-2019	10853825	01-Dec-2020	Granted	METHOD FOR MONITORING AND ANALYZING BEHAVIOR AND USES THEREOF
US	16/837577	01-Apr-2020	2020-0226621	16-Jul-2020	11049120	29-Jun-2021	Granted	METHOD AND SYSTEM FOR GENERATING A LAYOUT FOR PLACEMENT OF PRODUCTS IN A RETAIL STORE
US	16/837645	01-Apr-2020	2020-0226622	16-Jul-2020	11301880	12-Apr-2022	Granted	METHOD AND SYSTEM FOR INVENTORY MANAGEMENT IN A RETAIL STORE
US	16/837711	01-Apr-2020	2020-0226623	16-Jul-2020	11042890	22-Jun-2021	Granted	METHOD AND SYSTEM FOR CUSTOMER ASSISTANCE IN A RETAIL STORE
US	16/985001	04-Aug-2020	2020-0364730	19-Nov-2020	10977672	13-Apr-2021	Granted	(TRACK 1) METHOD AND SYSTEM FOR REAL-TIME INVENTORY MANAGEMENT, MARKETING, AND ADVERTISING IN A RETAIL STORE
US	17/590605	01-Feb-2022	2022-0156764	19-May-2022	12039550	16-Jul-2024	Granted	METHOD FOR ENHANCING CUSTOMER SHOPPING EXPERIENCE IN A RETAIL STORE
US	18/100377	23-Jan-2023	2023-0162211	25-May-2023	12026731	2-Jul-2024	Granted	METHOD FOR PERSONALIZED MARKETING AND ADVERTISING OF RETAIL PRODUCTS
US	18/519550	27-Nov-2023	2024-0095760	21-Mar-2024	12175484	24-Dec-2024	Granted	METHODS FOR PERSONALIZED MARKETING AND ADVERTISING

US	18/651410	30-Apr-2024	2024-0281829	22-Aug-2024	12354121	8-Jul-2025	Granted	METHODS AND SYSTEMS FOR SHOPPING IN A RETAIL STORE

US	19/905975	03-Oct-2024	2025-0029124	23-Jan-2025	12423718	23-Sep-2025	Granted	METHODS AND SYSTEMS FOR PROVIDING CUSTOMER ASSISTANCE IN A RETAIL STORE

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The patents cover various inventions related to user interactions in physical locations, and based on such interactions, the displaying as ads of items or information that would potentially be relevant to the user. For example, cameras monitor customers and can understand their purchasing interests and provide offers or recommendations to a customer of similar products including coupons, sales, etc.

The ‘571 patent relates to a method for monitoring and analyzing consumer behavior in real-time, particularly within retail environments. It utilizes various information monitoring devices to collect data about consumers, enhancing their shopping experience through targeted and personalized digital interactions.

The inventors of the ‘571 patent identified a critical need in the retail industry, especially brick-and-mortar stores, to adapt to the evolving shopping habits influenced by online retail and social media. The patent addresses the challenge of providing an enriched in-store experience that rivals online shopping, thus countering trends like showrooming.

The ‘571 patent describes and claims a specific method that involves using information monitoring devices, like video image devices, to gather data about shoppers. This data includes demographic characteristics (such as gender and age), sentiment, and tracking details (like movement and eye tracking). The patent details the process of analyzing this data in real-time and providing various responses, such as targeted marketing, personal engagement, or offering coupons, to enhance the shopping experience.

The ‘825 patent is directed to a method of using devices to gather information about the shopper including demographic (gender and/or age) and tracking (tracking movement by the shopper or eye tracking what the shopper is looking at), and analyzing and utilizing this information to provide real time assistance to the shopper by selecting the proper sales associate to interact with the shopper.

The ‘880 patent is directed to a method of using devices to gather information about shopper’s interactions with a product and object information of the products interacted with by the shopper and analyzing and utilizing this information and responding for inventory management.

The ‘120 patent is directed to a method of using devices to gather information about the shopper including demographic (gender and/or age) and tracking (tracking movement by the shopper or eye tracking what the shopper is looking at) and analyzing and utilizing this information to provide real time assistance to the shopper by selecting the proper sales associate to interact with the shopper.

The ‘890 patent relates to an improved method for enhancing customer assistance in retail stores through the use of advanced information monitoring systems. The inventors of the ‘890 patent recognized the need for brick-and-mortar retailers to adapt to the changing consumer behavior influenced by digital technology.

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The patent offers a solution by integrating technology to analyze customer interactions with products in real-time, providing targeted assistance and enhancing the shopping experience. The ‘890 patent provides several advancements over previous methods, such as real-time analysis of customer interactions with products, including sentiment and object identification information, and utilizing this data to manage inventory and offer personalized responses.

The ‘672 patent introduces a novel system for real-time inventory management, marketing, and advertising within a retail store setting. The ‘672 patent addresses the emerging challenges in the retail sector, particularly for brick-and-mortar stores, in the context of the increasing prevalence of online shopping and the phenomenon of showrooming. The patent provides innovative solutions to enhance in-store customer experiences and counter the competitive pressures from online retail.

The inventors of the ‘672 patent recognized that there existed a significant gap in the brick-and-mortar retail sector’s ability to provide real-time, personalized experiences to customers, a feature commonly leveraged by online retailers. The patent offers a method and system that bridges this gap by utilizing technology to analyze consumer behavior and dynamically adjust marketing and inventory strategies.

The ‘550 patent is directed to a method of leveraging a customer’s metadata to enhance the customer experience and drive in-store foot-traffic.

The ‘731 patent is directed to a method of leveraging a customer’s metadata to enhance the customer experience and generate personalized advertising for a particular customer.

The ‘484 patent is directed to a method that leverage artificial intelligence to deliver real-time, tailored marketing and advertising experiences at the point of decision-making.

The ‘571 patent received a patent term extension of 1,042 days and does not expire until May 25, 2037. The other patents in the family expire on July 18, 2034. Therefore, there is significant patent life remaining in the ‘571 patent family. Beginning well before the current expiration of our entire patent family, Alpha Modus intends to continue evolving with the industry and developing new concepts that support increasing revenue streams. Alpha Modus intends to expand the use of our patent family as a lever to develop a sales team to drive potential partnerships authorized under the ‘571 patent family.

Alpha Modus filed additional U.S. patent applications during 2025: (i) Patent Application No. 19/203,027 titled “Methods for Personalized Marketing of Retail Products”; (ii) Patent Application No. 19/233,507 titled “Methods for Personalized Marketing of Retail Products”; and (iii) Patent Application No. 19/309,240 titled “Methods and Systems for Providing Customer Assistance in a Retail Store.”

Alpha Modus believes the ‘571 patent and several family members are being infringed by many major retailers, service providers and consumer brands, and that the adoption of the ‘571 patent (and family) technology is occurring at an exponential pace in the retail marketplace.

Market Analysis

Alpha Modus believes it is at the center of major shifts in technology, consumer preferences and industry trends that are catalyzing the adoption of Alpha Modus’ patented solutions across its target retail markets.

There was approximately $62.35 billion U.S. retail media advertising spend in 2025, which is projected to surpass $97 billion in 2028 (eMarketer, Jan 29, 2025, https://www.emarketer.com/content/retail-media-forecast-report-update). Approximately $3.8 trillion in digitally influenced U.S. retail sales are expected in 2027, with 75% of in-store sales tied to digital engagement (Profitero+, June 17, 2025, https://www.profitero.com/blog/digitally-influenced-sales-phrase-that-unlocks-buyin-budget-for-ecommerce-leader). 53% of retailers deploy AI-powered signage, kiosks, & in-store targeting (NVIDIA, https://images.nvidia.com/aem-dam/Solutions/documents/retail-state-of-ai-report.pdf). Financial service kiosks for the underbanked are growing at approximately 16% CAGR (2025-2030) (Grand View Research, https://www.grandviewresearch.com/industry-analysis/bank-kiosk-market). AI personalization will influence approximately $1.3 trillion in retail spend by 2025 (Qualtrics, March 18, 2025 https://www.qualtrics.com/news/qualtrics-report-executives-are-hesitant-to-lead-in-ai-transformation-putting-up-to-1-3-trillion-at-risk/).

Approach and Value Proposition

Upon its first notification of allowance for the ‘571 patent in July of 2019, Alpha Modus decided to focus 100% of its resources on the expansion of the technology described in the ‘571 patent. The services covered by the ‘571 patent were just beginning to be adopted by retailers. Alpha Modus’ strategy was to build out the technology, resulting in a robust patent portfolio that would serve its stakeholders better, as early thought leaders in the retail digital marketing space. Alpha Modus intends to monetize its patent portfolio through licensing over the course of the next twelve months.

The Alpha Modus technology ecosystem aims to be the engine behind the most transformative retail and digital commerce experiences globally. Alpha Modus is focused on (i) empowering innovation through a scalable, IP-driven platform to deliver transformative retail and digital commerce experiences, (ii) combining technology, services and strategic partnerships to provide a comprehensive ecosystem to drive growth, and (iii) enabling IP-powered innovation across retail, digital engagement, and connected commerce, leveraging its diverse patent portfolio to unlock new opportunities.

Ecosystem Overview

The Alpha Modus ecosystem is an intellectual property-driven environment that combines patented technologies, service infrastructure, and strategic partnerships to power scalable, defensible innovation across retail, digital engagement, and connected commerce. This ecosystem enables IP-powered innovation by integrating a robust patent portfolio with flexible licensing, a comprehensive service suite, and a growing partner network. Alpha Modus services are targeted to solution design, support and maintenance, installation and monitoring, call center support, data analytics, and strategy and planning to optimize AI retail applications. Alpha Modus’s software and technological solutions are focused on AI/machine learning, mobile applications, retail management, customer loyalty, and strategy and planning to enhance retail experiences. Alpha Modus’s hardware and infrastructure solutions are focused on tablets and displays, kiosks, and mobile devices as essential hardware components supporting AI retail technologies and customer engagement.

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Competitive Advantage

Alpha Modus collaborates with retail technology and service providers to expand market reach and capabilities. The Company’s strategic alliances enable integration of diverse technologies and service offerings, and these partnerships enhance scalability and reduce friction in technology deployment.

Additionally, the Company’s robust intellectual property portfolio includes method patents across retail numerous retail use cases. Patents create defensible market positions and unlock ecosystem advantage. Alpha Modus’s technology ecosystem is designed to empower retail technologies into a unified scalable environment. Alpha Modus’ patent portfolio forms the backbone of its IP-driven ecosystem, covering core methods that power many of today’s AI applications in brick-and-mortar retail—such as smart kiosks, dynamic displays, targeted promotions, consumer analytics, and immersive in-store engagement.

Key AI-based focus areas of the Company’s technology include the following:

●	Real-Time Inventory Management – Alert sales associates, managers, distributors or brands immediately when inventory is low or out of stock. Help prevent lost sales and improves customer satisfaction by maintaining inventory control in brick-and-mortar and at the point of purchase.
●	Ads Based on Real-Time Customer Data – Serve customized ads or product information in real time based on customer demographic metadata such as age, gender, and emotions. Incorporate third party external data such as geo-location, weather, and events to tailor ads dynamically. Enhance customer engagement by providing relevant and timely information at the point of sale.
●	Customer Assistance Alerts (Shrinkage/Theft Prevention) – Real-time alerts to sales associates for customers needing assistance or suspicious activities at self-checkout, improving customer satisfaction and reducing loss through proactive theft prevention.
●	Smart Planograms – Using in-store data such as dwell time and foot traffic, AI determines optimal display layouts and product placements, improving store flow and increasing sales opportunities.
●	Driving Traffic into Brick-and-Mortar Retail – Stores and brands can leverage customer metadata such as search history, voice, age, gender, and location to send targeted ads for in-store purchases. This customization improves the shopper’s experience by delivering relevant promotions and product recommendations directly at the point of purchase.
●	AI-Generated Ads – Not all ads fit every customer, but brands can use customer data and images to generate targeted and customized ads at the point of purchase. This approach is targeted to enhance the customer experience and drive improved sales by showing the right message to the right audience at the right time.

Recent Developments

On January 11, 2024, Alpha Modus entered into a license agreement with GZ6G Technologies Corp. (“GZ6G”), which gives GZ6G the right to use Alpha Modus’ patented intellectual property, and pertains to GZ6G’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus for AI-driven advertising solutions for stadiums and event management.

On April 10, 2024, Alpha Modus entered into a license agreement with Xalles Holdings Inc. and its subsidiary, CashXAI Inc. (“CashX”), which gave CashX the exclusive right to use all of Alpha Modus’s patented intellectual property in connection with CashX’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus, in connection with self-service kiosks located in retail food, drug and convenience stores for the purpose of serving unbanked and underbanked consumers, by offering banking, phone and insurance solutions to the consumer. An “unbanked” consumer means a person that does not have a checking or savings account with an FDIC-insured institution, and an “underbanked” consumer means a person that has or had a checking or savings account with an FDIC-insured institution, but regularly uses non-traditional banks such as Venmo or the Cash App, or lenders such as a check cashing company or payday lender. On July 21, 2025, the parties entered into a new agreement, but on or about September 12, 2025, Alpha Modus terminated the agreement with CashX.

Alpha Modus is continuing its efforts to provide mobile, kiosk, back office, and prepaid card services in the United States through its subsidiary, Alpha Modus Financial Services, LLC. Alpha Modus’s Financial Services division is focused on providing services to the underbanked via kiosks placed in retail locations, as well as a mobile application. The Company is targeting a national deployment of kiosks and a mobile application to support underbanked populations. Services include check cashing, money transfer and bill payments. Additional offerings such as gift cards, event tickets, and mobile top ups are anticipated. Comprehensive setup, installation, maintenance, and ongoing support of kiosks is anticipated to ensure service reliability.

Alpha Modus’s strategic alliance with VSBLTY is focused on the use of data and AI in retail settings to enhance the customer experience. VSBLTY offerings include the following: VisionCaptor™ uses artificial intelligence and machine learning to deliver targeted display content at the point of purchase. DataCaptor™ leverages camera and sensor technology through AI tools, enabling real-time analytics and anonymous audience data based on who and what the camera sees. VSBLTY Metrics offers industry-leading measurement that can validate media impressions at the point of sale.

In November 2025, Alpha Modus entered into a confidential patent license and authorized reseller agreement with a U.S.-based technology integrator to expand the reach of Alpha Modus’s AI-driven retail-intelligence ecosystem. The agreement strengthens the Company’s commercialization strategy by enabling qualified partners to integrate, promote, and deploy Alpha Modus’s patented technologies across a broader national footprint. Under the intellectual property license, the technology integrator received a non-exclusive, worldwide license to practice defined Alpha Modus patents covering real-time shopper analytics, in-store assistance, and personalized retail engagement. In consideration, the partner will remit a 10% royalty on gross revenues derived from customer licensed products, with quarterly reporting and payment terms. Reciprocally, Alpha Modus became a non-exclusive reseller of the partner’s digital-signage platform and related services under commercial terms that include a 30% discount from prevailing public pricing. This reciprocal framework establishes mutual market access allowing Alpha Modus to deliver its AI-powered engagement capabilities through integrated display networks while extending its partners’ reach into data-driven retail environments.

Alpha Modus intends to continue its intellectual property licensing and enforcement efforts in 2026. No assurances can be given that any of these plans will come to fruition or that, if implemented, they will necessarily yield positive results.

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Competition

The retail advertising markets in which Alpha Modus competes are rapidly evolving as retailers increasingly adopt in-store digital marketing and inventory management technologies. Alpha Modus has invested, and intends to invest, significant resources in ongoing research and development programs because it believes its ability to generate licensing revenues and grow market position depends, in part, on innovative technologies that offer a unique value proposition for Alpha Modus licensees and differentiation from competitors’ efforts. Alpha Modus believes the ‘571 patent family covers a wide range of use cases in its domain and will serve as a cornerstone for gaining market share.

Based upon internal market research, Alpha Modus believes that there are numerous companies practicing the ‘571 patents, and that in order to practice the technology claimed by the ‘571 patent, these companies will have no alternative but to become licensees of the ‘571 patent family.

Business Operations Advantage

With a licensing-centric business model, Alpha Modus anticipates that it will be able to operate with a small operations team of no more than 6-10 professionals, which will allow Alpha Modus to not burn significant cash resources and instead focus on results-driven R&D efforts. R&D efforts will be led by Alpha Modus’ CEO and Founder, William Alessi, and Chief Sales Officer, Chris Chumas. William Alessi and Chris Chumas will lead licensing efforts through infringement enforcement supported by a small internal sales force team. Alpha Modus has a core focus on isolating infringement targets and enforcing action to secure licensing. The range of enforcement suits is vast and wide, but there is no guarantee that Alpha Modus will be successful in its efforts.

Research and Development

The majority of Alpha Modus R&D activities occur virtually. The company’s R&D team also partners with its legal team with the goal of developing further complimenting technologies to the company’s expanding ‘571 patent family.

Alpha Modus’ R&D team consists of technical operators and professionals with experience from a wide variety of leading advertising, marketing, legal, technology, business and brand organizations. This team of specialists continues to monitor the retail industry and expand the landscape of the ‘571 patent family through new patent applications, and work with litigation counsel to blueprint enforcement and licensing of infringement.

Near-Term and Long-Term Vision

Alpha Modus intends to begin generating licensing revenue in 2025 and 2026 with a steady growth rate in parallel to the current projected industry growth rate cited by Insider Intelligence. Alpha Modus believes that the ‘571 patent family could soon become an acquisition target for larger competitors practicing the ‘571 patent family.

Legal Proceedings

From time to time, the Company may be involved in litigation relating to claims arising out of commercial operations in the normal course of business. As of the Closing Date, there were no pending or threatened lawsuits that could reasonably be expected to have a material effect on the Company’s results of operations except as set forth below.

On January 16, 2024, Alpha Modus filed a patent infringement lawsuit against The Kroger Company alleging patent infringement of several Alpha Modus patents pertaining to the Company’s ‘571 patent portfolio encompassing retail marketing and advertising data-driven technologies to enhance consumer’s in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:2024-cv-00022), and the case has since been settled.

On November 12, 2024, Alpha Modus filed a patent infringement lawsuit against Brookshire Grocery Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘825 patent, ‘672 patent, ‘890 patent and ‘880 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:2024-cv-00919), and the case is in the claim construction and discovery stages.

On December 17, 2024, Alpha Modus filed a patent infringement lawsuit against Wakefern Food Corporation and Shelf Nine LLC alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘825 patent, ‘672 patent, ‘890 patent and ‘880 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:2024-cv-01056), and the case has since been settled.

On February 3, 2025, Alpha Modus filed a patent infringement lawsuit against Walgreen Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘825 patent, ‘672 patent, ‘890 patent and ‘880 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:2025-cv-00120), and the case has since been settled.

On April 15, 2025, Alpha Modus filed a patent infringement lawsuit against Optisigns, Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘825 patent, ‘672 patent, ‘890 patent and ‘880 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Southern District of Texas (Case No. 4:2025-cv-01727), and the case has since been settled.

On August 21, 2025, Alpha Modus filed a patent infringement lawsuit against Cooler Screens, Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘672 patent, and ‘890 patent, which encompass retail marketing, advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Northern District of Illinois (Case No. 1:25-cv-10004), and the case is in its initial pleading stage.

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On August 25, 2025, Alpha Modus filed a patent infringement lawsuit against A2Z Cust2Mate Solutions Corp. alleging infringement of several Alpha Modus patents pertaining to its ‘672 patent, ‘890 patent, ‘880 patent, ‘120 patent, and ‘121 patent, which encompass retail marketing, advertising data-driven, real-time shopper engagement, digital signage, autonomous retail optimization, and other technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-00868), and the case is in its initial pleading stage.

On August 29, 2025, Alpha Modus filed a patent infringement lawsuit against The Kroger Company alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘672 patent, ‘890 patent, ‘880 patent, ‘120 patent, ‘731 patent, ‘121 patent, and ‘718 patent, which encompass retail marketing, advertising data-driven, real-time shopper engagement, digital signage, autonomous retail optimization, consumer behavior analysis to optimize product layout, inventory management, and other technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-00923), and the case is in its initial pleading stage.

On September 4, 2025, Alpha Modus filed a patent infringement lawsuit against Creative Realities, Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, 825 patent, ‘672 patent, ‘890 patent, and ‘880 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-009311), and the case is in its initial pleading stage.

On September 10, 2025, Alpha Modus filed a patent infringement lawsuit against MNTN, Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, 890 patent, and ‘731 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Western District of Texas (Case No. 1:25-cv-01466), and the case is in its initial pleading stage.

On September 12, 2025, Alpha Modus filed a patent infringement lawsuit against Allerin Tech Pvt. Ltd. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘825 patent, ‘120 patent, ‘890 patent, ‘880 patent, ‘672 patent, ‘550 patent, ‘731 patent, and ‘121 patent, which encompass retail marketing, advertising data-driven, real-time shopper engagement, digital signage, autonomous retail optimization, consumer behavior analysis to optimize product layout, inventory management, and other technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-00947), and the case is in its initial pleading stage.

On September 18, 2025, Alpha Modus filed a patent infringement lawsuit against Mood Media LLC alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘825 patent, ‘120 patent, ‘550 patent, ‘890 patent, ‘880 patent, ‘120 patent, and ‘731 patent, which encompass retail marketing, advertising data-driven, real-time shopper engagement, digital signage, autonomous retail optimization, consumer behavior analysis to optimize product layout, inventory management, and other technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Western District of Texas (Case No. 1:25-cv-01527), and the case is in its initial pleading stage.

On September 24, 2025, Alpha Modus filed a patent infringement lawsuit against RetailNext Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘825 patent, ‘120 patent, ‘550 patent, and ‘890 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-00977). and the case is in its initial pleading stage.

On October 2, 2025, Alpha Modus filed a patent infringement lawsuit against Navori SA and meldCX Pty Ltd. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘550 patent, ‘890 patent, and ‘731 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01000). and the case is in its initial pleading stage.

On October 3, 2025, Alpha Modus filed a patent infringement lawsuit against Sensormatic Electronics, LLC and Johnson Controls International, PLC alleging infringement of several Alpha Modus patents pertaining to its ‘825 patent, ‘550 patent, ‘890 patent, and ‘880 patent, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01003). and the case is in its initial pleading stage.

On October 8, 2025, Alpha Modus filed a patent infringement lawsuit against Lowe’s Companies, Inc. and Lowe’s Home Centers, LLC alleging infringement of several Alpha Modus patents pertaining to its ‘672 patent, ‘890 patent, ‘120 patent, ‘731 patent, and ‘550 patent, which encompass systems for real-time inventory management, customer assistance, personalized in-store advertising, dynamic store layout optimization, and behavioral data-driven retail engagement. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01026), and the case is in its initial pleading stage.

On October 22, 2025, Alpha Modus filed a patent infringement lawsuit against 7-Eleven, Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘890 patent, ‘880 patent, ‘120 patent, ‘731 patent, ‘550 patent, ‘121 patent, and ‘718 patent, which encompass the capability to analyze consumer behavior and product interaction in real-time, which allows businesses to dynamically adjust their marketing strategies to meet the immediate needs of consumers at pivotal purchasing decision moments. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01060), and the case is in its initial pleading stage.

On November 3, 2025, Alpha Modus filed a patent infringement lawsuit against Adroit Worldwide Media, Inc. alleging infringement of several Alpha Modus patents pertaining to its ‘672 patent, ‘890 patent, ‘880 patent, and ‘121 patent, which encompass systems that enable real-time inventory management, personalized shopper engagement, and automated frictionless-checkout experiences. The complaint was filed in the United States District Court for the Central District of California (Case No. 8:25-cv-02471), and the case is in its initial pleading stage.

On November 12, 2025, Alpha Modus filed a patent infringement lawsuit against Atliq Technologies Pvt. Ltd. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent, ‘672 patent, ‘890 patent, and ‘550 patent, which encompass the capability to analyze consumer behavior and product interaction in real-time, which allows businesses to dynamically adjust their marketing strategies to meet the immediate needs of consumers at pivotal purchasing decision moments. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01120), and the case is in its initial pleading stage.

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On November 14, 2025, Alpha Modus filed a patent infringement lawsuit against Industria De Diseño Textil, S.A., and Zara USA, Inc., alleging infringement of several Alpha Modus patents pertaining to its ‘890 patent, ‘880 patent, ‘731 patent, and ‘121 patent, which encompass the capability to analyze consumer behavior and product interaction in real-time, which allows businesses to dynamically adjust their marketing strategies to meet the immediate needs of consumers at pivotal purchasing decision moments. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01125), and the case is in its initial pleading stage.

On November 21, 2025, Alpha Modus filed a patent infringement lawsuit against V-Count Global Holding Ltd., alleging infringement of several Alpha Modus patents pertaining to its ‘825 patent, ‘672 patent, ‘890 patent, ‘120 patent, ‘880 patent, ‘731 patent, ‘550 patent, and ‘121 patent, which encompass systems that enable real-time inventory management, personalized shopper engagement, and automated frictionless-checkout experiences. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01145), and the case is in its initial pleading stage.

On November 21, 2025, Alpha Modus filed a patent infringement lawsuit against Stratacache, Inc., alleging infringement of several Alpha Modus patents pertaining to its ‘120 patent, ‘880 patent, ‘890 patent, ‘550 patent, ‘731 patent, ‘121 patent, and ‘718 patent, which encompass systems that enable real-time inventory management, personalized shopper engagement, and automated frictionless-checkout experiences. The complaint was filed in the United States District Court for the Central District of California (Case No. 2:25-cv-11234), and the case is in its initial pleading stage.

On December 1, 2025, Alpha Modus filed a patent infringement lawsuit against H&M Fashion USA, Inc., alleging infringement of several Alpha Modus patents pertaining to its ‘890 patent, ‘120 patent, ‘880 patent, ‘731 patent, and ‘121, which encompass methods and systems for monitoring shopper behavior, analyzing product interactions, optimizing product placement, managing inventory in real time, and enabling seamless in-store purchase experiences. The complaint was filed in the United States District Court for the Eastern District of Texas (Case No. 2:25-cv-01182), and the case is in its initial pleading stage.

Facilities

Alpha Modus’ headquarters is a virtual facility with an address in Cornelius, North Carolina. Having a virtual headquarters has allowed Alpha Modus to operate with minimal overhead that was not needed to support its current staff. Operations, research and development functions are currently conducted virtually, and Alpha Modus believes its current virtual facility is adequate and suitable for its current needs. Alpha Modus’ plans to expand licensing the ‘571 family of patents through a small internal sales team will require Alpha Modus to secure a suitable alternative space to accommodate its operations.

Corporate Information

Alpha Modus’ principal executive offices are located at 20311 Chartwell Center Drive, #1469, Cornelius, North Carolina, 28031. Alpha Modus’ website address is www.AlphaModus.com. Information contained on or accessible through Alpha Modus’ website is not a part of this prospectus, and the inclusion of Alpha Modus’ website address in this proxy statement/prospectus is an inactive textual reference only.

MANAGEMENT

The business and affairs of the Company are managed by or under the direction of the Board of Directors (“Board”) of the Company. The Company’s Amended and Restated Charter provides for a staggered, or classified, Board of Directors consisting of three classes of directors, each serving a staggered three-year term and with one class being elected at each year’s annual meeting of stockholders, as follows:

●	Class A, which consists of Scott Wattenberg, whose term will expire at the first annual meeting of stockholders to be held after the consummation of the Business Combination;

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●	Class B, which consists of William Ullman and Michael Garel, whose terms will expire at the second annual meeting of stockholders to be held after the consummation of the Business Combination; and

●	Class C, which consists of William Alessi and Gregory Richter, whose terms will expire at the third annual meeting of stockholders to be held after the consummation of the Business Combination.

At each annual meeting of stockholders, directors for a particular class will be elected for a three-year term at the annual meeting of stockholders in the year in which the term for that class expires. Each director’s term is subject to the election and qualification of his or her successor, or his or her earlier death, disqualification, resignation or removal. Subject to any rights applicable to any then outstanding preferred stock, any vacancies on the Company Board may be filled only by the affirmative vote of a majority of the directors then in office. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. This classification of the Company Board may have the effect of delaying or preventing changes in the Company’s control or management. The Company’s directors may be removed for cause by the affirmative vote of the holders of at least two-thirds of the Company’s voting securities.

The following table sets forth the name, age and position of each of the directors and executive officers of the Company:

Name	Age	Position
Executive Officers
William Alessi	54	Chief Executive Officer, Director
Rodney Sperry	57	Chief Financial Officer
Chris Chumas	40	Chief Sales Officer
Thomas Gallagher	65	Chief Revenue Officer
Non-Employee Directors
William Ullman	62	Director(1),(2),(3)
Greg Richter	62	Director
Michael Garel	48	Director(1),(2),(3)
Scott Wattenberg	55	Director(1),(2),(3)

(1) Member of the Company audit committee.

(2) Member of the Company compensation committee.

(3) Member of the Company nominating and corporate governance committee.

Executive Officers

William Alessi was appointed to serve as the Chief Executive Officer of the Company and as a member of the Company Board upon consummation of the Business Combination on December 13, 2024. He is the founder, and has served as the CEO, of Alpha Modus, Corp. since August 2014, and as the Managing Director of Hybrid Titan Management, LLC, from September 2000 to November 2021. Mr. Alessi served on the board of directors of Accredited Solutions, Inc. (formerly known as Good Hemp, Inc.) from February 2018 to May 2022, and as its President and Chief Executive Officer until December 2021. We believe that Mr. Alessi’s many years of executive leadership experience, as well as his longstanding personal connection to Alpha Modus and its intellectual property, qualify him to serve on the Company Board.

Rodney Sperry was appointed to serve as the Chief Financial Officer of the Company upon consummation of the Business Combination on December 13, 2024. He has been serving as CFO of Accredited Solutions, Inc. since June 2021. He has 14 years of experience in public accounting at leading accounting services and consulting firms in Utah. His industry background includes audits for both private and publicly traded companies across several industries including manufacturing, distribution, mining, energy, and not-for-profit organizations. He has served as outside controller for several public companies over the last thirteen years and has been responsible for their SEC filings and compliance. Mr. Sperry was a licensed CPA in the state of Utah from February 2001 through September 2014 and has operated his own financial consultancy practice for the past thirteen years. He obtained his bachelor’s degree in accounting from Westminster College and his Master of Business Administration from Utah State University.

Chris Chumas was appointed the Chief Sales Officer of the Company upon consummation of the Business Combination on December 13, 2024, and his title was change to Chief Strategy Officer on or about November 17, 2025. He has been the Chief Strategy Officer of Alpha Modus, Corp. since June 2018. Mr. Chumas served as an IBM sales executive from 2008-2017. He worked with Erwin, Inc. as an Enterprise Solution Strategist from 2017-2022 and served as a director of Accredited Solutions, Inc. from July 2019 to May 2022. Mr. Chumas currently works as an Enterprise Sales Leader at WorkFusion, an intelligent automation solutions company, where he has worked since June 2022.

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Thomas Gallagher was appointed the Chief Revenue Officer of the Company on January 2, 2025. He is a seasoned technology executive who brings substantial sales and go-to-market leadership experience to Alpha Modus. Throughout his career, Mr. Gallagher has demonstrated an ability to build high performing teams and grow top line revenue. He has held senior executive roles with companies like Zones as Senior Vice President of the Services and Solutions (March 2023-January 2025), DXC as VP Sales for all North and South American Industries (August 2021-January 2023), and Capgemini NA as Chief Sales Officer of Cloud Infrastructure Services (March 2018-August 2021). Mr. Gallagher has also held senior sales roles with IBM, HP/EDS and AT&T. His extensive cross industry and growth mentality are key for Alpha Modus’ next phase of business acceleration. Mr. Gallagher is a graduate of the United States Naval Academy, with a degree in Systems Engineering, and he served five years in the Marine Corps as a Captain.

Non-Employee Directors

Greg Richter is the Chief Executive Officer and a Partner of Medalist Partners, an alternative investment management firm focused on credit opportunities, and will be appointed to the Company Board upon consummation of the Business Combination. Prior to co-forming Medalist in May 2018, and its predecessor firm Candlewood Investment Group in 2010, Mr. Richter worked at Credit Suisse as a portfolio manager heading their structured credit effort. Previously, Mr. Richter was the Global Head of Credit Suisse’s Specialty Finance Group and a member of Credit Suisse’s Fixed Income Operating Committee, where he was responsible for the combined Global Asset Finance Capital Markets and the Specialty Finance Banking Groups. The Global Asset Finance Capital Markets division was responsible for loan origination and securitization activity in the U.S., Europe, Australia and Emerging and structured and originated a wide array of securitized products. Prior to this, in addition to running Credit Suisse’s ABS/CDO trading/syndicate effort, Mr. Richter also headed the Asset Backed Securities Home Equity (ABSHE) shelf which bought and packaged mortgage loans. Prior to joining Credit Suisse, Mr. Richter spent 15 years at Prudential Securities in New York where, most recently, he was Managing Director and served as the head of Trading and Syndicate for all structured products. Mr. Richter holds a B.A. in Economics from Colgate University. We believe Mr. Richter’s experience in the financial industry make him qualified to serve on the Company Board.

Michael Garel, who will be appointed to the Company Board upon consummation of the Business Combination, is the Senior Director of Innovation at Omnicell, a pharmacy technology company, where he has worked since September 2021. From July 2018 through September 2021, Mr. Garel was the Director of Data Strategy at Accruent, a healthcare technology company. Mr. Garel founded eyeQ in 2013, and eyeQ was acquired by Alpha Modus in 2018, and has been an advisor to Alpha Modus since 2018. Previously, Mr. Garel was a mechanical engineer at Dell from 1999 to 2008, an a Product and Development Manager from May 2008 through March 2013. Mr. Garrel received his Bachelor of Science from Carnegie Mellon University, and his Master of Business Administration from the Texas McCombs School of Business at the University of Texas. We believe Mr. Garrel’s technology expertise qualifies him to serve on the Company Board.

William Ullman, one of our directors since September 2021, is Managing Director, Head of High Net Worth Advisory at Connective Wealth Partners, a registered investment advisor. Mr. Ullman has been a board member of Van Eck Associates Corp., a New York based investment firm, since 2010. He also currently serves as a special advisor to FinTech Collective Fund II, LP, a venture capital fund, and is a member of the board of directors of the Capital Returns Fund, since 2010. From 2016 to 2018, Mr. Ullman served as Chief Commercial Officer of Orchard Platform and Chief Executive Officer of its broker-dealer subsidiary (Orchard Platform Markets LLC) prior to its sale to Kabbage in 2018. From 2006 to 2016, he was the founder of Right Wall Capital Management LLC, a firm focused on investing in the financial services sector, including financial technology companies. From 2001 to 2006, Mr. Ullman was a Senior Managing Director of the Global Clearing Services Department at Bear Stearns & Co., Inc. Prior to that Mr. Ullman was an investment banker in the Financial Institutions Groups of Bear Stearns (1997 — 2001) and Merrill Lynch (1989 — 1997). Mr. Ullman earned an A.B. in History from Princeton University in 1985 and an M.B.A. from the Anderson School at UCLA in 1989. We believe Mr. Ullman’s substantial experience as an investment banker covering financial institutions, an operating executive, an investment manager, an advisor to financial technology start-ups and a board member make him well qualified to serve on our board of directors.

Scott Wattenberg has served as the Chief Financial Officer at SPATCO Energy Solutions since April 2023 and will be appointed to the Company Board upon consummation of the Business Combination. Mr. Wattenberg has extensive experience in financial leadership roles. Prior to his current position, he served as the Chief Financial Officer at BestCo from July 2014 to April 2023. Scott also served as the CFO at Prym Consumer USA from 2011 to 2014. Mr. Wattenberg served as CFO — COO at Genesis Today, Inc., from 2010-2011, CFO — COO of Microstaq from 2007-2010, and Senior Finance Director/CFO for New Business Ventures at Walmart from 2006-2007. Previously, Mr. Wattenberg served as CFO of Philips Display Solutions from 2003-2006. He is currently an Advisory Board Member at Greenstream International and Green Revolution Cooling. Mr. Wattenberg obtained his MBA in 2005 from The University of Chicago Booth School of Business. We believe Mr. Wattenberg’s established expertise in financial management make him a valuable addition to the Company Board.

Board of Directors Leadership Structure

The Company’s Bylaws do not require separating the roles of Chair of the Board and Chief Executive Officer. The Company Board believes that combining these roles will help to promote unified leadership and direction for both the Company Board and management, and has therefore appointed Mr. Alessi as President, Chief Executive Officer and Chair of the Company Board upon consummation of the Business Combination on December 13, 2024.

Board Composition

The Company Board is comprised of five directors.

Director Independence

The Company Board has determined that Michael Garel, Scott Wattenberg, and William Ullman qualify as independent directors on the Company Board, as defined under the listing rules of Nasdaq, and the Company Board will consist of a majority of “independent directors,” as defined under the rules of the SEC and Nasdaq relating to director independence requirements. In addition, the Company will be subject to the rules of the SEC and Nasdaq relating to the membership, qualifications and operations of the audit committee, as discussed below. Greg Richter is not an “independent director” as he is the brother-in-law of William Alessi.

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Role of the Company Board in Risk Oversight/Risk Committee

One of the key functions of the Company Board is oversight of the Company’s risk management process. The Company Board does have a standing risk management committee, but instead administers this oversight function directly through the Company Board as a whole, as well as through various standing committees of the Company Board that address risks inherent in their respective areas of oversight. For example, the Company audit committee is responsible for overseeing the management of risks associated with the Company’s financial reporting, accounting, and auditing matters; the Company’s compensation committee oversees the management of risks associated with our compensation policies and programs.

Board Committees

The Company Board has established an audit committee, a compensation committee and a nominating and corporate governance committee. The Company Board has adopted a charter for each of these committees, which complies with the applicable requirements of current Nasdaq rules. The Company intends to comply with future requirements to the extent they will be applicable to the Company. Copies of the charters for each committee are available on the investor relations portion of the Company’s website.

Audit Committee

The Company’s audit committee consists of Scott Wattenberg, Michael Garel, and William Ullman. The Company Board has determined that each of the members of the audit committee satisfies the independence requirements of Nasdaq and Rule 10A-3 under the Exchange Act. Each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Company Board examined each audit committee member’s scope of experience and the nature of their prior and/or current employment.

Scott Wattenberg serves as the Chair of the audit committee. The Company Board has determined that Mr. Wattenberg qualifies as an audit committee financial expert within the meaning of the rules and regulations of the SEC and meets the financial sophistication requirements of Nasdaq listing rules. In making this determination, the Company Board considered Mr. Wattenberg’s formal education and previous experience in financial roles and as Chief Financial Officer for several companies. Both Company’s independent registered public accounting firm and management periodically will meet privately with the Company’s audit committee.

The functions of the audit committee include, among other things:

●	evaluating the performance, independence and qualifications of the Company’s independent auditors and determining whether to retain the Company’s existing independent auditors or engage new independent auditors;

●	monitoring the integrity of the Company’s financial statements and the Company’s compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

●	reviewing the integrity, adequacy and effectiveness of the Company’s internal control policies and procedures;

●	preparing the audit committee report required by the SEC to be included in the Company’s annual proxy statement;

●	discussing the scope and results of the audit with the Company’s independent auditors, and reviewing with management and the Company’s independent auditors the Company’s interim and year-end operating results;

●	establishing and overseeing procedures for employees to submit concerns anonymously about questionable accounting or auditing matters;

●	reviewing the Company’s guidelines and policies on risk assessment and risk management;

●	reviewing and approving related party transactions;

●	obtaining and reviewing a report by the Company’s independent auditors at least annually, that describes the Company’s independent auditors internal quality control procedures, any material issues raised by review under such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and non-audit services to be performed by the Company’s independent auditors.

The composition and function of the audit committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

Compensation Committee

The Company’s compensation committee consists of Michael Garel, Scott Wattenberg, and William Ullman. Michael Garel serves as the Chair of the compensation committee. The Company’s Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act, and satisfies the independence requirements of Nasdaq.

The functions of the compensation committee include, among other things:

●	approving the retention of compensation Service Providers and outside service providers and advisors;

●	reviewing and approving, or recommending that the Company Board approve, the compensation of Company’s executive officers, including annual base salary, annual incentive bonuses, specific performance goals relevant to their compensation, equity compensation, employment;

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●	reviewing and recommending to the Company Board the compensation of the Company’s directors;

●	administering and determining any award grants under the Company’s equity and non-equity incentive plans;

●	reviewing and evaluating succession plans for the executive officers;

●	preparing the compensation committee report required by the SEC to be included in the Company’s annual proxy statement; and

●	periodically reviewing the Company’s practices and policies of employee compensation as they relate to risk management and risk-taking incentives.

The composition and function of its compensation committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

Nominating and Corporate Governance Committee

The Company’s nominating and corporate governance committee consists of William Ullman, Scott Wattenberg, and Michael Garel. William Ullman serves as the Chair of the nominating and corporate governance committee. The Company Board has determined that each of the members of the Company’s nominating and corporate governance committee satisfies the independence requirements of Nasdaq.

The functions of the nominating and corporate governance committee include, among other things:

●	identifying, evaluating, and recommending individuals qualified to become members of the Company Board and its committees;

●	evaluating the performance of the Company Board and of individual directors;

●	reviewing the Company’s environmental and social responsibility policies and practices;

●	developing and recommending corporate governance guidelines to the Company Board; and

●	overseeing an annual evaluation of the Company Board’s and management.

The composition and function of the nominating and corporate governance committee comply with all applicable requirements of the Sarbanes-Oxley Act, SEC rules and regulations and Nasdaq listing rules. The Company will comply with future requirements to the extent they become applicable to the Company.

Compensation Committee Interlocks and Insider Participation

None of the members of the Company’s compensation committee has ever been an executive officer or employee of the Company. None of the Company’s executive officers currently serve, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of the Company Board or compensation committee.

Limitation on Liability and Indemnification of Directors and Officers

The Amended and Restated Charter of the Company eliminates the Company’s directors’ liability for monetary damages to the fullest extent permitted by applicable law. The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

●	for any transaction from which the director derives an improper personal benefit;

●	for any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	for any unlawful payment of dividends or redemption of shares; or

●	for any breach of a director’s duty of loyalty to the corporation or its stockholders.

If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of the Company’s directors will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

The Amended and Restated Charter requires the Company to indemnify and advance expenses to, to the fullest extent permitted by applicable law, its directors, officers and agents. The Company plans to maintain a directors’ and officers’ insurance policy pursuant to which the Company’s directors and officers are insured against liability for actions taken in their capacities as directors and officers. Finally, the Amended and Restated Charter prohibits any retroactive changes to the rights or protections or increasing the liability of any director in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

In addition, the Company has entered into separate indemnification agreements with the Company’s directors and officers. These agreements, among other things, require the Company to indemnify its directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as one of the Company’s directors or officers or any other company or enterprise to which the person provides services at the Company’s request.

We believe these provisions in the Amended and Restated Charter are necessary to attract and retain qualified persons as directors and officers of the Company.

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Code of Conduct and Ethics for Employees, Executive Officers and Directors

The Company Board has adopted a Code of Conduct and Ethics (the “Code of Ethics”) applicable to all of the Company’s employees, executive officers and directors. The Code of Ethics is available on the Company’s website at https://alphamodus.com/. Information contained on or accessible through the Company’s website is not a part of this prospectus, and the inclusion of the Company’s website address in this prospectus is an inactive textual reference only. The nominating and corporate governance committee of the Company Board will be responsible for overseeing the Code of Ethics and must approve any waivers of the Code of Ethics for employees, executive officers and directors. The Company expects that any amendments to the Code of Ethics, or any waivers of its requirements, will be disclosed on its website.

EXECUTIVE COMPENSATION

This section describes the material components of the executive compensation program for certain of Alpha Modus’ executive officers (the “Target NEOs”) and directors. This discussion may contain forward-looking statements that are based on Alpha Modus’ current plans, considerations, expectations and determinations regarding future compensation programs.

Alpha Modus intends to develop a compensation program that is designed to align executives’ compensation with Alpha Modus’ business objectives and the creation of stockholder value, while helping Alpha Modus to continue to attract, motivate and retain individuals who contribute to the long-term success of the company. Alpha Modus anticipates that compensation for its executive officers will have three primary components: base salary, an annual cash incentive bonus opportunity, and long-term equity-based incentive compensation.

Decisions on the design and implementation of the executive compensation program will be made by the compensation committee. The executive compensation program actually adopted will depend on the judgment of the members of the compensation committee.

Summary Compensation Table — Fiscal 2024 and 2023

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
William Alessi	2024	—	$26,027	—	—	—	—	—	$26,027
Chief Executive Officer	2023	—	—	—	—	—	—	—	—
Chris Chumas	2024	—	—	—	—	—	—	—	—
Chief Strategy Officer	2023	—	—	—	—	—	—	—	—
Rodney Sperry	2024	$36,000	—	—	—	—	—	—	$36,000
Chief Financial Officer	2023	$3,000	—	—	—	—	—	—	$3,000
Thomas Gallagher	2024	—	—	—	—	—	—	—	—
Chief Revenue Officer	2023	—	—	—	—	—	—	—	—

No Alpha Modus executive officer named above had any unexercised options, stock that had not vested or equity incentive plan awards outstanding as of December 31, 2024 and 2023.

Equity Incentive Plans

Long-Term Incentive Plans. Alpha Modus does not provide its officers or employees with pension, stock appreciation rights, long-term incentive or other plans, nor does it provide non-qualified deferred compensation to its officers or employees, and therefore, the Summary Compensation Table above does not include columns for nonequity incentive plan compensation and nonqualified deferred compensation earnings since there were none.

Employee Pension, Profit Sharing or other Retirement Plans. Alpha Modus does not have a defined benefit, pension plan, profit sharing or other retirement plan, although it may adopt one or more of such plans in the future.

Executive Employment Agreements

We have not entered into employment or similar agreements with any of our executive officers or directors except as follows:

Effective as of closing of the Business Combination on December 13, 2024, we entered into an employment agreement with William Alessi to serve as our Chief Executive Officer. The agreement does not have a specified term. The agreement provides that Mr. Alessi will receive an initial annual base salary of $500,000 and is eligible for an annual performance-based cash bonus of up to 110% of Mr. Alessi’s base salary as determined by the Board, as well as annual grants of long-term incentive awards under and subject to the terms of the Company’s equity or other long-term incentive plans in effect from time to time, with the target value of such awards equaling 130% of Mr. Alessi’s base salary. The Company will have the right in its sole discretion to defer payment of cash compensation to Mr. Alessi until the Company shall have raised an aggregate of $10,000,000 in funding. If Mr. Alessi’s employment with the Company is terminated by the Company without “cause” (as defined in the agreement), he will receive severance of 12 months of current base salary, payable in a lump sum within 60 days. However, Mr. Alessi will receive severance, payable in a lump sum within 60 days, in an amount equal to the highest base salary during the prior 3 years, plus his average annual bonus, if termination of his employment occurs (i) without “cause” following a change in control of the Company, (ii) after Mr. Alessi has resigned as a result of a material diminution in his authority, duties, or responsibilities, a material reduction in base salary or other compensation benefits, relocation of more than 50 miles from Mr. Alessi’s then-current place of employment being required by the Board, or material breach by the Company of the employment agreement, or (iii) after Mr. Alessi has resigned in connection with a change in control of the Company as a result of the Company’s failure to obtain the assumption of the employment agreement following the change in control. Mr. Alessi’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with confidentiality, non-solicitation and other covenants in favor of the Company.

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Effective as of closing of the Business Combination on December 13, 2024, we entered into an employment agreement with Rodney Sperry to serve as our Chief Financial Officer. The agreement does not have a specified term. The agreement provides that Mr. Sperry will receive an initial annual base salary of $48,000 and is eligible for an annual performance-based cash bonus of up to 110% of Mr. Sperry’s base salary as determined by the Board, as well as annual grants of long-term incentive awards under and subject to the terms of the Company’s equity or other long-term incentive plans in effect from time to time, with the target value of such awards equaling 130% of Mr. Sperry’s base salary. The Company will have the right in its sole discretion to defer payment of cash compensation to Mr. Sperry until the Company shall have raised an aggregate of $10,000,000 in funding. If Mr. Sperry’s employment with the Company is terminated by the Company without “cause” (as defined in the agreement), he will receive severance of 12 months of current base salary, payable in a lump sum within 60 days. However, Mr. Sperry will receive severance, payable in a lump sum within 60 days, in an amount equal to the highest base salary during the prior 3 years, plus his average annual bonus, if termination of his employment occurs (i) without “cause” following a change in control of the Company, (ii) after Mr. Sperry has resigned as a result of a material diminution in his authority, duties, or responsibilities, a material reduction in base salary or other compensation benefits, relocation of more than 50 miles from Mr. Sperry’s then-current place of employment being required by the Board, or material breach by the Company of the employment agreement, or (iii) after Mr. Sperry has resigned in connection with a change in control of the Company as a result of the Company’s failure to obtain the assumption of the employment agreement following the change in control. Mr. Sperry’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with confidentiality, non-solicitation and other covenants in favor of the Company. On July 11, 2025, we entered into an amended employment agreement with Mr. Sperry, pursuant to which Mr. Sperry’s salary was increased to $144,000 per year, payable $72,000 per year in cash, and $72,000 per year in shares of Company common stock, payable quarterly on the last day of each fiscal quarter beginning July 1, 2025, and valued based on the closing price listed on Nasdaq.com as of the last trading day during the quarter.

Effective as of closing of the Business Combination on December 13, 2024, we entered into an employment agreement with Chris Chumas to serve as our Chief Sales Officer. The agreement does not have a specified term. The agreement provides that Mr. Chumas will receive an initial annual base salary of $250,000 and is eligible for an annual performance-based cash bonus of up to 110% of Mr. Chumas’s base salary as determined by the Board, as well as annual grants of long-term incentive awards under and subject to the terms of the Company’s equity or other long-term incentive plans in effect from time to time, with the target value of such awards equaling 130% of Mr. Chumas’s base salary. The Company will have the right in its sole discretion to defer payment of cash compensation to Mr. Chumas until the Company shall have raised an aggregate of $10,000,000 in funding. If Mr. Chumas’s employment with the Company is terminated by the Company without “cause” (as defined in the agreement), he will receive severance of 12 months of current base salary, payable in a lump sum within 60 days. However, Mr. Chumas will receive severance, payable in a lump sum within 60 days, in an amount equal to the highest base salary during the prior 3 years, plus his average annual bonus, if termination of his employment occurs (i) without “cause” following a change in control of the Company, (ii) after Mr. Chumas has resigned as a result of a material diminution in his authority, duties, or responsibilities, a material reduction in base salary or other compensation benefits, relocation of more than 50 miles from Mr. Chumas’s then-current place of employment being required by the Board, or material breach by the Company of the employment agreement, or (iii) after Mr. Chumas has resigned in connection with a change in control of the Company as a result of the Company’s failure to obtain the assumption of the employment agreement following the change in control. Mr. Chumas’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with confidentiality, non-solicitation and other covenants in favor of the Company.

We entered into an employment agreement with Mr. Gallagher effective as of January 2, 2025. The agreement, which has an initial one-year term, provides that Mr. Gallagher will receive an initial annual base salary of $175,000, as well as $250,000 in Company common stock per year (vesting and issued on a quarterly basis), valued at the average closing price of the Company’s common stock for the 10 trading days prior to an ending the last trading day of each quarter. Mr. Gallagher is also eligible for an annual performance-based cash and/or stock award bonus based on performance and the Company’s ability to achieve EBITDA and financial goals as determined by the Company, as well as annual grants of long-term incentive awards under and subject to the terms of the Company’s equity or other long-term incentive plans in effect from time to time. If Mr. Gallagher’s employment with the Company is terminated by the Company without “cause” (as defined in the agreement) prior to the expiration of the initial one-year term, he will receive severance consisting of one month of current base salary, payable in a lump sum within 60 days. However, Mr. Gallagher will receive severance, payable in a lump sum within 60 days, in an amount equal to the highest base salary during the prior three years, plus his average annual bonus, if termination of his employment occurs (i) without “cause” following a change in control of the Company, (ii) after Mr. Gallagher has resigned as a result of a material diminution in his authority, duties, or responsibilities, a material reduction in base salary or other compensation benefits, relocation of more than 50 miles from Mr. Gallagher’s then-current place of employment being required by the Board, or material breach by the Company of the employment agreement, or (iii) after Mr. Gallagher has resigned in connection with a change in control of the Company as a result of the Company’s failure to obtain the assumption of the employment agreement following the change in control. Mr. Gallagher’s right to receive these severance benefits is subject to his providing a release of claims to the Company and his continued compliance with confidentiality, non-solicitation and other covenants in favor of the Company.

Defined Contribution Plans

As part of its overall compensation program, Alpha Modus provides all full-time employees, including each of the Target NEOs, with the opportunity to participate in a defined contribution 401(k) plan. The plan is intended to qualify under Section 401 of the Internal Revenue Code so that employee contributions and income earned on such contributions are not taxable to employees until withdrawn. Employees may elect to defer a percentage of their eligible compensation (not to exceed the statutorily prescribed annual limit) in the form of elective deferral contributions to the plan. The 401(k) plan also has a “catch-up contribution” feature for employees aged 50 or older (including those who qualify as “highly compensated” employees) who can defer amounts over the statutory limit that applies to all other employees. The Company does not currently make any matching or other contributions to participants’ accounts under the 401(k) plan.

Director Compensation

On January 2, 2025, the Company entered into director agreements with its non-employee members of the Board of Directors, Gregory Richter, Michael Garel, Scott Wattenberg, and William Ullman, to be considered effective as of closing of the Company’s business combination with Alpha Modus, Corp. (December 13, 2024), and pursuant to which the Company generally agreed to indemnify each of the non-employee directors to the broadest extent permitted by law and agreed to pay each non-employee director (i) $100,000 in common stock per annum, payable quarterly on the first day of each fiscal quarter and initially valued based on the closing price of the Company’s common stock on December 13, 2024, and (ii) $25,000 in cash per annum. The Company intends to continue evaluating the compensation to be provided to its non-employee directors.

None of the Company’s directors were compensated as directors during 2024 or 2023.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In 2021, William Alessi (“Alessi”), an officer and director of the Company, loaned the Company $89,929 and received a payment of $4,000, for a net of $85,929. The loan is informal, unsecured, due on demand and bears 10% interest. The accrued interest as of December 31, 2023 was $3,612. The accrued interest as of December 31, 2024 was $6,049. In 2023, the Company made payments of $61,958 towards the balance of the loan. On April 17, 2024, the Company paid the remaining balance of $23,972. As of December 31, 2024 and 2023, the balance was $0 and $23,972, respectively.

On January 17, 2023, the Company and Janbella Group, LLC (“Janbella”), which is controlled by Alessi, entered into a secured convertible promissory note for $412,500. The note included the $75,000 balance as of December 31, 2022, an additional $300,000, and an OID of $37,500. The note matures on January 17, 2024. The OID of $37,500 was recorded as a debt discount and was being amortized over the life of the original note ending on January 17, 2024. On August 31, 2023, the Company and Janbella entered into an Amended and Restated 12% Senior Secured Promissory Note for $453,750. This note was a modification of the $412,500 note dated January 17, 2023. The Company treated this as a modification of debt. All assets of the Company are collateral for the note. In the event of a Qualified Offering prior to the maturity date, at the option of Janbella, for every dollar received in a Qualified Offering, Janbella would receive $0.50, until the outstanding principal and interest are paid. Janbella is managed by Alessi. The note is convertible at a conversion price of $1.00. In the event of a merger or consolidation, the payment due to Janbella is 200% of the principal. During the year ended December 31, 2024, the Company amortized the remaining balance of $1,747 of this discount. There was a one-time interest charge of 10%, or $41,250, which was recorded as original interest discount and is being amortized over the life of the original note ending on January 17, 2024. During the year ended December 31, 2023, the Company amortized $39,329 of this discount. As of December 31, 2023, there was a balance remaining of $1,921. During the year ended December 31, 2024, the Company amortized the remaining balance of $1,921 of this discount. On March 29, 2024, the Company extended this note to June 7, 2024 and issued 1,400,000 shares of common stock to the JanBella. The stock was valued at $0.025 per share for a total value of $35,000. The Company recorded the charge of $35,000 as a debt discount and amortized $35,000 as debt discount interest expense during the year ended December 31, 2024. As of September 30, 2025, and December 31, 2024, the balance was $453,750 and $453,750, with accrued interest $115,101 and $73,810, respectively.

On August 31, 2023, the Company and Janbella entered into a Senior Secured Promissory Note for $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $27,273, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2024, the Company amortized $18,157 of this discount. As of December 31, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. As of September 30, 2025, and December 31, 2024, the balance on this note was $300,000.

On November 6, 2023, the Company and Janbella entered into a Senior Secured Promissory Note for $221,941. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $16,804, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2024, the Company amortized $13,713 of this discount. As of December 31, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. As of September 30, 2025, and December 31, 2024, the balance on this note was $221,941.

On February 28, 2024, the Company and Janbella entered into a verbal agreement for a $100,000 0% Senior Secured Promissory Note. On May 17, 2024, the Company and Janbella formalized the February 28, 2024 verbal agreement by entering into an 0% Senior Secured Promissory Note for $400,000 and JanBella funded an additional $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $14,087, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2024, the Company amortized $14,087 of this discount. As of December 31, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. On December 24, 2024, the Company and Janbella entered into a verbal agreement for an additional $100,000 0% Senior Secured Promissory Note. On December 13, 2024 as part of the business combination, the Company paid $100,000 on this balance. As of September 30, 2025, and December 31, 2024, the balance on this note was $400,000 and $400,000, respectively.

On March 14, 2025, the Company and Janbella entered into a verbal agreement for an additional $400,000 0% Senior Secured Promissory Note. Between March and April, 2025, the Company received $400,000 as part of this verbal agreement. On May 5, 2025, the Company paid $400,000 towards the balance of this note. During June, 2025, the Company received an additional $400,000 under the verbal agreement. On July 11, 2025, the Company repaid the additional $400,000. As of September 30, 2025, and December 31, 2024, the balance on this note was $0 and $0, respectively.

On August 18, 2025, the Company renegotiated the notes with JanBella. All notes were in default. In the new agreement, JanBella elected to retain the default penalties and interest on the notes and elected to forgive the default status and extend the notes to February 1, 2026. The adjusted balance of the notes with the default penalties and interest was $2,747,038. The Company recognized interest expense of $1,276,447 for the default penalties and interest on the notes. The interest rate on all notes was set at 8.00%, and the notes became convertible at a fixed price of $1.10.

On July 10, 2025, the Company and The Alessi 2023 Irrevocable Trust entered into an Promissory Note for $2,142,857. The note matures on April 30, 2026. The interest rate is 8.00%. An original interest discount was included on this note of $642,857. This discount is being amortized over the life of the original note ending on April 30, 2026. This note is convertible at a fixed price of $5.00. During the nine months ended September 30, 2025, the Company amortized $144,423 of this discount. As of September 30, 2025, and December 31, 2024, the balance was $2,142,857 and $0, with accrued interest $39,048 and $0, respectively.

On September 16, 2025, the Company and The Alessi 2023 Irrevocable Trust entered into an Promissory Note for $714,286. The note matures on September 15, 2026. The interest rate is 8.00%. An original interest discount was included on this note of $214,286. This discount is being amortized over the life of the original note ending on September 15, 2026. This note is convertible at a fixed price of $5.00. During the nine months ended September 30, 2025, the Company amortized $8,219 of this discount. As of September 30, 2025, and December 31, 2024, the balance was $714,286 and $0, with accrued interest $2,222 and $0, respectively.

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Prior INAQ Convertible Promissory Note

On July 25, 2024, the Company issued an unsecured promissory note in the aggregate principal amount of $35,000 to Jeff Gary, a related party; the note was entered into in consideration of two transfers made by Jeffrey J. Gary to the Company on April 18, 2024, for $25,000 and on May 22, 2024, for $10,000. The note does not bear interest and matures upon the closing of an initial business combination of the Company. The principal balance may be repaid at any time. The principal balance shall be payable by the Company either: (i) in cash, or (ii) at the payee’s election in writing, by issuance of the Company’s private placement warrants, at a price of $1.00 per warrant. Each warrant would entitle the holder to purchase one share of common stock at $11.50 per share. As of September 30, 2025, and December 31, 2024, the balance on this note was $35,000.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,500,000 and 1,200,000 Private Placement Warrants to the Sponsor and Cantor and Odeon, respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor and the underwriters was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. Except as set forth below, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor, the underwriters or their permitted transferees.

The Sponsor, the underwriters and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

Business Combination Related Agreements

On October 13, 2023, the Company and Alpha Modus, Corp. entered into the Business Combination Agreement, which was subsequently amended on June 21, 2024. Pursuant to the Business Combination Agreement, as amended, Alpha Modus, Corp., and the Company agreed that (i) each share of Alpha Modus, Corp. common stock (other than those properly exercising any applicable appraisal rights under applicable law) would be converted into (A) one share of Company common stock, and (B) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero); and (iii) each share of Alpha Modus, Corp. preferred stock (other than those properly exercising any applicable appraisal rights under applicable law) would be converted into (A) one share of Company Series C Preferred Stock, and (B) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero) (collectively the “Merger Consideration”).

The stockholders of Alpha Modus, Corp. may be issued up to 2,200,000 additional shares of Company common stock (the “Earnout Shares”). The Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) trading days within any thirty (30)-consecutive trading day period beginning at least 180 days after the Closing and on or prior to the 5-year anniversary of the Closing, the VWAP of the Company’s common stock equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Earnout Shares earned and issued upon certain changes of control of IAC at or prior to the 5-year anniversary of the Closing.

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Additionally, at the Closing, the Company’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) was required to deposit 750,000 shares of Company common stock into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Earnout Shares described above. Additionally, the Company and the Sponsor agreed that the Sponsor will forfeit and cancel 750,000 shares of Company common stock at Closing. Finally, at the Closing, (i) the Company will to use its best efforts to pay off the Company’s loan(s) from Polar Multi-Strategy Master Fund (“Polar”) (expected to be approximately $975,000 at Closing), (ii) the Company will use its best efforts to pay Alpha Modus, Corp.’s loans from Janbella Group, LLC (“Janbella”) (expected to be approximately $1,400,000 at Closing), (iii) the Company will issue to Janbella 1,392,308 shares of Company common stock, (iv) the Company will issue to Michael Singer 125,000 shares of Company common stock, (v) the Company will issue to Cantor Fitzgerald & Co. (“Cantor”) 210,000 shares of Company common stock, and (vi) the Company will issue to Odeon Capital Group, LLC (“Odeon”) 90,000 shares of Company common stock.

In connection with the Business Combination Agreements, the Company, Alpha Modus, Corp., and certain other parties entered into related agreements described below.

Stockholder Support Agreements

The Company, and the majority stockholders of Alpha Modus, Corp., the family trusts of Mr. Alessi, entered into a Stockholder Support Agreement (the “Stockholder Support Agreement”) on or about October 13, 2023. Pursuant to the Stockholder Support Agreement, the Alpha Modus, Corp. majority stockholders agreed to, among other things, vote their shares of Alpha Modus, Corp. in favor of the adoption and approval of the Business Combination Agreement and related transactions.

Amended Registration Rights Agreement

The Company, the Sponsor and certain other Company shareholders parties thereto (collectively, the “Initial Holders”), Alpha Modus, and certain Alpha Modus stockholders entered an Amended and Restated Registration Rights Agreement (the “Amended Registration Rights Agreement”) on or about October 13, 2023. Pursuant to the Amended Registration Rights Agreement, the Initial Holders will be provided the right to demand registrations, piggy-back registrations and shelf registrations with respect to Registrable Securities (as defined in the Amended Registration Rights Agreement). The Amended Registration Rights Agreement would supersede the registration rights agreements between IAC and certain of the Initial Holders.

Confidentiality and Lock-Up Agreement

Certain Alpha Modus stockholders (the majority stockholders of Alpha Modus, Corp.) entered into a Confidentiality and Lock-up Agreement with the Company (the “Confidentiality and Lock-Up Agreement”) on or about October 13, 2023. Pursuant to the Confidentiality and Lock-Up Agreement, each Alpha Modus stockholder party thereto agreed to a lock-up of its Company securities during a period (the “Lock-Up Period”) from Closing of the Business Combination through the earlier of (i) the date that is 12 months after Closing, or (ii) the date that the volume-weighted average price of the Company’s common stock as reported by Bloomberg exceeds $12.50 per share for any 20 trading days within any consecutive 30-trading day period, except for an aggregate number of shares of Company common stock equal to (X) 1,650,000 shares, plus (Y) the number of shares of Company common stock issued to Janbella pursuant to Section 7.21 of the Business Combination Agreement, minus (Z) 557,692 shares, which aggregate number of shares is not subject to lock-up restrictions may be sold by the Alpha Modus stockholder parties during the Lock-Up Period. As 1,392,308 shares of Company common stock were issued to Janbella pursuant to Section 7.21 of the Business Combination Agreement, an aggregate of 2,484,616 shares of Company held by the majority stockholders are not subject to lock-up restrictions, and have therefore been registered for resale.

Sponsor Lock-Up Agreement

The Company, the Sponsor, and Alpha Modus, Corp. entered into an Lock-Up Agreement (the “Sponsor Lock-Up Agreement”) on or about October 13, 2023, pursuant to which, among other things, the Sponsor agreed to a lock-up of its Company securities during the defined lock-up period, except for a number of shares equal to 15% of the Company’s common stock owned by the Sponsor as of Closing, which number of shares may be sold by the Sponsor during the lock-up period without lock-up restriction. As the Sponsor owned 3,449,990 shares as of Closing (that were not Sponsor Earnout Shares), 15% of such number of shares, or approximately 517,512 shares, are have therefore been registered for resale by the Sponsor’s assignees.

IAC Stockholder Support Agreement

The Company, the Sponsor, and Alpha Modus, Corp. entered into a Stockholder Support Agreement (the “IAC Stockholder Support Agreement”) on or about October 13, 2023, pursuant to which the Sponsor agreed, among other things, to vote their shares of Company common stock in favor of the adoption an approval of the Business Combination Agreement and related transactions.

DESCRIPTION OF SECURITIES

The following summary of the material terms of the Company’s securities is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the DGCL and the Amended and Restated Charter in its entirety for a complete description of the rights and preferences of the Company’s securities.

Pursuant to the Amended and Restated Charter, our authorized capital stock consists of 200,000,000 shares of Class A common stock, $0.0001 par value, 20,000,000 shares of Class B common stock, $0.0001 par value, and 8,500,000 shares of preferred stock, $0.0001 par value, 7,500,000 shares of which have been designated as Series C Redeemable Convertible Preferred Stock, and 1,000,000 shares of which will remain undesignated preferred stock. The following description summarizes the material terms of the capital stock of the Company. Because it is only a summary, it may not contain all the information that is important to you.

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Common Stock

At the closing of the Business Combination, all outstanding shares of Class B common stock were converted into Class A common stock in accordance with the Amended and Restated Charter on a 1-for-1 basis, and all outstanding shares of common stock were Class A common stock, par value $0.0001 per share, which shares are referred to herein as “common stock.”

Immediately after the Closing of the Business Combination, the Company had a total of 12,455,252 shares of common stock issued and outstanding. As of December 3, 2025, the Company had a total of 41,959,958 shares of common stock issued and outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Unless specified in the Amended and Restated Charter or the Company’s Bylaws, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of our shares of common stock that are voted is required to approve any such matter voted on by our stockholders.

Preferred Stock

The Amended and Restated Charter authorizes the issuance of 8,500,000 shares of preferred stock, 7,500,000 shares of which have been designated as Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), and 1,000,000 shares of which will be undesignated. As of December 3, 2025, 4,300,000 shares of Series C Preferred Stock are outstanding.

The Series C Preferred Stock has the following rights:

I.	Ranking. The Series C Preferred Stock will rank senior to the Company common stock and other classes of preferred stock with respect to rights upon liquidation, winding up or dissolution.

II.	Voting. Each share of Series C Preferred Stock shall entitle the holder to one vote on all matters submitted to the vote of the Company’s shareholders;

III.	Dividends. The Series C Preferred Stock shall be treated pari passu with the Company common stock except that the dividends per share payable on the Series C Preferred Stock shall equal the dividend per share declared on each share of common stock multiplied by $10.00 (the “Face Value”) and divided by the applicable Conversion Price (as defined below). “Conversion Price” means a price per share equal to the lesser of either the Face Value, or (a) if no Trigger Event (as defined below) has occurred, 100% of the average of the 5 lowest closing bid prices of the common stock during the 10 days preceding the conversion notice date (the “Measurement Period”), not to exceed 100% of the lowest sales price on the last day of the Measurement Period, or (b) following any Trigger Event, 50.0% of the average of the lowest closing bid prices of the common stock during the Measurement Period, not to exceed 50.0% of the lowest sales price on the last day of such Measurement Period. “Trigger Event” generally means (a) a failure of a holder of Series C Preferred Stock to receive conversion shares when required or any agreement between the Company and the Series C Preferred Stockholder that is either (x) related to the payment of cash or delivery of conversion shares, or (y) curable, has not occurred before, and is not cured within 5 trading days of notice; (c) the Company’s suspension from trading or delisting from its principal trading exchange or market; (d) notification of an intention for the Company or its transfer agent not to comply with a conversion notice; (e) the Company’s bankruptcy, insolvency, reorganization, liquidation or similar proceedings; (f) the appointment of a custodian, receiver or similar official for the Company; (g) the entry of judgments against the Company in excess of $500,000 which are not stayed or satisfied within 30 days of entry; (h) the Company’s failure to comply with reporting requirements of Securities Exchange Act; (i) the initiation of any regulatory, administrative or enforcement proceeding against the Company; or (j) any material provision of the designation of the Series C Preferred Stock ceases to be valid or is contested.

IV.	Liquidation. Upon any liquidation, dissolution or winding up of the Company, holders of Series C Preferred Stock shall be paid the Face Value per share, plus any accrued but unpaid dividends (the “Liquidation Value”).

V.	Redemption. The Company shall be obligated to pay holders the Liquidation Value to redeem the Series C Preferred Stock upon the occurrence of a Deemed Liquidation Event (as defined below) or Trigger Event (as defined below). “Deemed Liquidation Event” generally means (a) a merger or consolidation where the Company or a subsidiary is a party to the merger and the Company issues shares of stock (except for domicile mergers and mergers not constituting a change of control); (b) the Company issues convertible or equity securities that senior to the Series C Preferred Stock in any respect; (c) a holder does not receive conversion shares upon conversion of the Series C Preferred Stock within 5 trading days due to the occurrence of an event that is solely within the control of the Company; (d) trading of the common stock is halted or suspended for 10 or more consecutive trading days due to the occurrence of an event that is solely within the control of the Company; or (e) a sale or other disposition of substantially all the assets of the Company that is not approved by the holders of the Series C Preferred Stock.

VI.	Conversion. Shares of Series C Preferred Stock are not convertible until 18 months following Closing of the Business Combination so long as a Trigger Event has not occurred. Beginning 18 months following Closing of the Business Combination, or following the occurrence of a Trigger Event, shares of Series C Preferred Stock are convertible at election of the holder at the then-applicable Conversion Price.

The Amended and Restated Charter provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series of preferred stock. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have 4,300,000 shares of Series C Preferred Stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock other than the 4,300,000 shares of Series C Preferred Stock, we cannot assure you that we will not do so in the future.

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Warrants

Public Warrants

Each Public Warrant entitles the registered holder to purchase one share of Company common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the Closing. The Public Warrants will expire five years after the Closing of the Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

We will not be obligated to deliver any shares of Company common stock pursuant to the exercise of a Public Warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Company common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration. No warrant will be exercisable and we will not be obligated to issue shares of Company common stock upon exercise of a warrant unless the Company common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a Public Warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant.

We are not registering the shares of Company common stock issuable upon exercise of the Public Warrants at this time. However, we have agreed that as soon as practicable, we will use our best efforts to file with the SEC a registration statement covering the shares of Company common stock issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those shares of Company common stock until the warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the shares of Company common stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Company common stock issuable upon exercise of the warrants is not effective within a specified period following the Closing of the Business Combination, warrantholders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the Public Warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption to each warrantholder; and

●	if, and only if, the reported last sale price of the Company common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

As of December 3, 2025, the sales price of the Company common stock did not exceed the threshold that would allow the Company to redeem the Public Warrants.

If and when the Public Warrants become redeemable by us, we may not exercise our redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification.

We have established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the Public Warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Company common stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the Public Warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our stockholders of issuing the maximum number of shares of Company common stock issuable upon the exercise of our warrants. If our management takes advantage of this option, all holders of Public Warrants would pay the exercise price by surrendering their warrants for that number of shares of Company common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Company common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Company common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Company common stock to be received upon exercise of the Public Warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Closing. If we call our Public Warrants for redemption and our management does not take advantage of this option, Sponsor and its permitted transferees would still be entitled to exercise their Private Placement Warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

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A holder of a Public Warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the shares of Company common stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of Company common stock is increased by a stock dividend payable in shares of Company common stock, or by a split-up of shares of Company common stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Company common stock issuable on exercise of each Public Warrant will be increased in proportion to such increase in the outstanding shares of Company common stock. A rights offering to holders of Company common stock entitling holders to purchase shares of Company common stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Company common stock equal to the product of (i) the number of shares of Company common stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Company common stock) and (ii) one (1) minus the quotient of (x) the price per share of Company common stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Company common stock, in determining the price payable for Company common stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Company common stock as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the shares of Company common stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the Public Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Company common stock on account of such shares of Company common stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as described above, (b) certain ordinary cash dividends, (c) to satisfy the redemption rights of the holders of Company common stock in connection with the Closing of the Business Combination, (d) to satisfy the redemption rights of the holders of Company common stock in connection with a stockholder vote to amend and restate the IAC Charter (i) for an extension, or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of Company common stock in respect of such event.

If the number of outstanding shares of our Company common stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Company common stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Company common stock issuable on exercise of each Public Warrant will be decreased in proportion to such decrease in outstanding shares of Company common stock.

Whenever the number of shares of Company common stock purchasable upon the exercise of the Public Warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Company common stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Company common stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of Company common stock (other than those described above or that solely affects the par value of such shares of Company common stock), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding shares of Company common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the Public Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of our Company common stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Company common stock in such a transaction is payable in the form of Company common stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrantholder for the loss of the option value portion of the warrant due to the requirement that the warrantholder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The Public Warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and IAC. You should review a copy of the warrant agreement, which has been publicly filed with the SEC and which you can find in the list of exhibits to this registration statement, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants.

The Public Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders do not have the rights or privileges of holders of Company common stock and any voting rights until they exercise their warrants and receive shares of Company common stock. After the issuance of shares of Company common stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders.

No fractional shares will be issued upon exercise of the Public Warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of Company common stock to be issued to the warrantholder.

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Private Placement Warrants

The private placement warrants (including the Class A common stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except, among other limited exceptions as described under “Principal Stockholders — Transfers of Founder Shares and Private Placement Warrants,” to our officers and directors and other persons or entities affiliated with the initial purchasers of the private placement warrants) and they will not be redeemable by us so long as they are held by the initial stockholders or their permitted transferees. The initial purchasers, or their permitted transferees, have the option to exercise the private placement warrants on a cashless basis. Except as described in this section, the private placement warrants have terms and provisions that are identical to those of the warrants being sold as part of the units in this offering. If the private placement warrants are held by holders other than the initial purchasers or their permitted transferees, the private placement warrants will be redeemable by us for cash and exercisable by the holders on the same basis as the warrants included in the units being sold in this offering.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A common stock (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” will mean the average closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by the initial purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Our initial stockholders and the underwriters have agreed not to transfer, assign or sell any of the private placement warrants (including the Class A common stock issuable upon exercise of any of these warrants) until the date that is 30 days after the date we complete our initial business combination, except that, among other limited exceptions, transfers can be made to our officers and directors and other persons or entities affiliated with the sponsor or the underwriters.

In addition, for as long as the private placement warrants are held by Cantor or Odeon or their respective designees or affiliates, they will be subject to the lock-up and registration rights limitations imposed by FINRA Rule 5110 and may not be exercised after five years from the commencement of sales of this offering.

Note Placement Warrants

Effective October 19, 2025, the Company entered into a securities purchase agreement with the Nancy Helen Wallace and Gerard Haase-Dubosc Family Trust (the “Haase-Dubosc Trust”), pursuant to which the Company issued (i) a convertible promissory note to the Haase-Dubosc Trust in the original principal amount of $400,000 (the “Haase-Dubosc Note”), and (ii) warrants to the Haase-Dubosc Trust to purchase 363,636 shares of Company Class A common stock at an exercise price of $1.10/share (with an exercise term through October 15, 2030) (the “Haase-Dubosc Warrants”), for a total purchase price of $400,000. The Haase-Dubosc Note accrues interest at 7% per annum, matures on October 15, 2026, and is convertible into shares of common stock of the Company at the election of the holder at any time 6 months following issuance of the note at a fixed, non-variable conversion price equal to 80% of the 5-day volume-weighted average price on the first trading day following issuance of the note, or $0.896/share. The Haase-Dubosc Note and Haase-Dubosc Warrants were issued to the Haase-Dubosc Trust on October 19, 2025.

Effective December 2, 2025, the Company entered into a securities purchase agreement with AIFirst Ventures LLC (“AIFirst”), pursuant to which the Company issued (i) a convertible promissory note to AIFirst in the original principal amount of $250,000 (the “AIFirst Note”), and (ii) warrants to AIFirst to purchase 1,000,000 shares of Company Class A common stock at an exercise price of $1.00/share (the “AIFirst Warrants”), for a total purchase price of $250,000 (the “Purchase Price”). The AIFirst Note does not accrue interest, matures on October 30, 2026, and is convertible into shares of Class A common stock of the Company at the election of the holder at any time 6 months following issuance of the Note at a fixed, non-variable conversion price equal to 80% of the 5-day volume-weighted average price on the first trading day following issuance of the Note (or $0.617, based on the 5-day volume-weighted average price on December 3, 2025, of approximately $0.771). The Purchase Price was paid by AIFirst to the Company on December 2, 2025, and the Note and Warrant were issued by the Company to AIFirst effective as of December 2, 2025.

The Haase-Dubosc Warrants and AIFirst Warrants (collectively the “Note Placement Warrants”) are only exercisable for the exercise price payable in cash, and are not exercisable on a “cashless” basis. If the number of outstanding shares of our Company common stock is increased or decreased by a stock dividend, subdivision, stock split, consolidation, combination, reverse stock split or reclassification of shares of Company common stock or other similar event, then, on the effective date of such event, (i) the exercise price shall be proportionately adjusted by the ratio which the total number of shares of common stock to be outstanding immediately after such event bears to the total number of shares of common stock outstanding immediately prior to such event, and (ii) the number of shares of Company common stock issuable on exercise of the Note Placement Warrants will be adjusted in proportion to such increase or decrease in outstanding shares of Company common stock.

Dividends

We have not paid any cash dividends on our common stock to date. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial conditions. The payment of any cash dividends is within the discretion of our board of directors at such time. Further, if we incur any indebtedness, our ability to declare dividends may be limited by restrictive covenants we may agree to in connection therewith.

Our Transfer Agent and Warrant Agent

The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence, willful misconduct or bad faith of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and the Amended and Restated Charter and Bylaws

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of the Company’s outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of the Company’s assets with a market value of 10% or more of its aggregate market value of all of its assets or of all of its outstanding stock. However, the above provisions of Section 203 do not apply if:

●	the Company Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of the Company’s voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the initial business combination is approved by the Company Board and authorized at a meeting of the Company’s stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

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Under certain circumstances, Section 203 of the DGCL will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with the Company Board because the stockholder approval requirement would be avoided if the Company Board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder. Section 203 of the DGCL also may have the effect of preventing changes in the Company Board and may make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

The Amended and Restated Charter provided that the Company Board is classified into three classes of directors. As a result, in most circumstances, a person can gain control of the Company Board only by successfully engaging in a proxy contest at two or more annual meetings.

Authorized but Unissued Shares

The Company’s authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval (including a specified future issuance) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

Exclusive forum for certain lawsuits

The Amended and Restated Charter requires, to the fullest extent permitted by law, that derivative actions brought in the Company’s name, actions against any current or former directors, officers, employees or stockholders of the Company for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware or if such court does not have subject matter jurisdiction, the federal district court of the State of Delaware. The Amended and Restated Charter also requires, to the fullest extent permitted by applicable law, the federal district courts of the United States to be the exclusive forum for the resolution of any complaint asserting a cause of action under the Securities Act. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, a court may determine that these provisions are unenforceable, and to the extent they are enforceable, the provisions may have the effect of discouraging lawsuits against the Company’s directors and officers, although the Company stockholders will not be deemed to have waived the Company’s compliance with federal securities laws and the rules and regulations thereunder.

Special meeting of stockholders

The Bylaws provide that special meetings of our stockholders may be called only by a resolution adopted by the Company Board.

Advance notice requirements for stockholder proposals and director nominations

The Bylaws provide that stockholders seeking to bring business before the Company’s annual meeting of stockholders, or to nominate candidates for election as directors at Company’s annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at the Company’s principal executive offices not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14A-8 of the Exchange Act, proposals seeking inclusion in the Company’s annual proxy statement must comply with the notice periods contained therein. The Bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude the Company’s stockholders from bringing matters before the Company’s annual meeting of stockholders or from making nominations for directors at the Company’s annual meeting of stockholders.

Action by Written Consent

Any action required or permitted to be taken at any annual and special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance of the DGCL and may not be taken by written consent of the stockholders without a meeting.

Classified Board of Directors

The Company Board is divided into three classes, Class A, Class B and Class C, with members of each class serving staggered three-year terms. As a result, in most circumstances, a person can gain control of the Company Board only by successfully engaging in a proxy contest at two or more annual meetings. The Amended and Restated Charter and the Company’s Bylaws provide that the authorized number of directors may be changed only by resolution of the board of directors. Subject to the terms of any preferred stock, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all then outstanding shares of Company capital stock entitled to vote generally in the election of directors, voting together as a single class. Any vacancy on the Company Board, including a vacancy resulting from an enlargement of the Company Board, may be filled only by vote of a majority of the Company’s directors then in office.

Listing of Securities

Our common stock and Public Warrants are currently listed on the Nasdaq Capital Market under the symbol “AMOD” and “AMODW,” respectively.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to the Company regarding the beneficial ownership of the Company’s common stock as of December 3, 2025, by:

●	each person who is known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s common stock;

●	each of the Company’s named executive officers and directors; and

●	all of the Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, which includes the power to dispose of or to direct the disposition of the security or has the right to acquire such powers within 60 days. In computing the number of shares of the Company’s common stock beneficially owned by a person or entity and the percentage ownership, the Company deemed outstanding shares of its common stock subject to options and warrants held by that person or entity that are currently exercisable or exercisable within 60 days of December 3, 2025. The Company did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person or entity.

Unless otherwise noted, the address of each beneficial owner is c/o Alpha Modus Holdings, Inc., 20311 Chartwell Center Dr., #1469, Cornelius, North Carolina, 28031.

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The beneficial ownership of the Company’s stock is based on 41,959,958 shares of the Company’s common stock, and 4,300,000 shares of Series C Preferred Stock, issued and outstanding as of December 3, 2025.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock		%	Number of Shares of Series C Preferred Stock		%
Directors and Executive Officers
William Alessi	31,172,176	(1)	74.3%	3,870,000	(2)	90.0%
Rodney Sperry	-		-	-		-
Chris Chumas	81,000	(3)	0.2%	430,000	(4)	10%
Thomas Gallagher	92,098		0.2%	-		-
Michael Garel	59,835		0.1%	-		-
Gregory Richter	75,435	(5)	0.2%	-		-
Scott Wattenberg	39,435		0.1%	-		-
William Ullman	742,015	(6)	1.7%	-		-
All Directors and Executive Officers as a Group	32,261,994		76.0%	4,300,000		100.0%

(1)	Includes (i) 139,784 shares of common stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 6,719,967 shares of common stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 6,719,967 shares of common stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 6,719,967 shares of common stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, (v) 6,719,967 shares of common stock held in the name of The Kim Alessi Richter Irrevocable Trust, (vi) 610,216 shares of common stock held in the name of the Alessi Revocable Trust, (vii) 2,792,308 shares of common stock held in the name of Janbella Group, LLC, and (viii) 750,000 shares of common stock held in the name of Insight Acquisition Sponsor LLC, which has granted an irrevocable proxy to vote such shares to William Alessi. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

(2)	Consists of 3,870,000 shares of Series C Preferred Stock held in the name of The Alessi 2023 Irrevocable Trust.

(3)	Consists of (i) 75,000 shares of Class A common stock held in the name of Chris Chumas, and (ii) 6,000 shares of Class A common stock held in the name of Mr. Chumas’s spouse, Amanda Chumas.

(4)	Consists of (i) 215,000 shares of Series C Preferred Stock held in the name of Chris Chumas, and (ii) 215,000 shares of Series C Preferred Stock held in the name of Mainstar Trust Cust Fbo Chris P Chumas Roth IRA.

(5)	Includes (i) 59,435 shares of Class A common stock held in the name of Gregory Richter, and (ii) 16,000 shares of Class A common stock held in the name of Mr. Richter’s spouse, Kim Alessi Richter.

(6)	Includes (i) 110,980 shares of Class A common stock held in the name of William Ullman, (ii) 159,983 shares of Class A common stock held in the name of Water Street Opportunities I LLC, (iii) 50,000 shares of common stock issuable under the Private Placement Warrants held by Mr. Ullman, which are deemed to be beneficially owned by Mr. Ullman since the warrants are exercisable within 60 days of the date of the Closing, and (iii) 421,052 shares of common stock issuable under the Private Placement Warrants held by Water Street Opportunities I LLC, which are deemed to be beneficially owned by Water Street Opportunities I LLC since the warrants are exercisable within 60 days of the date of the Closing. Mr. Ullman has voting and investment discretion with respect to securities held by Water Street Opportunities I LLC, and is deemed to be the beneficial owner of securities held in the name of Water Street Opportunities I LLC.

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SELLING SECURITYHOLDERS

We are registering the offer and sale of these securities to satisfy certain registration rights we have granted to the Selling Securityholders. The Selling Securityholders may offer and sell, from time to time, any or all of the shares of common stock or Private Placement Warrants being offered for resale by this prospectus, which consists of up to:

●	3,610,339 SPAC Shares;

●	6,278,664 Consideration Shares;

●	1,403,612 Convertible Note Shares;

●	7,469,999 IPO Private Placement Warrants;

●	7,469,999 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants;

●	1,363,636 Note Placement Warrants; and

●	1,363,636 Note Placement Warrant Shares issuable upon exercise of the Note Placement Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the shares of common stock, IPO Private Placement Warrants, or Note Placement Warrants set forth below pursuant to this prospectus. In this prospectus, the term “Selling Securityholders” includes (i) the entities identified in the table below (as such table may be amended from time to time by means of an amendment to the registration statement of which this prospectus forms a part or by a supplement to this prospectus), and (ii) any donees, pledgees, transferees or other successors-in-interest that acquire any of the securities covered by this prospectus after the date of this prospectus from the named Selling Securityholders as a gift, pledge, partnership distribution or other non-sale related transfer.

The following tables provide, as of the date of this prospectus, information regarding the beneficial ownership of our common stock, IPO Private Placement Warrants, and Note Placement Warrants of each Selling Securityholder, the number of shares of common stock and number of IPO Private Placement Warrants and Note Placement Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. The immediately following table also sets forth the percentage of common stock beneficially owned by a Selling Securityholder after giving effect to the sale by the Selling Securityholder of all offered securities, based on 41,959,958 shares of common stock outstanding on December 3, 2025.

For purposes of the table below, the Company has assumed (i) that no holders of IPO Private Placement Warrants or Note Placement Warrants exercise any of those warrants, (ii) that no holders of other Private Placement Warrants or Public Warrants exercise any of those warrants, (iii) no issuance of Earnout Shares, (iv) that after termination of this offering, none of the shares of common stock covered by this prospectus will be beneficially owned by the Selling Securityholders, and (v) the Selling Securityholders will not acquire beneficial ownership of any additional securities during the offering. In addition, we assume that the Selling Securityholders have not sold, transferred or otherwise disposed of, our securities in transactions exempt from the registration requirements of the Securities Act.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such common stock or warrants. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, common stock and warrants in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Certain of the Selling Securityholders (the Service Providers and certain of the Investors described below) will have an incentive to sell because they will be acquiring shares of our common stock as consideration for services and did not purchase the shares. Sales by such investors may prevent the trading price of our securities from exceeding the initial public offering price and may cause the trading prices of our securities to experience a further decline. Since others of our public stockholders purchased shares or warrants at prices above, and the exercise price of those warrants exceeds, the recent trading prices for shares of our common stock and warrants, other of our securityholders may not experience a positive rate of return if they were to sell at the same prices.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth in a prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s securities pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of shares of common stock or Note Placement Warrants registered on its behalf.

Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these shares of common stock and Note Placement Warrants.

Unless otherwise noted below, the address for each Selling Securityholder is c/o Alpha Modus Holdings, Inc., 20311 Chartwell Center Dr., #1469, Cornelius, NC 28031.

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	Securities Beneficially Owned Prior to the Offering		Securities Being Offered in the Offering		Securities Beneficially Owned After the Offered Securities are Sold
Name	Shares of Common Stock	Warrants	Shares of Common Stock	Warrants	Shares of Common Stock	%	Warrants	%
CPC Sponsor Opportunities I, LP (1)	819,875	483,960	819,875	483,960	—	—	—	—
CPC SPONSOR OPPORTUNITIES I (Parellel), LP (2)	684,483	404,040	684,483	404,040	—	—	—	—
Shorefield Global Limited (3)	362,510	222,000	362,510	222,000	—	—	—	—
ACM Alameda Special Purpose Investment Fund II LP + (4)	450,988	283,436	450,988	283,436	—	—	—	—
ACM ASOF VII (Cayman) Holdco LP (5)	353,552	222,200	353,552	222,200	—	—	—	—
Atalaya Special Purpose Investment Fund II LP (6)	256,204	161,030	256,204	161,030	—	—	—	—
Greenhaven Road Special Opportunities Fund LP (7)	527,688	300,000	527,688	300,000	—	—	—	—
FT SOF XIV (SPAC) Holdings, LLC (8)	246,945	145,650	246,945	145,650	—	—	—	—
FT SOF XIII (SPAC) Holdings, LLC (9)	41,282	24,349	41,282	24,349	—	—	—	—
LB-Insight LLC (10)	445,635	223,333	445,635	223,333	—	—	—	—
Moonshots IAC Partners LLC (11)	60,204	51,666	60,204	51,666	—	—	—	—
William A. Ullman (12)	160,980	50,000	121,545	50,000	39,435	—	—	—
Michael Singer (13)	2,816,602	2,169,975	2,816,602	2,169,975	—	—	—	—
Jeff Gary (14)	1,427,435	1,090,475	1,427,435	1,090,475	—	—	—	—
Marie Gary (15)	1,146,164	1,079,500	1,146,164	1,079,500	—	—	—	—
David S. Brosgol (16)	165,464	83,333	165,464	83,333	—	—	—	—
Victor Pascucci III (17)	113,002	52,000	113,002	52,000	—	—	—	—
Benjamin Securities Inc. (18)	3,000	—	3,000	—	—	—	—	—
Stephen F. Shea (19)	1,060	—	1,060	—	—	—	—	—
Polar Multi-Strategy Fund (20)	134,364	—	134,364	—	—	—	—	—
Chelsea Saffran (21)	5,000	2,000	5,000	2,000	—	—	—	—
Water Street Opportunities I LLC (22)	581,035	421,052	581,035	421,052	—	—	—	—
ECEG Partners LLC (23)	89,409	—	89,409	—	—	—	—	—
Timber Family LLC (24)	17,882	—	17,882	—	—	—	—	—
James Davidowitz (25)	8,941	—	8,941	—	—	—	—	—
John Davidowitz (26)	6,259	—	6,259	—	—	—	—	—
Mitchell Spector (27)	13,411	—	13,411	—	—	—	—	—
Bruce Cameron (28)	8,941	—	8,941	—	—	—	—	—
Zac Prince (29)	5,364	—	5,364	—	—	—	—	—
Ian Rosen (30)	7,152	—	7,152	—	—	—	—	—
Robert Densen (31)	4,471	—	4,471	—	—	—	—	—
Jean Chatzky (32)	4,471	—	4,471	—	—	—	—	—
Meteora Capital Partners, LP (33)	75,000	—	75,000	—	—	—	—	—
Meteora Special Opportunity Fund I LP (34)	75,000	—	75,000	—	—	—	—	—
Maxim Group LLC (35)	400,000	—	400,000	—	—	—	—	—
Rucus Holdings LLC (36)	250,000	—	250,000	—	—	—	—	—
Leron Group LLC (37)	4,000,000	—	4,000,000	—	—	—	—	—
Black Marble LP (38)	1,628,664	—	1,628,664	—	—	—	—	—
Loeb & Loeb LLP (39)	520,466	—	520,466	—	—	—	—	—
Nancy Helen Wallace and Gerard Haase-Dubosc Family Trust (40)	841,419	363,636	841,419	363,636	—	—	—	—
AIFirst Ventures LLC (41)	1,405,363	1,000,000	1,405,363	1,000,000	—	—	—	—

(1)	Interests shown consist of 335,915 Sponsor Shares, 483,960 IPO Private Placement Warrants, and 483,960 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 200 East 94th Street, #2109, New York, NY, 10128.
(2)	Interests shown consist of 280,443 Sponsor Shares, 404,040 IPO Private Placement Warrants, and 404,040 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 200 East 94th Street, #2109, New York, NY, 10128.
(3)	Interests shown consist of 140,510 Sponsor Shares, 222,000 IPO Private Placement Warrants, and 222,000 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is Vistra Corporate Services Centre, Wickhams Cay II, 22/F Lyndhurst Tower, 1 Lyndhurst Terrace Central, Road Town, Tortola, VG1110, British Virgin Islands.
(4)	Interests shown consist of 167,552 Sponsor Shares, 283,436 IPO Private Placement Warrants, and 283,436 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is One Rockefeller Plaza, 32nd Floor, New York, NY, 10120.
(5)	Interests shown consist of 131,352 Sponsor Shares, 222,200 IPO Private Placement Warrants, and 222,200 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is One Rockefeller Plaza, 32nd Floor, New York, NY, 10120.
(6)	Interests shown consist of 95,174 Sponsor Shares, 161,030 IPO Private Placement Warrants, and 161,030 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is One Rockefeller Plaza, 32nd Floor, New York, NY, 10120.
(7)	Interests shown consist of 227,688 Sponsor Shares, 300,000 IPO Private Placement Warrants, and 300,000 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 8 Sound Shore Drive, Suite 190, Greenwich, CT, 06830.
(8)	Interests shown consist of 101,295 Sponsor Shares, 145,650 IPO Private Placement Warrants, and 145,650 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 500 Fifth Avenue, 9th Floor, New York, NY, 10110.
(9)	Interests shown consist of 19,922 Sponsor Shares, 24,349 IPO Private Placement Warrants, and 24,349 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 500 Fifth Avenue, 9th Floor, New York, NY, 10110.
(10)	Interests shown consist of 222,302 Sponsor Shares, 223,333 IPO Private Placement Warrants, and 223,333 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 365 5th Avenue #201, Naples, FL, 34102.
(11)	Interests shown consist of 8,538 Sponsor Shares, 51,666 IPO Private Placement Warrants, and 51,666 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 12989 Thistlethorn Drive, Herndon, VA, 20171.
(12)	Interests shown consist of 71,545 Sponsor Shares, 50,000 IPO Private Placement Warrants, 50,000 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants, and 39,435 other shares of common stock issued to Mr. Ullman as a director of the Company that are not being registered for resale. The securityholder’s address is 200 Water Street, Apt 4B, Brooklyn, NY, 11201.
(13)	Interests shown consist of 646,627 Sponsor Shares, 2,169,975 IPO Private Placement Warrants, and 2,169,975 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 112 Two Holes of Water Road, East Hampton, NY, 11937.
(14)	Interests shown consist of 336,960 Sponsor Shares, 1,090,475 IPO Private Placement Warrants, and 1,090,475 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 149 Puesta Del Sol, Osprey, FL, 34229.
(15)	Interests shown consist of 66,664 Sponsor Shares, 1,079,500 IPO Private Placement Warrants, and 1,079,500 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is P.O. Box 431, Princeton, NJ, 08540.
(16)	Interests shown consist of 82,131 Sponsor Shares, 83,333 IPO Private Placement Warrants, and 83,333 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 10 Franklin Road, Scarsdale, NY, 10583.
(17)	Interests shown consist of 61,002 Sponsor Shares, 52,000 IPO Private Placement Warrants, and 52,000 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 330 Oxford Road 43, Kenilworth, IL, 60043.
(18)	Interests shown consist of 3,000 Sponsor Shares. The securityholder’s address is 3 West Garden Street Suite 407, Pensacola, FL, 32502.
(19)	Interests shown consist of 1,060 Sponsor Shares. The securityholder’s address is 137 Camino Posada, Walnut Creek, CA, 94595.
(20)	Interests shown consist of 134,364 SPAC Shares (Sponsor Shares and/or Anchor Shares, as the Company does not know which shares the securityholder has retained). The securityholder’s address is 16 York St., Suite 2900, Toronto, ON, M5J 0E6, Canada.
(21)	Interests shown consist of 3,000 Sponsor Shares, 2,000 IPO Private Placement Warrants, and 2,000 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 43 Upsala Path, West Milford, NJ, 07480.
(22)	Interests shown consist of 159,983 Sponsor Shares, 421,052 IPO Private Placement Warrants, and 421,052 IPO Private Placement Warrant Shares issuable upon exercise of the IPO Private Placement Warrants. The securityholder’s address is 200 Water Street #4B, Brooklyn, NY, 11201. William Ullman, one of the Company’s directors, has voting and investment discretion with respect to securities held by Water Street Opportunities I LLC, and is deemed to be the beneficial owner of securities held in the name of Water Street Opportunities I LLC.
(23)	Interests shown consist of 89,409 Sponsor Shares. The securityholder’s address is 754 Lake Avenue, Greenwich, CT, 06870.
(24)	Interests shown consist of 17,882 Sponsor Shares. The securityholder’s address is 9 Timber Trail, Rye, NY, 10580.
(25)	Interests shown consist of 8,941 Sponsor Shares. The securityholder’s address is 3 Stearns Ridge, Irvington, NY, 10533.
(26)	Interests shown consist of 6,259 Sponsor Shares. The securityholder’s address is 230 College Street, Burlington, VT, 05401.
(27)	Interests shown consist of 13,411 Sponsor Shares. The securityholder’s address is 13 Kolbert Drive, Scarsdale, NY, 10583.
(28)	Interests shown consist of 8,941 Sponsor Shares. The securityholder’s address is 306 Colleton Avenue SE, Aiken, SC, 29801.
(29)	Interests shown consist of 5,364 Sponsor Shares. The securityholder’s address is 231 Old Route 209, Hurley, NY, 12443.
(30)	Interests shown consist of 7,152 Sponsor Shares. The securityholder’s address is 5 Chambry Court, Freehold, NJ, 07728.
(31)	Interests shown consist of 4,471 Sponsor Shares. The securityholder’s address is 100 Wilson Road, Apt 18, Springfield, NJ, 07081.
(32)	Interests shown consist of 4,471 Sponsor Shares. The securityholder’s address is 237 South 18th Street, Philadelphia, PA, 19103.
(33)	Interests shown consist of 56,250 Anchor Shares, and 18,750 Sponsor Shares assigned by the Sponsor to the securityholder. The securityholder’s address is 250 W 55th St, Fl 30A, New York, NY, 10019.
(34)	Interests shown consist of 56,250 Anchor Shares, and 18,750 Sponsor Shares assigned by the Sponsor to the securityholder. The securityholder’s address is 1200 N Federal Hwy, #200, Boca Raton, FL, 33432.
(35)	Interests shown consist of 400,000 Consideration Shares issuable to Maxim pursuant to Amendment No. 1 to Letter Agreement dated May 16, 2025, by and between the Company and Maxim, pursuant to which the Company’s original engagement agreement with Maxim was amended to state that Maxim’s $300,000 merger and acquisition advisory fee in connection with the Company’s Business Combination would instead consist of 400,000 shares. Maxim’s address is 300 Park Ave., 16th Floor, New York, New York, 10022.
(36)	Interests shown consist of 250,000 Consideration Shares issuable to Rucus pursuant to the Consulting Agreement, dated September 22, 2025, by and between the Company and Rucus, pursuant to which the Company would issue Rucus 250,000 shares of common stock in consideration of Rucus’s marketing and sales services provided to the Company in connection with the rollout of the Company’s financial services kiosks with a major US retailer. Rucus’s address is 20018 Lamp Lighters Way, Cornelius, North Carolina, 29031, and shares held by Rucus are deemed to be beneficially owned by Thaddeus Puchyr.
(37)	Interests shown consist of 4,000,000 Consideration Shares issuable to Leron pursuant to the Consulting Agreement, dated September 22, 2025, by and between the Company and Leron, pursuant to which the Company would issue Leron 4,000,000 shares of common stock in consideration of Leron’s marketing and sales services provided to the Company in connection with the rollout of the Company’s financial services kiosks with a major US retailer. Leron’s address 613 Marsh Road, Charlotte, North Carolina, 28209, and shares held by Leron are deemed to be beneficially owned by Alexander Haase.
(38)	Interests shown consist of 1,628,664 Consideration Shares issuable to Black Marble pursuant to the Consulting Agreement, dated September 22, 2025, by and between the Company and Black Marble, pursuant to which the Company would issue Black Marble 1,628,664 shares of common stock in consideration of Black Marble’s sales and application development services provided to the Company in connection with the rollout of the Company’s financial services kiosks or web or mobile application. Black Marble’s address is 3613 Twin Lakes Way, Plano, TX 75093, and shares held by Black Marble are deemed to be beneficially owned by Snehal Fulzele.
(39)	Interests shown consist of 520,466 Convertible Note Shares issuable upon conversion of the convertible promissory note issued to Loeb on December 13, 2024, which is convertible into shares of Company common stock at 90% of the 5-day volume-weighted average price of the Company’s common stock at the time of conversion. Loeb’s address is 345 Park Avenue, New York, New York, 10154. The Company believes that Mitchell Nussbaum will have dispositive power with respect to Company shares that may be issued to Loeb, and that he is therefore deemed to be beneficial owner with respect to shares that may be issued to Loeb.
(40)	Interests shown consist of 363,636 Note Placement Warrants, 363,636 Note Placement Warrant Shares issuable upon exercise of those warrants (exercisable at $1.10/share, and not exercisable on a cashless basis), and 477,783 Convertible Note Shares issuable upon conversion of the convertible promissory note issued to the Haase-Dubosc Trust on October 19, 2025, which is convertible into shares of Company common stock at a fixed, non-variable conversion price equal to 80% of the 5-day volume-weighted average price on the first trading day following issuance of the note, which conversion price is $0.896. The Haase-Dubosc Trust’s address is 698 Harvey Mtn. Rd., Barnet, Vermont, 05281. The Company believes that Gerard Haase-Dubosc will have dispositive power with respect to Company shares that may be issued to the Haase-Dubosc Trust, and that he is therefore deemed to be beneficial owner with respect to shares that may be issued to the Haase-Dubosc Trust.
(41)	Interests shown consist of 1,000,000 Note Placement Warrants, 1,000,000 Note Placement Warrant Shares issuable upon exercise of those warrants (exercisable at $1.00/share, and not exercisable on a cashless basis), and 405,363 Convertible Note Shares issuable upon conversion of the convertible promissory note issued to AIFirst on December 2, 2025, which is convertible into shares of Company common stock at a fixed, non-variable conversion price equal to 80% of the 5-day volume-weighted average price on the first trading day following issuance of the note, which conversion price is $0.617. AIFirst’s address is 47 Lyme Road #10, Hanover, New Hampshire, 03755. The Company believes that Ganapathi Palanipandian will have dispositive power with respect to Company shares that may be issued to AIFirst, and that he is therefore deemed to be beneficial owner with respect to shares that may be issued to AIFirst. The Company believes that Snehal Fulzele, the control person of Black Marble, may also have dispositive power with respect to shares that may be issued to AIFirst, and that Mr. Fulzele may therefore also be deemed to be a beneficial owner with respect to shares that may be issued to AIFirst.

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U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a discussion of certain material U.S. federal income tax consequences of the acquisition, ownership and disposition of shares of common stock. This discussion is limited to certain U.S. federal income tax considerations to beneficial owners of the common stock who are initial purchasers of such common stock pursuant to this offering and hold the common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This summary is based upon U.S. federal income tax laws as of the date of this prospectus, which is subject to change or differing interpretations, possibly with retroactive effect. This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain net investment income and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	financial institutions or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	regulated investment companies;

●	real estate investment trusts;

●	expatriates or former long-term residents of the United States;

●	persons that actually or constructively own five percent or more (by vote or value) of our shares;

●	persons subject to the “applicable financial statement” accounting rules under Section 451(b) of the Code;

●	persons that acquired our common stock pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	insurance companies;

●	dealers or traders subject to a mark-to-market method of accounting with respect to our common stock;

●	persons holding our common stock as part of a “straddle,” constructive sale, hedge, conversion or other integrated or similar transaction;

●	U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

●	partnerships (or entities or arrangements classified as partnerships or other pass-through entities for U.S. federal income tax purposes) and any beneficial owners of such partnerships;

●	tax-exempt entities;

●	controlled foreign corporations; and

●	passive foreign investment companies.

If a partnership (including an entity or arrangement treated as a partnership or other pass-thru entity for U.S. federal income tax purposes) holds our common stock, the tax treatment of a partner, member or other beneficial owner in such partnership will generally depend upon the status of the partner, member or other beneficial owner, the activities of the partnership and certain determinations made at the partner, member or other beneficial owner level. If you are a partner, member or other beneficial owner of a partnership holding our common stock, you are urged to consult your tax advisor regarding the tax consequences of the acquisition, ownership and disposition of our common stock.

This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any U.S. federal taxes other than income taxes (such as gift and estate taxes).

We have not sought, and do not expect to seek, a ruling from the U.S. Internal Revenue Service (the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. You are urged to consult your tax advisor with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or foreign jurisdiction.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS ASSOCIATED WITH THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK. EACH PROSPECTIVE INVESTOR IN OUR COMMON STOCK IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL NON-INCOME, STATE, LOCAL, AND NON-U.S. TAX LAWS.

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U.S. Holders

This section applies to you if you are a “U.S. Holder.” A U.S. Holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. Holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of our common stock and will be treated as described under “U.S. Holders — Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. Holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock. Upon a sale or other taxable disposition of our common stock, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. Holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. Holder’s adjusted tax basis in its common stock exchanged. A U.S. Holder’s adjusted tax basis in its common stock generally will equal the U.S. Holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. Holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. Holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. Holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” As used herein, the term “Non-U.S. Holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. Holder;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our common stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock.

68

Taxation of Distributions. In general, any distributions we make to a Non-U.S. Holder of shares of our common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders — Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. Holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Our Common Stock. A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:

● the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder); or we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. Holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. Holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. Holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and may be filed with respect to the proceeds from a sale or other disposition of shares of common stock. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. Holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury regulations are not final, taxpayers generally may rely on them until final Treasury regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

PLAN OF DISTRIBUTION

Each Selling Securityholder and any of their pledgees, assignees, transferees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits subscribers;

69

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

●	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	through a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the Subscriber of securities, from the Subscriber) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock or Public Warrants for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each Subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

Certain legal matters relating to the validity of the common stock to be issued hereunder will be passed upon for the Company by Brunson Chandler & Jones, PLLC, of Salt Lake City, Utah.

EXPERTS

The financial statements of Alpha Modus Holdings, Inc. as of December 31, 2024, and for the year then ended, included in this prospectus have been so included in reliance on the report, which contains an explanatory paragraph regarding the Company’s ability to continue as a going concern, of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Alpha Modus, Corp. as of December 31, 2023, and for the year then ended, have been included herein in reliance upon the report of Turner, Stone & Company, L.L.P., an independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

70

Changes in Registrant’s Certifying Accountant

On December 18, 2024, the Company informed WithumSmith+Brown, PC (“Withum”), the Company’s independent registered public accounting firm prior to the Transactions, of its dismissal as the Company’s independent registered public accounting firm. The Company’s Audit Committee participated in and approved the determination to dismiss Withum. The report of Withum on IAC’s financial statements as of and for the fiscal years ended December 31, 2023 and 2022, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the fiscal years ended December 31, 2023 and 2022, and the subsequent period through December 18, 2024, there were no disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or audited scope or procedures, which disagreements if not resolved to Withum’s satisfaction would have caused Withum to make reference to the subject matter of the disagreement in connection with its report. During the fiscal years ended December 31, 2023 and 2022, and the subsequent period through December 18, 2024, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act, other than the material weaknesses in internal controls identified by IAC’s management, in consultation with its advisors, related to the Company’s inability to timely file periodic reports, the manner in which an amount due to shareholders was accounted for, the over withdrawal of trust funds, the incorrect transfer of funds to the Sponsor’s account, and restatement of prior period financial statements, as described in Item 9A. Controls and Procedures in IAC’s Annual Report on Form 10-K for the period ended December 31, 2023, filed with the SEC on May 14, 2024, and Item 4. Controls and Procedures of the Company’s subsequent Quarterly Reports on Form 10-Q. The Company has authorized Withum to respond fully to the inquiries of the successor accountant.

The Company provided Withum with a copy of the foregoing disclosures prior to the filing of this prospectus and requested that Marcum furnish a letter addressed to the SEC, which is filed as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which is does not agree.

On December 18, 2024, the Audit Committee approved the engagement of MaloneBailey, LLP (“MaloneBailey”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2024. MaloneBailey served as the independent registered public accounting firm of Legacy Alpha Modus prior to the Transactions. During the fiscal years ended December 31, 2023 and 2022, and prior to December 18, 2024, IAC did not consult with MaloneBailey with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on IAC’s financial statements, and neither a written report nor oral advice was provided to IAC that MaloneBailey concluded was an important factor considered by IAC in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (each as specified above).

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement and exhibits.

In addition, we file annual, quarterly and current reports, prospectus and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://alphamodus.com/. Through our website, we make available, free of charge, annual, quarterly and current reports, prospectus and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

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INDEX TO FINANCIAL STATEMENTS

ALPHA MODUS HOLDINGS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENT TABLE OF CONTENTS

F-1

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Alpha Modus Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Alpha Modus Corp. (the “Company”) as of December 31, 2023, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses and has stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provides a reasonable basis for our opinion.

/s/Turner, Stone & Company, L.L.P

We have served as the Company’s auditor from 2023 to 2024.

Dallas, Texas

May 3, 2024, except for the effects of the reverse recapitalization completed by the Company on December 13, 2024 as disclosed in Notes 1 and 10 as to which the date is April 15, 2025.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Alpha Modus Holdings, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of Alpha Modus Holdings, Inc. and its subsidiaries (collectively, the “Company”) as of December 31, 2024, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for the year then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of their operations and their cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company’s auditor since 2024.

Houston, Texas

April 15, 2025

F-3

ALPHA MODUS HOLDINGS, INC.

(fka INSIGHT ACQUISITION CORP.)

CONSOLIDATED BALANCE SHEETS

	December 31, 2024	December 31, 2023
ASSETS
Current assets
Cash	$735,814	$106,809
Prepaid expenses	841,637	-
Other receivable	-	15,000
Franchise tax receivable	125,068	-
Total current assets	1,702,519	121,809
Total assets	$1,702,519	$121,809

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$16,487	$11,844
Accrued liabilities	37,252	88,350
Accrued interest payable to related party	79,859	22,064
Excise tax payable	2,348,302	-
Financing payable	663,582	-
Convertible notes payable - related party, net of discount	35,000	-
Note payable - related party	1,375,691	964,125
Earnout shares and sponsor earnout shares liability	1,053,084	-
Warrant liability	1,950,053	-
Total current liabilities	7,559,310	1,086,383
Convertible notes payable, net of discount	2,934,543	-
Total liabilities	10,493,853	1,086,383

Commitments and contingencies

Mezzanine equity
Series C preferred stock, $0.001 par value, 8,500,000 shares authorized, 7,500,000 shares issued and outstanding as of December 31, 2024 and 2023, respectively	71,809,025	750

Stockholders’ deficit
Common stock, $0.0001 par value, 490,000,000 shares authorized, 12,455,252 and 3,500,000 shares issued and outstanding as of December 31, 2024 and 2023, respectively	1,246	350
Additional paid-in capital	13,226,787	2,697,132
Accumulated deficit	(93,828,392)	(3,662,806)
Total stockholders’ deficit	(80,600,359)	(965,324)
Total liabilities, mezzanine equity and stockholders’ deficit	$1,702,519	$121,809

The accompanying notes are an integral part of the consolidated financial statements.

F-4

ALPHA MODUS HOLDINGS, INC.

(fka INSIGHT ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Years Ended
	December 31, 2024	December 31, 2023
Operating expenses
General and administrative expenses	$396,434	$42,918
Professional fees	438,461	349,031
Total operating expenses	834,895	391,949
Operating loss	(834,895)	(391,949)

Other income (expenses)
Interest income	13	7
Change in fair value of earnout shares liability	18,731,514	-
Change in fair value of warrants liability	(397,553)	-
Forbearance fee expense	(13,226,926)	-
Interest expense	(168,886)	(109,353)
Total other income (expense)	4,938,162	(109,346)
Income (loss) before income tax expense	4,103,267	(501,295)
Income tax expense	(200)	-
Net income (loss)	$4,103,067	$(501,295)

Income (loss) per share, class A common stock – basic	$0.73	$(0.26)
Weighted average number of shares of class A common stock – basic	5,640,991	1,893,001

Income (loss) per share, class A common stock – diluted	$0.13	$(0.26)
Weighted average number of shares of class A common stock – diluted	32,175,764	1,893,001

The accompanying notes are an integral part of the consolidated financial statements.

F-5

ALPHA MODUS HOLDINGS, INC.

(fka INSIGHT ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2024 AND 2023

	Preferred Stock				Common Stock		Additional		Total
	Series A		Series B				Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2022	5,100,000	$510	10	$-	1,197,208	$120	$3,047,035	$(3,205,588)	$(157,923)
Purchase of treasury stock that was cancelled	-	-	-	-	(36,400)	(4)	(140,996)	-	(141,000)
Imputed interest discounts on related party notes	-	-		-	-	-	-	44,077	44,077
Conversion of preferred series A to common stock	(5,100,000)	(510)	-	-	5,100	1	509	-	-
Conversion of preferred series B to common stock	-	-	(10)	-	2,334,092	233	(209,416)		(209,183)
Net loss for the year	-	-	-	-	-	-	-	(501,295)	(501,295)
Balance, December 31, 2023	-	-	-	-	3,500,000	350	2,697,132	(3,662,806)	(965,324)
Imputed interest discounts on related party notes	-	-	-	-	-	-	-	14,087	14,087
Shares issued for note extension with related party	-	-	-	-	1,400,000	140	34,860	-	35,000
Shares issued for cash and financing incentive	-	-	-	-	1,000,000	100	24,900	-	25,000
Shares issued for services	-	-	-	-	245,000	25	6,100	-	6,125
Shares cancelled per forfeiture agreement	-	-	-	-	(850,000)	(85)	85	-	-
Effect of recapitalization merger	-	-	-	-	5,767,944	577	(2,763,077)	(94,282,740)	(97,045,240)
Shares issued for forbearance fee	-	-	-	-	1,392,308	139	13,226,787	-	13,226,926
Net income for the year	-	-	-	-	-	-	-	4,103,067	4,103,067
Balance, December 31, 2024	-	$-	-	$-	12,455,252	$1,246	$13,226,787	$(93,828,392)	$(80,600,359)

The accompanying notes are an integral part of the consolidated financial statement.

F-6

ALPHA MODUS HOLDINGS, INC.

(fka INSIGHT ACQUISITION CORP.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended
	December 31, 2024	December 31, 2023
Cash flows from operating activities:
Net income (loss)	$4,103,067	$(501,295)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	94,168	87,289
Shares issued for services	6,125	-
Change in fair value of warrant liability	397,553	-
Change in fair value of earnout shares liability	(18,731,514)	-
Stock issued for forbearance fee	13,226,926	-
Change in assets and liabilities:
Prepaid expenses	(801,386)	-
Other receivables	17,224	(15,000)
Accounts payable and accrued expenses	41,893	11,844
Accrued expenses - related party	(88,350)	(120,083)
Accrued interest payable - related party	57,795	22,064
Net cash used in operating activities	(1,676,499)	(515,181)

Cash flows from investing activities:
Cash acquired with merger	2,537	-
Acquisition cots	(361,643)	-
Net cash used in investing activities	(359,106)	-

Cash flows from financing activities:
Proceeds from notes payable to related party	500,000	821,941
Repayment of notes payable to related party	(123,972)	(61,957)
Repayment of due to investor	(1,000,000)	-
Proceeds from convertible notes payable	2,600,000	-
Proceeds from financing payable	663,582	-
Repurchase of common stock to cancel	-	(141,000)
Proceeds from sale of common stock	25,000	-
Net cash provided by financing activities	2,664,610	618,984
Net change in cash	629,005	103,803

Cash at beginning of period	106,809	3,006
Cash at end of period	$735,814	$106,809

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$200	$-

Supplemental non-cash information
Net assets and liabilities assumed in the merger	$(25,236,215)	$-
Conversion of preferred series A stock into common stock	$-	$510
Conversion of preferred series B stock into common stock	$-	$10,000
Common shares cancelled per forfeiture agreement	$85	$-
Common shares cancelled for reimbursement of expenses	$-	$208,433
Common shares issued for note extension with related party	$35,000	$-
Renegotiated notes payable	$-	$487,500
Discounts on notes payable applied directly against accumulated deficit	$14,087	$44,077

The accompanying notes are an integral part of the consolidated financial statements.

F-7

ALPHA MODUS HOLDINGS, INC.

(fka INSIGHT ACQUISITION CORP.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024

NOTE 1 – NATURE OF OPERATIONS

Company Background

Alpha Modus Corp. (the “Company,” “we,” “us,” “our,” or “Alpha Modus”), was incorporated in the State of Florida on July 11, 2014.

Nature of Operations

Alpha Modus was founded as an artificial intelligence software as a service provider. As of January 2020, Alpha Modus abandoned its software and deemed it not technologically feasible. Since that time, the Company has focused on developing its patents. Alpha Modus was awarded US Patent No. 10,360,571 (the “571 Patent”) on July 23, 2019. Since August 2019, Alpha Modus has focused on research and development to expand claims of the 571 Patent. The Company began commercialization efforts of the 571 Patent family in 2024.

Business Combination

On December 13, 2024, the parties to the Business Combination Agreement consummated the Business Combination. Immediately upon the consummation of the Business Combination, Alpha Modus, Corp. (“Alpha Modus”) became a wholly owned subsidiary of the Company, the Company changed its name to “Alpha Modus Holdings, Inc.,” (“Holdings”). In accordance with ASC 805, in a business combination, one of the combining entities shall be identified as the accounting acquirer. Management evaluated ASC 805-10-55-11 through 55-15 to make this determination. Management assessed the various criteria to identify the accounting acquirer; form of consideration, relative voting rights, large minority interest, composition of the governing body, composition of management, terms of the exchange of equity interests and relative size. Management determined that Alpha Modus would be the accounting acquirer, based on the voting rights after the combination, large minority interest, composition of board and management and relative size. Management evaluated which entity constituted a business based on the assets acquired and liabilities assumed along with the inputs and processes of the entities. Management determined that Alpha Modus constitutes a business and that the substance of the transaction is a recapitalization of Alpha Modus often referred to as a reverse recapitalization. Accordingly, the merger will be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, Holdings will be treated as the acquired company for financial reporting purposes. The net assets of Holdings will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the merger will be those of Alpha Modus. All periods prior to the Merger have been retrospectively adjusted using the Exchange Ratio for the equivalent number of shares outstanding immediately after the Closing to effect the reverse recapitalization.

In the Business Combination, the Company issued 5,295,000 shares of common stock and 7,500,000 shares of Series C Preferred Stock to Legacy Alpha Modus’ shareholders as merger consideration in the Business Combination, and the Company issued 1,817,308 shares of common stock to various parties as required by the Business Combination Agreement. Immediately following the Business Combination there were 12,455,252 shares of the Company’s common stock (all Class A common stock) issued and outstanding, and 7,500,000 shares of the Company’s Series C Preferred Stock issued and outstanding.

Risks and Uncertainties

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the excise tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024. The Company is currently evaluating its options with respect to this obligation. Any amount of such excise tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC and has a year-end of December 31st.

F-8

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Liquidity and Going Concern

We have incurred recurring losses since inception and expect to continue to incur losses since the Company does not have any revenue stream. On December 31, 2024, we had $735,814 in cash. Our net income incurred for the year ended December 31, 2024 was $4,103,067, but was a result of changes in fair value of derivative liabilities. The working capital deficit was $5,856,791 on December 31, 2024. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financings. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

Cash and Cash Equivalent

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) insurance amounts of $250,000. From time to time, the Company has certain cash balances, including restricted cash, that may exceed insured limits. The Company utilizes large banking institutions that are reputable, therefore mitigating the risks.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Making estimates requires management to exercise significant judgment. The more significant accounting estimates included in these consolidated financial statements are the determination of the fair value of the warrant liabilities, earnout shares and sponsor earnout shares, preferred series C stock and excise tax payable. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” equals or approximates the carrying amounts represented in the consolidated balance sheets, except for the derivative liabilities (see Note 8).

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants and the forward purchase agreement, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

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The warrants issued in the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. In accordance with FASB ASC Topic 820, “Fair Value of Financial Instruments” (“ASC 820”), the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as they are outstanding. At the date of the merger, the initial fair value of the Public Warrants issued in connection with the Public Offering and the fair value of the Private Placement Warrants have been estimated using a Black-Scholes model. Subsequently, the fair value of the Public Warrants issued in connection with the Public Offering and the fair value of the Private Placement Warrants have been estimated using this same Black-Scholes model. Derivative warrant liabilities are classified as current liabilities (See note 6 for more details on warrants).

The company earnout shares and sponsor earnout shares (“earnout shares”) as defined in the business combination agreement are recognized as derivative liabilities in accordance with ASC 815. In accordance with FASB ASC Topic 820, “Fair Value of Financial Instruments” (“ASC 820”), the Company recognizes the earnout shares instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as they are outstanding. At the date of the merger, the initial fair value of the earnout shares have been estimated using a Monte Carlo simulation model. Subsequently, the fair value of the earnout shares have been estimated using this same Monte Carlo simulation model. Derivative earnout shares liabilities are classified as current liabilities (See note 7 for more details on earnout shares).

Net (Loss) Income Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average common shares outstanding during the year as defined by FASB, ASC Topic 260, Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. The Company has 26,534,773 dilutive shares of common stock derived from two convertible notes and the series C preferred stock as of December 31, 2024 and zero dilutive shares of common stock as of December 31, 2023.

The calculation of diluted net (loss) income does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the private placement warrants to purchase an aggregate of 20,700,000 shares of Class A common stock and the earnout shares and sponsor earnout shares as defined in the business combination agreement an aggregate of 2,950,000 shares of Class A common stock in the calculation of diluted (loss) income per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method.

The following tables present a reconciliation of the numerator and denominator used to compute basic and diluted net (loss) income per share:

	For the Years Ended
Numerator	December 31, 2024	December 31, 2023
Net Income (Loss)	$4,103,067	$(501,295)
Amortization of Debt Discounts	9,543	-
Interest Expense	14,450	-
Adjusted Net Income (Loss)	$4,127,060	$(501,295)

Denominator	Shares	Shares
Basic Weighted Average Number of Shares Outstanding during Period	5,640,991	1,893,001
Dilutive Shares	26,534,773	-
Diluted Weighted Average Number of Shares Outstanding during Period	32,175,764	1,893,001

Diluted Net Income (Loss) per Share	$0.13	$(0.26)

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company has no liability for uncertain tax positions as of December 31, 2024 and 2023. Interest and penalties in any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the year ended December 31, 2024 and 2023.

Notes Payable

The Company issued various notes payable to related parties. These notes payable included original issue discounts and debt issuance costs.

Original issue discounts. The Company accounts for the original issue discounts in accordance with Accounting Standards Codification (“ASC”) No. 835-30, Interest and Imputation of Interest, which requires the Company to record the discount as a contra-liability and amortize it over the term of the underlying note using the interest method.

Debt issuance costs. The Company accounts for debt issuance costs in accordance with ASC No. 470-20, Debt, which requires the Company to recognize a contra-liability for costs incurred with the issuance of debt instruments. These contra-liabilities are amortized over the term of the underlying note payable using the interest method.

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Related Parties

In accordance with ASC 850 “Related Party Disclosure”, a party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Series C Preferred Stock

During the year ended December 31, 2024, the Company amended and restated its charter to include the designation of a Series C Preferred Stock. The Amended and Restated Charter authorizes the issuance of 8,500,000 shares of preferred stock, 7,500,000 shares of which have been designated as Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), and 1,000,000 shares of which will be undesignated. Based on the characteristics and rights of the Series C Preferred Stock, the Company is reporting it as Mezzanine Equity (Temporary Equity) on its consolidated balance sheets. These shares were valued at the date of issuance using a Monte Carlo Simulation model. The Company determined that subsequent changes to the carrying value of the series C preferred shares will not be recognized until Redemption becomes probable of occurring. See Note 9 – Mezzanine Equity for further details.

Recent Accounting Pronouncements

Recently Issued Accounting Standards: Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, requiring public entities to disclose information about their reportable segments’ significant expenses and other segment items on an interim and annual basis. Public entities with a single reportable segment are required to apply the disclosure requirements in ASU 2023-07, as well as all existing segment disclosures and reconciliation requirements in ASC 280 on an interim and annual basis. The Company adopted ASU 2023-07 during the year ended December 31, 2024. See Note 12 – Segment Information for further details.

NOTE 3 – RELATED PARTY TRANSACTIONS

In 2021, William Alessi (“Alessi”), an officer and director of the Company, loaned the Company $89,929 and received a payment of $4,000, for a net of $85,929. The loan is informal, unsecured, due on demand and bears 10% interest. The accrued interest as of December 31, 2023 was $3,612. The accrued interest as of December 31, 2024 was $6,049. In 2023, the Company made payments of $61,958 towards the balance of the loan. On April 17, 2024, the Company paid the remaining balance of $23,972. As of December 31, 2024 and 2023, the balance was $0 and $23,972, respectively.

On January 17, 2023, the Company and Janbella Group, LLC (“Janbella”), which is controlled by Alessi, entered into a secured convertible promissory note for $412,500. The note included the $75,000 balance as of December 31, 2022, an additional $300,000, and an OID of $37,500. The note matures on January 17, 2024. The OID of $37,500 was recorded as a debt discount and was being amortized over the life of the original note ending on January 17, 2024. On August 31, 2023, the Company and Janbella entered into an Amended and Restated 12% Senior Secured Promissory Note for $453,750. This note was a modification of the $412,500 note dated January 17, 2023. The Company treated this as a modification of debt. All assets of the Company are collateral for the note. In the event of a Qualified Offering prior to the maturity date, at the option of Janbella, for every dollar received in a Qualified Offering, Janbella would receive $0.50, until the outstanding principal and interest are paid. Janbella is managed by Alessi. The note is convertible at a conversion price of $1.00. In the event of a merger or consolidation, the payment due to Janbella is 200% of the principal. During the year ended December 31, 2023, the Company amortized $35,753 of this discount. As of December 31, 2023, there is a remaining balance of $1,747 left of the OID. During the year ended December 31, 2024, the Company amortized the remaining balance of $1,747 of this discount. There was a one-time interest charge of 10%, or $41,250, which was recorded as original interest discount and is being amortized over the life of the original note ending on January 17, 2024. During the year ended December 31, 2023, the Company amortized $39,329 of this discount. As of December 31, 2023, there was a balance remaining of $1,921. During the year ended December 31, 2024, the Company amortized the remaining balance of $1,921 of this discount. On March 29, 2024, the Company extended this note to June 7, 2024 and issued 1,400,000 shares of common stock to the JanBella. The stock was valued at $0.025 per share for a total value of $35,000. The Company recorded the charge of $35,000 as a debt discount and amortized $35,000 as debt discount interest expense during the year ended December 31, 2024. As of December 31, 2024 and 2023, the balance was $453,750 and $453,750, with accrued interest $73,810 and $18,452, respectively.

On August 31, 2023, the Company and Janbella entered into an 0% Senior Secured Promissory Note for $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $27,273, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2023, the Company amortized $9,116 of this discount. As of December 31, 2023, the balance of this discount was $18,157. During the year ended December 31, 2024, the Company amortized $18,157 of this discount. As of December 31, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. As of December 31, 2024 and 2023, the balance on this note was $300,000.

On November 6, 2023, the Company and Janbella entered into an 0% Senior Secured Promissory Note for $221,941. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $16,804, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2023, the Company amortized $3,091 of this discount. As of December 31, 2023, the balance of this discount was $13,713. During the year ended December 31, 2024, the Company amortized $13,713 of this discount. As of December 31, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. As of December 31, 2024 and 2023, the balance on this note was $221,941.

F-11

On February 28, 2024, the Company and Janbella entered into a verbal agreement for a $100,000 0% Senior Secured Promissory Note. On May 17, 2024, the Company and Janbella formalized the February 28, 2024 verbal agreement by entering into an 0% Senior Secured Promissory Note for $400,000 and JanBella funded an additional $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $14,087, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2024, the Company amortized $14,087 of this discount. As of December 31, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. On December 24, 2024, the Company and Janbella entered into a verbal agreement for an additional $100,000 0% Senior Secured Promissory Note. On December 13, 2024 as part of the business combination, the Company paid $100,000 on this balance. As of December 31, 2024 and 2023, the balance on this note was $400,000 and $0, respectively.

During the fiscal year ending December 31, 2023, the Company agreed to reimburse Mr. Alessi $208,433 for the cancellation of 90,165,908 shares and the potential acquisition of Alpha Modus Corp. by Insight Acquisition Corp. Payments of $120,083 had been made during 2023, leaving a balance due to Mr. Alessi of $88,350 as of December 31, 2023. During the year ended December 31, 2024, the Company made payments of $88,350, leaving a balance due of $0.

Convertible Promissory Note

On July 25, 2024, the Company issued an unsecured promissory note in the aggregate principal amount of $35,000 (the “Note”) to a related party, the Note being entered into in consideration of two transfers made by Jeffrey J. Gary to the Maker on April 18, 2024 for $25,000 and on May 22, 2024 for $10,000. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. The principal balance may be repaid at any time. The principal balance shall be payable by the Company either: (i) in cash, or (ii) at the Payee’s election in writing, by issuance of Maker’s private placement warrants (the “Private Warrants”), at a price of $1.00 per Private Warrant. Each Private Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. As of December 31, 2024, the balance on this note was $35,000.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,500,000 and 1,200,000 Private Placement Warrants to the Sponsor and Cantor and Odeon, respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor and the underwriters was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. Except as set forth below, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor, the underwriters or their permitted transferees.

The Sponsor, the underwriters and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

NOTE 4 – CONVERTIBLE NOTES

Streeterville Capital, LLC Convertible Note

On October 23, 2024, Alpha Modus Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company would sell, and the Investor would purchase, a secured convertible promissory note in the original principal amount of $2,890,000 (the “Note”) for a net purchase price of $2,600,000 (after deducting an original issue discount of $260,000, and payment of $30,000 for the Investor’s legal, accounting, due diligence, asset monitoring, and other transaction expenses).

The SPA included customary representations, warranties and covenants by the Company and customary closing conditions. The SPA grants the Investor (i) the right to fund up to an additional $5,000,000 to the Company, with the Company’s consent, through the date that is six months following repayment of the Note in full (the “Reinvestment Right”), and (ii) the exclusive right, on customary market terms, to enter into an equity line of credit or other similar financing arrangement with the Company for at least $20,000,000, through the date that is one year following the Purchase Price Date (defined below). Pursuant the SPA, Alpha Modus, Corp. is required to guarantee all of the Company’s obligations under the Note and related transaction documents pursuant to a guaranty agreement (the “Guaranty”), and the Note will also be secured by security agreements (the “Security Agreements”) by and between the Investor and both the Company and Alpha Modus, Corp., granting the Investor first priority security interests in all assets of the Company, as well as all assets of Alpha Modus, Corp., including all of Alpha Modus’ intellectual property (and including Alpha Modus’ patent portfolio) pursuant to a separate intellectual property security agreement (the “IP Security Agreement”). Additionally, the Company and Alpha Modus (collectively the “Borrowers”), and William Alessi, his entity, Janbella Group, LLC, and the trusts deemed to be beneficially owned by Mr. Alessi (each a “Capital Party” and collectively the “Capital Parties”), are required to execute at closing a subordination and voting agreement (the “Subordination Agreement”) pursuant to which (i) all of the Borrowers’ indebtedness and obligations to each Capital Party will be subordinated to Investor, (ii) all security interests of any Capital Party will be subordinate to Investor’s security interests, (iii) the Borrowers will not make any payments to any Capital Party, (iv) none of the Capital Parties will accelerate any subordinated debt or equity, (v) and no Capital Party will convert or exchange their preferred stock of the Company into Common Stock, until such time as the Investor has been fully paid and all financing agreements between the Investor and the Borrowers are terminated.

The Note will mature 18 months following the date the purchase price is delivered to the Company (the “Purchase Price Date”), will accrue interest of 10% per annum, will be prepayable (after providing five trading days’ notice) at a 20% premium to the then-outstanding balance of the Note, and will be convertible into Class A common stock (“Common Stock”) of the Company as described below. Within 30 days of the Purchase Price Date, the Company will be obligated to file a registration statement on Form S-1 with the SEC registering a number of shares of Common Stock issuable upon conversion of the Note. If the registration statement is not declared effective by the SEC within 120 days of the Purchase Price Date, the outstanding balance under the Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the registration statement is declared effective or the Investor is able to sell shares of Common Stock issuable upon conversion of the Note pursuant to Rule 144 under the Securities Act of 1933, as amended. If by the date that 50% of the shares registered under the registration statement have been issued to Investor (such date, the “Trigger Date”) the Note has not yet been repaid in full, the Company will be obligated to file an additional registration statement registering additional shares of Common Stock issuable upon conversion of the Note within 30 days of the Trigger Date. If that additional registration statement is not declared effective by the SEC within 120 days of the Trigger Date, the outstanding balance under the Note will automatically increase by one percent and will continue increasing by one percent every 30 days thereafter until the additional registration statement is declared effective.

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The Note will be convertible at the election of the Investor into shares of Common Stock at any time following the earlier of the effective date of the registration statement described above or one year following the Purchase Price Date, at a conversion price equal to 90% multiplied by the lowest daily volume-weighted average price during the five trading days preceding conversion, and provided that (i) the Investor may not convert the Note into shares of Common Stock to the extent that such conversion would result in the Investor’s beneficial ownership of Common Stock being in excess of 4.99% (or 9.99% if the Company’s market capitalization is less than $10 million), and provided that (ii) the Note is not convertible into a total cumulative number of shares of Common Stock in excess of the number of shares of Common Stock permitted by Nasdaq Listing Rule 5635 (the “Exchange Cap”). Pursuant to the terms of the Note, the Company will, within 120 days of the Purchase Price Date, seek shareholder approval of the Note and the issuance of shares of Common Stock, issuable upon conversion of the Note and pursuant to the Reinvestment Right, in excess of the Exchange Cap (the “Shareholder Approvals”). If such shareholder approval is not obtained within 120 days, the Company will continue to seek shareholder approval every three months thereafter until shareholder approval is obtained. Pursuant to the Subordination Agreement, each Capital Party is required to vote all of their shares of Company stock in favor of the Shareholder Approvals. Under the SPA, the Company is required to initially reserve 7,500,000 shares of its Common Stock for issuance to the Investor under the Note, and the Company is required to add additional shares to the reserve in increments of 100,000 shares when requested by the Investor if at the time of the request the number of shares being held in reserve is less than three times the number of shares of Common Stock equal to the outstanding balance under the Note divided by the applicable conversion price at that time.

On December 12, 2024, the Company amended the SPA (the “Amended SPA”) to revise the terms of the Note. Pursuant to the Amended SPA, the Note is not convertible below a floor price of $4.00/share, but if the closing bid price of the Company’s common stock is less than the floor price for ten consecutive trading days, the Company is required to begin making monthly payments under the Note on the date that is 90 days following the original funding date.

On or about December 13, 2024, the Company issued the Note to the Investor, the Note was funded on or about December 16, 2024, and since that time, the closing bid price of the Company’s common stock has been less than the $4.00 floor price for more than ten consecutive trading days, which, under the terms of the Amended SPA, would have required the Company to begin making monthly payments under the Note, with those monthly payments commencing on March 16, 2025, and with those monthly payments being equal to 120% multiplied by the outstanding balance divided by the lesser of 6 or the number of months remaining until the Note’s maturity date.

On January 27, 2025, the Company and the Investor entered into an amendment to the Note providing that (i) the Company is not required to begin making monthly payments under the Note until May 16, 2025, (ii) the monthly payments will equal $485,000.00 plus all accrued but unpaid interest, multiplied by 120%, and (iii) the Company will pay to the Investor 50% of all proceeds received by the Company from any equity line of credit or similar arrangement within one trading day of receipt by the Company.

The Company recorded a debt discount of $290,000 in connection with this Note. During the year ended December 31, 2024, the Company amortized $9,543 as debt discount interest expense. As of December 31, 2024, the balance of the debt discount was $280,457. As of December 31, 2024 and 2023, the balance was $2,890,000 and $0 with accrued interest of $14,450 and $0, respectively.

Loeb & Loeb, LLP Convertible Note

On December 13, 2024, the Company entered into a Convertible Promissory Note for $325,000 with Loeb & Loeb, LLP for services rendered in connection with the business combination.

The maturity date (the “Maturity Date”) of this promissory note is the earlier of (i) 12 months from the issue date referenced above (the “Issue Date”), or (ii) the date that is 10 business days following the date that the Issuer repays Streeterville Capital, LLC (the “Lender”) in full, and the Maturity Date is the date upon which the Principal Sum, as well as any unpaid interest and other fees hereunder, shall be due and payable.

Interest; Monthly Payment; Additional Payments. Interest shall not accrue on the Principal Sum except as set forth elsewhere herein. The Issuer shall make monthly payments of $25,000 beginning December 1, 2024. Additionally, the Issuer shall use at least 50% of the proceeds from any capital raise in excess of $1,000,000 following completion of the Issuer’s Business Combination with Alpha Modus, Corp. to pay any remaining balance under the Note

Conversion. If the Issuer is no longer subject to the Lender’s variable rate transaction prohibition or the Lender has consented to conversion of this promissory note as set forth herein, the Holder shall have the right, at its election, to convert all or part of the outstanding and unpaid Principal Sum, as well as any other fees pursuant to the terms hereof but not including interest, into shares of fully paid and non-assessable shares of the Issuer’s common stock, $0.0001 par value per share (the “Conversion Shares”) as per the following conversion formula: number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price (as defined hereinafter). The “Conversion Price” shall equal 90% of the 5-day volume-weighted average price (“VWAP”) of the Issuer’s common stock at the time of conversion as reported by Bloomberg L.P. Unless otherwise agreed in writing by both parties, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding of the Issuer. Conversion Shares may be delivered to the Issuer by method of the Holder’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery). If no objection is delivered from the Issuer to the Holder regarding any variable or calculation of the conversion notice within 24 hours of delivery of the conversion notice, the Issuer shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. The Issuer shall deliver the Conversion Shares from any conversion to the Holder (in any name directed by the Holder) within three (3) business days of conversion notice delivery.

Registration Rights. Provided this Note has become convertible, the Issuer represents, warrants and agrees that with respect to the Conversion Shares, the Holder will have registration rights identical to the registration rights provided to Insight Acquisition Sponsor LLC in the Amended and Restated Registration Rights Agreement, dated as of October 13, 2023, including, but not limited to the following: (i) two demand registrations of the sale of the Conversion Shares at the Company’s expense, and (ii) unlimited “piggyback” registration rights for a period of five (5) years after the Issue Date at the Company’s expense. The Company shall execute and deliver the Joinder Agreement, attached hereto as Exhibit A. In the event the registration statement covering the Conversion Shares is not effective within 120 days of the Issue Date, then the principal amount due the Note will increase by one and one-half percent (1.5%) and will continue to increase by one and one-half percent (1.5%) for each thirty (30) day period such registration statement is not declared effective.

As of December 31, 2024 and 2023, the balance was $325,000 and $0, respectively.

F-13

NOTE 5 – FINANCING PAYABLE

On December 16, 2024, the Company entered into a financing arrangement for an insurance policy. The Company financed $663,582 of the insurance premiums with an interest rate of 7.5%. The Company is required to make 10 payments of $68,642 with the first payment being due on January 16, 2025. As of December 31, 2024 and 2023, the balance of this financing arrangement was $663,582 and $0, respectively

NOTE 6 – WARRANTS

As of December 31, 2024 and 2023, the Company has 12,000,000 Public Warrants and 8,700,000 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by the Initial Stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until the completion of a Business Combination, subject to certain limited exceptions. Additionally, except as set forth below, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor, the underwriters or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor, the underwriters or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

Redemption of warrants. Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

NOTE 7 – EARNOUT SHARES AND SPONSOR EARNOUT SHARES

The stockholders of Alpha Modus, Corp. may be issued up to 2,200,000 additional shares of Company common stock (the “Earnout Shares”). The Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) trading days within any thirty (30)-consecutive trading day period beginning at least 180 days after the Closing and on or prior to the 5-year anniversary of the Closing, the VWAP of the Company’s common stock equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Earnout Shares earned and issued upon certain changes of control of the Company at or prior to the 5-year anniversary of the Closing.

Additionally, at the Closing, the Company’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) was required to deposit 750,000 shares of Company common stock into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Earnout Shares described above (earned and issued in one-third (1/3) increments of approximately 250,000 shares).

“Closing Share Price” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the Closing Share Price cannot be calculated for such security on such date(s) on any of the foregoing bases, the Closing Share Price of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Company.

F-14

If the condition for more than one Milestone is achieved, the Company Earnout Shares to be issued in connection with such Milestone shall be cumulative with any Company Earnout Shares earned prior to such time and the Escrowed Sponsor Shares to be released from escrow to Sponsor shall be cumulative with any Escrowed Sponsor Shares released prior to such time in connection with the achievement of any other Milestone; provided that, for the avoidance of doubt, the Company Earnout Shares in respect of each Milestone will be issued and earned only once and the aggregate Company Earnout Shares issued shall in no event exceed 2,200,000 shares of Class A Common Stock.

If, at or following the 5-year anniversary of the Closing Date, the $13.00 Share Price Milestone, $15.00 Share Price Milestone and/or the $18.00 Share Price Milestone have not occurred, none of the Earnout Shares that related to that particular Milestone shall be issued, and the Escrowed Sponsor Shares that have not been released from escrow to Sponsor shall automatically without further action be forfeited and deemed cancelled.

In the event that after the Closing and prior the 5-year anniversary of the Closing Date, there is a Change of Control, the $13.00 Share Price Milestone, $15.00 Share Price Milestone, and/or the $18.00 Share Price Milestone, as applicable, shall be deemed to have occurred to the extent any such Milestone has not been achieved prior to the date of such Change of Control. For purposes hereof, a “Change of Control” means the occurrence in a single transaction or as a result of a series of related transactions, of one or more of the following events:

a. any person or any group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto (a “Group”) (excluding a corporation or other entity owned, directly or indirectly, by the stockholders in substantially the same proportions as their ownership of stock of IAC) (x) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of then outstanding voting securities or (y) has or acquires control of the Board;

b. a merger, consolidation, reorganization or similar business combination transaction involving the Company, and, immediately after the consummation of such transaction or series of transactions, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the person resulting from such transaction or series of transactions or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

c. the sale, lease or other disposition, directly or indirectly, by the Company of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than such sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to an entity at least a majority of the combined voting power of the voting securities of which are owned, directly or indirectly, by stockholders of the Company.

If the Company shall, at any time or from time to time, after the date hereof effect a subdivision, stock split, stock dividend, reorganization, combination, recapitalization or similar transaction affecting the outstanding shares of Class A Common Stock, the number of Earnout Shares issuable hereunder (and the number of Escrowed Sponsor Shares to be released), and the stock price targets set forth above shall be equitably adjusted for such subdivision, stock split, stock dividend, reorganization, combination, recapitalization or similar transaction. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective (which shall be the “ex” date, if any, with respect to any such event).

NOTE 8 – FAIR VALUE MEASUREMENTS

The following table present information about the Company’s liabilities that are measured at fair value on a recurring basis as of December 31, 2024 and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

December 31, 2024

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Derivative liabilities-public warrants	$-	$-	$1,020,000
Derivative liabilities-private warrants	$-	$-	$930,053
Derivative liabilities-earnout shares	$-	$-	$785,351
Derivative liabilities-sponsor earnout shares	$-	$-	$267,733
Total	$-	$-	$3,003,137

Mezzanine Equity:
Series C preferred stock	$-	$-	$71,809,025

The initial and subsequent fair values of the Public Warrants issued in connection with the Initial Public Offering and the fair value of the Private Placement Warrants have been estimated using a Black-Scholes model. For the year ended December 31, 2024, the Company recognized a loss to the statement of operations resulting from an increase in the fair value of warrant liabilities of $397,553, presented as change in fair value of derivative warrant liabilities on the accompanying consolidated statements of operations.

F-15

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates: December 13, 2024 and December 31, 2024:

	December 13, 2024	December 31, 2024
Exercise price	$11.50	$11.50
Stock price	$9.50	$3.00
Public warrant price	$0.075	$0.085
Volatility	de minimis	33.50%
Risk-free rate	4.25%	4.38%
Dividend yield	0.00%	0.00%

The initial fair value of the Company Earnout Shares and the fair value of the Sponsor Earnout Shares have been estimated using a Monte Carlo simulation model. For the year ended December 31, 2024, the Company recognized a gain to the statement of operations resulting from a decrease in the fair value of liabilities of approximately $18,731,514, presented as change in fair value of derivative earnout shares and sponsor earnout shares liabilities on the accompanying consolidated statements of operations.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates: December 13, 2024 and December 31, 2024:

	December 13, 2024	December 31, 2024
Stock price	$9.50	$3.00
Volatility	34.00%	34.00%
Risk-free rate	4.25%	4.38%
Dividend yield	0.00%	0.00%

The initial fair value of the Series C Preferred Stock has been estimated using a Monte Carlo simulation model at the business combination date of December 13, 2024. For the year ended December 31, 2024, the Company recognized the fair value of the Series C Preferred Stock of approximately $71,809,025, presented as mezzanine equity on the accompanying consolidated balance sheets.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at the measurement date: December 13, 2024:

December 13, 2024
Stock price	$9.50
Volatility	26.50%
Risk-free rate	4.25%
Dividend yield	0.00%

NOTE 9 – MEZZANINE EQUITY

Series C Preferred Stock

On December 13, 2024 as part of the business combination, the Company issued 7,500,000 shares of series C preferred stock to Legacy Alpha Modus shareholders in exchange for the same number of Legacy Alpha Modus’ common stock. Management reviewed ASC 480, ASC 805, ASC 815, ASC 820 and ASC 825 to determine the proper treatment of the series C preferred shares. Management concluded that the series C preferred shares qualify as temporary equity under ASC 815; therefore, the Company will recognize the series C preferred shares within mezzanine equity in its balance sheet. In accordance with ASC 480, the series C preferred shares will be initially recorded and measured at fair value; however, when estimating the fair value of the series C preferred shares, the Company has followed the guidance in ASC 820, “Fair Value Measurement”. Because Redemption is contingent upon the occurrence of certain events that have not been met, subsequent changes to the carrying value of the series C preferred shares will not be recognized until Redemption becomes probable of occurring.

In the consolidated financial statements, the series C preferred shares are being presented as being issued in 2023 when a Legacy Alpha Modus shareholder converted Legacy Alpha Modus series B preferred shares in preparation for the pending business combination. The consolidated financial statements reflect the 10 shares of series B preferred stock converting into 7,500,000 shares of series C preferred stock and 2,334,092 shares of class A common stock.

As of December 31, 2024 and 2023, there were 7,500,000 shares of series C preferred stock issued and outstanding.

NOTE 10 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Amended and Restated Charter authorizes the issuance of 8,500,000 shares of preferred stock, 7,500,000 shares of which have been designated as Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), and 1,000,000 shares of which will be undesignated (see Note 9 – Mezzanine Equity).

The Series C Preferred Stock has the following rights:

I.	Ranking. The Series C Preferred Stock will rank senior to the IAC common stock and other classes of IAC preferred stock with respect to rights upon liquidation, winding up or dissolution.

II.	Voting. Each share of Series C Preferred Stock shall entitle the holder to one vote on all matters submitted to the vote of IAC’s shareholders;

F-16

III.	Dividends. The Series C Preferred Stock shall be treated pari passu with the IAC common stock except that the dividends per share payable on the Series C Preferred Stock shall equal the dividend per share declared on each share of IAC common stock multiplied by $10.00 (the “Face Value”) and divided by the applicable Conversion Price (as defined below). “Conversion Price” means a price per share equal to the lesser of either the Face Value, or (a) if no Trigger Event (as defined below) has occurred, 100% of the average of the 5 lowest closing bid prices of the IAC common stock during the 10 days preceding the conversion notice date (the “Measurement Period”), not to exceed 100% of the lowest sales price on the last day of the Measurement Period, or (b) following any Trigger Event, 50.0% of the average of the lowest closing bid prices of the common stock during the Measurement Period, not to exceed 50.0% of the lowest sales price on the last day of such Measurement Period. “Trigger Event” generally means (a) a failure of a holder of Series C Preferred Stock to receive conversion shares when required or any agreement between IAC and the Series C Preferred Stockholder that is either (x) related to the payment of cash or delivery of conversion shares, or (y) curable, has not occurred before, and is not cured within 5 trading days of notice; (c) IAC’s suspension from trading or delisting from its principal trading exchange or market; (d) notification of an intention for IAC or its transfer agent not to comply with a conversion notice; (e) IAC’s bankruptcy, insolvency, reorganization, liquidation or similar proceedings; (f) the appointment of a custodian, receiver or similar official for IAC; (g) the entry of judgments against IAC in excess of $500,000 which are not stayed or satisfied within 30 days of entry; (h) IAC’s failure to comply with reporting requirements of Securities Exchange Act; (i) the initiation of any regulatory, administrative or enforcement proceeding against IAC; or (j) any material provision of the designation of the Series C Preferred Stock ceases to be valid or is contested.

IV.	Liquidation. Upon any liquidation, dissolution or winding up of IAC, holders of Series C Preferred Stock shall be paid the Face Value per share, plus any accrued but unpaid dividends (the “Liquidation Value”).

V.	Redemption. IAC shall be obligated to pay holders the Liquidation Value to redeem the Series C Preferred Stock upon the occurrence of a Deemed Liquidation Event (as defined below) or Trigger Event (as defined below). “Deemed Liquidation Event” generally means (a) a merger or consolidation where IAC or a subsidiary is a party to the merger and IAC issues shares of stock (except for domicile mergers and mergers not constituting a change of control); (b) IAC issues convertible or equity securities that senior to the Series C Preferred Stock in any respect; (c) a holder does not receive conversion shares upon conversion of the Series C Preferred Stock within 5 trading days due to the occurrence of an event that is solely within the control of IAC; (d) trading of the common stock is halted or suspended for 10 or more consecutive trading days due to the occurrence of an event that is solely within the control of IAC; or (e) a sale or other disposition of substantially all the assets of IAC that is not approved by the holders of the Series C Preferred Stock.

VI.	Conversion. Shares of Series C Preferred Stock are not convertible until 18 months following Closing of the Business Combination so long as a Trigger Event has not occurred. Beginning 18 months following Closing of the Business Combination, or following the occurrence of a Trigger Event, shares of Series C Preferred Stock are convertible at election of the holder at the then-applicable Conversion Price.

Common Stock

Class A Common Stock -The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of December 31, 2024 and 2023, there were 12,455,252 and 3,500,000 shares of Class A common stock issued and outstanding, respectively.

On March 29, 2024, the Company issued 1,400,000 shares of Class A common stock to JanBella, a related party, as part of the note extension for the note that had matured on January 17, 2024. The shares of common stock were valued at $0.025 per share for a total value of $35,000. The Company recorded the charge of $35,000 as a debt discount and amortized $35,000 as debt discount interest expense during the year ended December 31, 2024.

On April 11, 2024, the Company entered into an agreement to retain Maxim Group LLC (“Maxim”) to provide capital market advisory and investment banking services to the Company. The Company shall issue to Maxim (or its designees) an aggregate of 50,000 shares of Class A common stock, which shall be converted into shares of the surviving publicly traded entity (the “Capital Markets Advisory Fee Stock”). The Capital Markets Advisory Fee Stock issued to Maxim shall be registered in the Company’s S-4 Registration Statement (in connection with the De-SPAC Transaction), unrestricted and freely tradeable. In connection with the closing of the De-SPAC Transaction, the Company shall pay to Maxim a non-refundable advisory fee of $300,000, payable upon the Company or its successor’s first capital raise (including any self-directed capital raises) after the closing of the De-SPAC Transaction (the “Advisory Fee”). The 50,000 shares of common stock have been valued at $0.025 per share for a total value of $1,250.

On May 14, 2024, the Company entered into an agreement with Pickwick Capital Partners, LLC (“Pickwick”). The Company and Pickwick previously entered into a certain letter agreement dated March 7, 2023, pursuant to which Pickwick would provide the Company corporate finance and strategic advisory services, and would be compensated for those services (the “Letter Agreement”). During the term of the Letter Agreement, Pickwick introduced the Company to Insight Acquisition Corp., a special purpose acquisition company (“Insight”), and the Company and Insight have entered into a business combination agreement (the “Business Combination”), thereby entitling Pickwick to payment of a success fee under the Letter Agreement. This agreement determined the value of the success fee and method of payment. In accordance with this agreement, the Company issued 195,000 shares of Class A common stock to Pickwick. These shares were valued at $0.025 per share for a total value of $4,875.

On May 16, 2024, the Company entered into a subscription agreement with Polar Multi-Strategy Master Fund (“Polar”), in which Polar agreed to purchase 1,000,000 shares of Class A common stock for $25,000. These shares have been valued at $0.025 per share for a total value of $25,000. On December 12, 2024, the Company and Polar entered into a forfeiture agreement, in which, Polar agreed to surrender 850,000 shares of Class A common stock which were immediately cancelled by the Company.

On December 13, 2024, the Company issued 5,767,944 shares of class A common stock as part of the business combination agreement, which is being treated as a reverse recapitalization for accounting purposes. At this time, the Company recognized the fair value of the Series C preferred stock of $71,809,025 (see Note 8 – Fair Value Measurements and Note 9 – Mezzanine Equity). Also, as part of the business combination agreement, the Company issued 1,392,308 shares of Class A common stock to JanBella as a forbearance fee, since its note was not paid off as part of the business combination. These shares were valued at the market price of $9.50 per share for a total value of $13,226,926, which the Company recognized as a forbearance fee expense in the consolidated statements of operations.

Class B Common Stock - The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of December 31, 2024 and 2023, there were zero shares of Class B common stock issued and outstanding.

Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class B common stock and holders of Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule.

F-17

NOTE 11 – INCOME TAXES

As of December 31, 2024, and 2023, the Company has net operating loss carry forwards of $2,240,166 and $921,993, respectively, which may be available to reduce future years’ taxable income through 2044. The Company’s net operating loss carry forwards may be subject to annual limitations, which could reduce or defer the utilization of the losses as a result of an ownership change as defined in Section 382 of the Internal Revenue Code.

The Company’s tax expense differs from the “expected” tax expense for Federal income tax purposes (computed by applying the United States Federal tax rate of 21% and state tax rate of 5% to loss before taxes for fiscal year 2024 and 2023), as follows:

	December 31, 2024		December 31, 2023
Tax benefit at the statutory rate	$(190,957)	21.0%	$(105,272)	21.0%
State income taxes, net of federal income tax benefit	(45,466)	5.0%	(25,065)	5.0%
Change in valuation allowance	236,423	26.0%	130,337	26.0%
Total	$-	0%	$-	0%

The tax effects of the temporary differences between reportable financial statement income and taxable income are recognized as deferred tax assets and liabilities.

The tax effect of significant components of the Company’s deferred tax assets and liabilities at December 31, 2024 and 2023, are as follows:

	December 31, 2024	December 31, 2023
Deferred tax assets:
Net operating loss carryforward	$2,240,166	$921,993
Timing differences	-	-
Total gross deferred tax assets	2,240,166	921,993
Less: Deferred tax asset valuation allowance	(2,240,166)	(921,993)
Total net deferred taxes	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

Because of the historical earnings history of the Company, the net deferred tax assets for 2024 and 2023 were fully offset by a 100% valuation allowance. The valuation allowance for the remaining net deferred tax assets was $2,240,166 and $921,993 as of December 31, 2024 and 2023, respectively.

The tax years 2021 – 2024 remain open to examination by federal agencies and other jurisdictions in which it operates.

NOTE 12 – SEGMENT INFORMATION

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) is its chief executive officers, who review financial information presented on a consolidated basis. The CODM uses consolidated operating margin and net income (loss) to assess financial performance and allocate resources. These financial metrics are used by the CODM to make key operating decisions, such as the allocation of budget between cost of revenues, sales and marketing, professional fees, and general and administrative expenses.

The following table presents selected financial information with respect to the Company’s single operating segment for the years ended December 31, 2024 and 2023:

	For the Years Ended
	December 31, 2024	December 31, 2023

Revenue	$-	$-

Operating expenses
General and administrative expenses	396,434	42,918
Professional fees	438,461	349,031
Total operating expenses	834,895	391,949
Operating loss	(834,895)	(391,949)
Operating margin	-100.0%	-100.0%

Other income (expenses)
Interest income	13	7
Change in fair value of earnout shares liability	18,731,514	-
Change in fair value of warrants liability	(397,553)	-
Forbearance fee expense	(13,226,926)	-
Interest expense	(168,886)	(109,353)
Total other income (expense)	4,938,162	(109,346)
Income (loss) before income tax expense	4,103,267	(501,295)
Income tax expense	(200)	-
Net income (loss)	$4,103,067	$(501,295)

The Company’s had no long-lived tangible assets for the years ended December 31, 2024 and 2023.

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NOTE 13 – COMMITMENTS AND CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

NOTE 14 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements, except as noted below.

On January 2, 2025, Alpha Modus Holdings, Inc., a Delaware corporation (the “Company” or “Alpha Modus”) appointed Thomas Gallagher as the Chief Revenue Officer of the Company.

On January 2, 2025, the Company entered into director agreements (the “Director Agreements”) with its non-employee members of the Board of Directors, Gregory Richter, Michael Garel, Scott Wattenberg, and William Ullman, to be considered effective as of closing of the Company’s business combination with Alpha Modus, Corp. (December 13, 2024), pursuant to which the Company generally agreed to indemnify each of the non-employee directors to the broadest extent permitted by law and agreed to pay each non-employee director (i) $100,000 in common stock per annum, payable quarterly on the first day of each fiscal quarter and valued based on the closing price of the Company’s common stock on December 13, 2024, and (ii) $25,000 in cash per annum, payable in quarterly installments.

On January 5, 2025, the Company issued 2,632 shares of Class A common stock to each of the four non-employee directors for the quarterly issuance set out in the director agreements. These shares were valued on the closing price of the Company’s common stock on December 13, 2024 (merger date) at $9.50 per share.

On January 5, 2025, the Company issued 11,000 shares of Class A common stock to two individuals for services rendered as a bonus for their diligence and efforts with the merger. These shares were valued of the closing price of the Company’s common stock on January 3, 2025 at $2.51 per share.

F-19

ALPHA MODUS HOLDINGS, INC.

Consolidated Balance Sheets

(Unaudited)

	September 30, 2025	December 31, 2024
ASSETS
Current assets
Cash	$75,705	$735,814
Prepaid expenses	186,936	841,637
Employee advance	7,500	-
Franchise tax receivable	125,068	125,068
Total current assets	395,209	1,702,519

Property, plant and equipment, net	8,050	-
Total assets	$403,259	$1,702,519

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accounts payable	$408,286	$16,487
Accrued liabilities	32,428	37,252
Accrued interest payable to related party	67,520	79,859
Excise tax payable	2,348,302	2,348,302
Financing payable	67,196	663,582
Convertible notes payable, net of discount	325,000	-
Convertible notes payable - related party, net of discount	4,934,680	35,000
Note payable - related party, net of discount	-	1,375,691
Earnout shares and sponsor earnout shares liability	590	1,053,084
Warrant liability	2,617,683	1,950,053
Total current liabilities	10,801,685	7,559,310

Convertible notes payable, net of discount, non-current	-	2,934,543
Total liabilities	10,801,685	10,493,853

Commitments and contingencies

Mezzanine equity
Series C preferred stock, $0.001 par value, 8,500,000 shares authorized, 4,300,000 and 7,500,000 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	41,170,508	71,809,025

Stockholders’ deficit
Common stock, $0.0001 par value, 490,000,000 shares authorized, 41,959,958 and 12,455,252 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	4,196	1,246
Additional paid-in capital	49,610,004	13,226,787
Accumulated deficit	(101,183,134)	(93,828,392)
Total stockholders’ deficit	(51,568,934)	(80,600,359)
Total liabilities, mezzanine equity and stockholders’ deficit	$403,259	$1,702,519

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-20

ALPHA MODUS HOLDINGS, INC.

Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30, 2025	September 30, 2024	September 30, 2025	September 30, 2024
Operating expenses
General and administrative expenses	$684,895	$161,331	$2,375,120	$285,958
Professional fees	532,963	124,800	1,350,749	311,637
Total operating expenses	1,217,858	286,131	3,725,869	597,595
Operating loss	(1,217,858)	(286,131)	(3,725,869)	(597,595)

Other income (expenses)
Patent infringement income	95,000	-	108,096	-
Interest income	-	3	6	8
Change in fair value of earnout shares liability	579	-	1,052,494	-
Change in fair value of warrants liability	(319,983)	-	(667,630)	-
Loss on settlement of debt	-	-	(598,324)	-
Interest expense	(2,817,337)	(29,618)	(3,523,515)	(127,892)
Total other income (expense)	(3,041,741)	(29,615)	(3,628,873)	(127,884)
Income (loss) before income tax expense	(4,259,599)	(315,746)	(7,354,742)	(725,479)
Income tax expense	-	-	-	-
Net loss	$(4,259,599)	$(315,746)	$(7,354,742)	$(725,479)

Loss per share, class A common stock – basic and diluted	$(0.10)	$(0.05)	$(0.33)	$(0.14)
Weighted average number of shares of class A common stock – basic and diluted	41,374,873	6,145,000	22,316,913	5,075,566

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-21

ALPHA MODUS HOLDINGS, INC.

Consolidated Statements of Changes in Stockholders’ Deficit

(Unaudited)

	Common Stock ($0.0001 Par)		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2024	12,455,252	$1,246	$13,226,787	$(93,828,392)	$(80,600,359)
Shares issued for services	21,528	2	58,123	-	58,125
Net loss for the period	-	-	-	(308,081)	(308,081)
Balance, March 31, 2025	12,476,780	1,248	13,284,910	(94,136,473)	(80,850,315)
Shares issued for services	102,026	10	124,462	-	124,472
Shares issued for financing incentive	1,250,000	125	1,437,375	-	1,437,500
Shares issued for conversion of note payable	713,600	71	891,929	-	892,000
Shares issued for conversion of preferred series C shares	26,079,868	2,608	30,635,909	-	30,638,517
Net loss for the period	-	-	-	(2,787,062)	(2,787,062)
Balance, June 30, 2025	40,622,274	4,062	46,374,585	(96,923,535)	(50,544,888)
Shares issued for services	301,284	30	377,648	-	377,678
Shares issued for conversion of note payable	2,286,400	229	2,857,771	-	2,858,000
Shares repurchased and cancelled	(1,250,000)	(125)	-	-	(125)
Net loss for the period	-	-	-	(4,259,599)	(4,259,599)
Balance, September 30, 2025	41,959,958	$4,196	$49,610,004	$(101,183,134)	$(51,568,934)

	Common Stock ($0.0001 Par)		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance, December 31, 2023	3,500,000	$350	$2,697,132	$(3,662,806)	$(965,324)
Imputed interest discounts on related party notes	-	-	-	4,824	4,824
Shares issued for note extension with related party	1,400,000	140	34,860	-	35,000
Net loss for the period	-	-	-	(222,696)	(222,696)
Balance, March 31, 2024	4,900,000	490	2,731,992	(3,880,678)	(1,148,196)
Imputed interest discounts on related party notes	-	-	-	9,263	9,263
Shares issued for cash and financing incentive	1,000,000	100	24,900	-	25,000
Shares issued for services	245,000	25	6,100	-	6,125
Net loss for the period	-	-	-	(187,037)	(187,037)
Balance, June 30, 2024	6,145,000	615	2,762,992	(4,058,452)	(1,294,845)
Net loss for the period	-	-	-	(315,746)	(315,746)
Balance, September 30, 2024	6,145,000	$615	$2,762,992	$(4,374,198)	$(1,610,591)

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-22

ALPHA MODUS HOLDINGS, INC.

Consolidated Statements of Cash Flows

(Unaudited)

	For the Nine Months Ended
	September 30, 2025	September 30, 2024
Cash flows from operating activities:
Net loss	$(7,354,742)	$(725,479)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount	1,870,474	84,625
Shares issued for services	544,233	6,125
Change in fair value of warrant liability	667,630	-
Change in fair value of earnout shares liability	(1,052,494)	-
Default penalties and interest on notes payable	1,276,447	-
Loss on extinguishment of debt	598,324	-
Change in assets and liabilities:
Prepaid expenses	654,701	-
Employee advance	(7,500)	15,000
Accounts payable and accrued expenses	705,963	48,862
Accrued expenses - related party	-	(14,226)
Accrued interest payable - related party	41,291	43,267
Net cash used in operating activities	(2,055,673)	(541,826)

Cash flows from investing activities:
Purchase of property, plant and equipment	(8,050)	-
Net cash provided by investing activities	(8,050)	-

Cash flows from financing activities:
Proceeds from notes payable to related party	2,800,000	500,000
Repayment of notes payable to related party	(800,000)	(23,972)
Proceeds from convertible notes payable	500,000	-
Repayment of convertible notes payable	(500,000)	-
Repayment of financing payable	(596,386)	-
Proceeds from sale of common stock	-	25,000
Net cash provided by financing activities	1,403,614	501,028
Net change in cash	(660,109)	(40,798)

Cash at beginning of period	735,814	106,809
Cash at end of period	$75,705	$66,011

Supplemental disclosures of cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Supplemental non-cash information
Common shares issued as financing incentive	$1,437,375	$-
Common shares issued from conversion of preferred series C shares	$30,638,517	$-
Common shares issued from conversion of convertible notes payable	$3,750,000	$-
Renegotiated notes payable	$-	$453,750
Shares issued to related party applied directly against accumulated deficit	$-	$35,000
Discounts on notes payable applied directly against accumulated deficit	$-	$14,087

The accompanying notes are an integral part of the unaudited consolidated financial statements.

F-23

ALPHA MODUS HOLDINGS, INC.

Notes to Consolidated Financial Statements

September 30, 2025

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

Company Background

Alpha Modus Corp. (the “Company,” “we,” “us,” “our,” or “Alpha Modus”), was incorporated in the State of Florida on July 11, 2014.

Nature of Operations

Alpha Modus was founded as an artificial intelligence software as a service provider. As of January 2020, Alpha Modus abandoned its software and deemed it not technologically feasible. Since that time, the Company has focused on developing its patents. Alpha Modus was awarded US Patent No. 10,360,571 (the “571 Patent”) on July 23, 2019. Since August 2019, Alpha Modus has focused on research and development to expand claims of the 571 Patent. The Company began commercialization efforts of the 571 Patent family in 2024.

Business Combination

On December 13, 2024, the parties to the Business Combination Agreement consummated the Business Combination. Immediately upon the consummation of the Business Combination, Alpha Modus, Corp. (“Alpha Modus”) became a wholly owned subsidiary of the Company, the Company changed its name to “Alpha Modus Holdings, Inc.,” (“Holdings”). In accordance with ASC 805, in a business combination, one of the combining entities shall be identified as the accounting acquirer. Management evaluated ASC 805-10-55-11 through 55-15 to make this determination. Management assessed the various criteria to identify the accounting acquirer; form of consideration, relative voting rights, large minority interest, composition of the governing body, composition of management, terms of the exchange of equity interests and relative size. Management determined that Alpha Modus would be the accounting acquirer, based on the voting rights after the combination, large minority interest, composition of board and management and relative size. Management evaluated which entity constituted a business based on the assets acquired and liabilities assumed along with the inputs and processes of the entities. Management determined that Alpha Modus constitutes a business and that the substance of the transaction is a recapitalization of Alpha Modus often referred to as a reverse recapitalization. Accordingly, the merger will be accounted for as a reverse recapitalization in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Under this method of accounting, Holdings will be treated as the acquired company for financial reporting purposes. The net assets of Holdings will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the merger will be those of Alpha Modus. All periods prior to the Merger have been retrospectively adjusted using the Exchange Ratio for the equivalent number of shares outstanding immediately after the Closing to effect the reverse recapitalization.

In the Business Combination, the Company issued 5,295,000 shares of common stock and 7,500,000 shares of Series C Preferred Stock to Legacy Alpha Modus’ shareholders as merger consideration in the Business Combination, and the Company issued 1,817,308 shares of common stock to various parties as required by the Business Combination Agreement. Immediately following the Business Combination there were 12,455,252 shares of the Company’s common stock (all Class A common stock) issued and outstanding, and 7,500,000 shares of the Company’s Series C Preferred Stock issued and outstanding.

F-24

Risks and Uncertainties

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any share redemption or other share repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise will depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury.

During the second quarter of 2024, the Internal Revenue Service issued final regulations with respect to the timing and payment of the excise tax. These regulations provided that the filing and payment deadline for any liability incurred during the period from January 1, 2023 to December 31, 2023 would be October 31, 2024. The Company is currently evaluating its options with respect to this obligation. Any amount of such excise tax not paid in full, will be subject to additional interest and penalties which are currently estimated at 10% interest per annum and a 5% underpayment penalty per month or portion of a month up to 25% of the total liability for any amount that is unpaid from November 1, 2024 until paid in full.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC and has a year-end of December 31st.

Management further acknowledges that it is solely responsible for adopting sound accounting practices, establishing and maintaining a system of internal accounting control and preventing and detecting fraud. The Company’s system of internal accounting control is designed to assure, among other items, that 1) recorded transactions are valid; 2) valid transactions are recorded; and 3) transactions are recorded in the proper period in a timely manner to produce financial statements which present fairly the financial condition, results of operations and cash flows of the Company for the respective periods being presented. These interim financial statements should be read in conjunction with the financial statements and notes thereto included in this filing and the Form 10-K for the year ended December 31, 2024 filed with the SEC on April 15, 2025.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

F-25

Liquidity and Going Concern

We have incurred recurring losses since inception and expect to continue to incur losses since the Company does not have any revenue stream. On September 30, 2025, we had $75,705 in cash. Our net loss incurred for the nine months ended September 30, 2025 was $7,354,742, which was a result of changes in fair value of derivative liabilities and a loss on settlement of debt. The working capital deficit was $10,406,476 on September 30, 2025. As a result, there is substantial doubt about our ability to continue as a going concern. In the event that we are unable to generate sufficient cash from our operating activities or raise additional funds, we may be required to delay, reduce or severely curtail our operations or otherwise impede our on-going business efforts, which could have a material adverse effect on our business, operating results, financial condition and long-term prospects. The Company expects to seek to obtain additional funding through increased revenues and future financings. There can be no assurance as to the availability or terms upon which such financing and capital might be available. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

Cash and Cash Equivalent

Cash is comprised of cash balances. Cash is held at major financial institutions and is subject to credit risk to the extent that those balances exceed applicable Federal Deposit Insurance Corporation (“FDIC”) insurance amounts of $250,000. From time to time, the Company has certain cash balances, including restricted cash, that may exceed insured limits. The Company utilizes large banking institutions that are reputable, therefore mitigating the risks.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of income and expenses during the reporting period. Making estimates requires management to exercise significant judgment. The more significant accounting estimates included in these consolidated financial statements are the determination of the fair value of the warrant liabilities, earnout shares and sponsor earnout shares, preferred series C stock and excise tax payable. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under the FASB ASC 820, “Fair Value Measurements and Disclosures,” equals or approximates the carrying amounts represented in the consolidated balance sheets, except for the derivative liabilities (see Note 8).

F-26

Fair Value Measurements

Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability in an orderly transaction between market participants at the measurement date. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers consist of:

●	Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

●	Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

●	Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants and the forward purchase agreement, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

The warrants issued in the Initial Public Offering (the “Public Warrants”) and the Private Placement Warrants are recognized as derivative liabilities in accordance with ASC 815. In accordance with FASB ASC Topic 820, “Fair Value of Financial Instruments” (“ASC 820”), the Company recognizes the warrant instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as they are outstanding. At the date of the merger, the initial fair value of the Public Warrants issued in connection with the Public Offering and the fair value of the Private Placement Warrants have been estimated using a Black-Scholes model. Subsequently, the fair value of the Public Warrants issued in connection with the Public Offering and the fair value of the Private Placement Warrants have been estimated using this same Black-Scholes model. Derivative warrant liabilities are classified as current liabilities (See note 6 for more details on warrants).

The company earnout shares and sponsor earnout shares (“earnout shares”) as defined in the business combination agreement are recognized as derivative liabilities in accordance with ASC 815. In accordance with FASB ASC Topic 820, “Fair Value of Financial Instruments” (“ASC 820”), the Company recognizes the earnout shares instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as they are outstanding. At the date of the merger, the initial fair value of the earnout shares have been estimated using a Monte Carlo simulation model. Subsequently, the fair value of the earnout shares have been estimated using this same Monte Carlo simulation model. Derivative earnout shares liabilities are classified as current liabilities (See note 7 for more details on earnout shares).

Net (Loss) Income Per Common Share

Net income (loss) per common share is computed by dividing net income (loss) by the weighted average common shares outstanding during the year as defined by FASB, ASC Topic 260, Earnings per Share. Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding. The Company has 41,003,800 and 26,534,773 dilutive shares of common stock derived from three convertible notes and the series C preferred stock as of September 30, 2025 and December 31, 2024, respectively.

The calculation of diluted net (loss) income does not consider the effect of the warrants underlying the Units sold in the Initial Public Offering and the private placement warrants to purchase an aggregate of 20,700,000 shares of Class A common stock and the earnout shares and sponsor earnout shares as defined in the business combination agreement an aggregate of 2,950,000 shares of Class A common stock in the calculation of diluted (loss) income per share, because their exercise is contingent upon future events and their inclusion would be anti-dilutive under the treasury stock method.

F-27

The following tables present a reconciliation of the numerator and denominator used to compute basic and diluted net loss per share:

	For the Three Months Ended
Numerator	September 30, 2025	September 30, 2024
Net Income (Loss)	$(4,259,599)	$(315,746)
Change in Derivative Liabilities	-	-
Adjusted Net Income (Loss)	$(4,259,599)	$(315,746)

Denominator	Shares	Shares
Basic Weighted Average Number of Shares Outstanding during Period	41,374,873	6,145,000
Dilutive Shares	-	-
Diluted Weighted Average Number of Shares Outstanding during Period	41,374,873	6,145,000

Diluted Net Income (Loss) per Share	$(0.10)	$(0.05)

	For the Nine Months Ended
Numerator	September 30, 2025	September 30, 2024
Net Income (Loss)	$(7,354,742)	$(725,479)
Change in Derivative Liabilities	-	-
Adjusted Net Income (Loss)	$(7,354,742)	$(725,479)

Denominator	Shares	Shares
Basic Weighted Average Number of Shares Outstanding during Period	22,316,913	5,075,566
Dilutive Shares	-	-
Diluted Weighted Average Number of Shares Outstanding during Period	22,316,913	5,075,566

Diluted Net Income (Loss) per Share	$(0.33)	$(0.14)

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740, Income Taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and loss carryforwards and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income (loss) in the years in which those temporary differences are expected to be recovered or settled. The effect of a change in tax rules on deferred tax assets and liabilities is recognized in operations in the year of change. A valuation allowance is recorded when it is “more likely-than-not” that a deferred tax asset will not be realized.

Tax benefits of uncertain tax positions are recognized only if it is more likely than not that the Company will be able to sustain a position taken on an income tax return. The Company has no liability for uncertain tax positions as of September 30, 2025 and December 31, 2024. Interest and penalties in any, related to unrecognized tax benefits would be recognized as interest expense. The Company does not have any accrued interest or penalties associated with unrecognized tax benefits, nor was any significant interest expense recognized during the nine months ended September 30, 2025 and 2024.

F-28

Notes Payable

The Company issued various notes payable to related parties. These notes payable included original issue discounts and debt issuance costs.

Original issue discounts. The Company accounts for the original issue discounts in accordance with Accounting Standards Codification (“ASC”) No. 835-30, Interest and Imputation of Interest, which requires the Company to record the discount as a contra-liability and amortize it over the term of the underlying note using the interest method.

Debt issuance costs. The Company accounts for debt issuance costs in accordance with ASC No. 470-20, Debt, which requires the Company to recognize a contra-liability for costs incurred with the issuance of debt instruments. These contra-liabilities are amortized over the term of the underlying note payable using the interest method.

Related Parties

In accordance with ASC 850 “Related Party Disclosure”, a party is considered to be related to the Company if the party directly or indirectly or through one or more intermediaries, controls, is controlled by, or is under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal with if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Transactions involving related parties cannot be presumed to be carried out on an arm’s-length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Series C Preferred Stock

During the year ended December 31, 2024, the Company amended and restated its charter to include the designation of a Series C Preferred Stock. The Amended and Restated Charter authorizes the issuance of 8,500,000 shares of preferred stock, 7,500,000 shares of which have been designated as Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), and 1,000,000 shares of which will be undesignated. Based on the characteristics and rights of the Series C Preferred Stock, the Company is reporting it as Mezzanine Equity (Temporary Equity) on its consolidated balance sheets. These shares were valued at the date of issuance using a Monte Carlo Simulation model. The Company determined that subsequent changes to the carrying value of the series C preferred shares will not be recognized until Redemption becomes probable of occurring. See Note 9 – Mezzanine Equity for further details.

Recent Accounting Pronouncements

Recently Issued Accounting Standards: Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the accompanying consolidated financial statements.

F-29

NOTE 3 – RELATED PARTY TRANSACTIONS

On January 17, 2023, the Company and Janbella Group, LLC (“Janbella”), which is controlled by Alessi, entered into a secured convertible promissory note for $412,500. The note included the $75,000 balance as of December 31, 2022, an additional $300,000, and an OID of $37,500. The note matures on January 17, 2024. The OID of $37,500 was recorded as a debt discount and was being amortized over the life of the original note ending on January 17, 2024. On August 31, 2023, the Company and Janbella entered into an Amended and Restated 12% Senior Secured Promissory Note for $453,750. This note was a modification of the $412,500 note dated January 17, 2023. The Company treated this as a modification of debt. All assets of the Company are collateral for the note. In the event of a Qualified Offering prior to the maturity date, at the option of Janbella, for every dollar received in a Qualified Offering, Janbella would receive $0.50, until the outstanding principal and interest are paid. Janbella is managed by Alessi. The note is convertible at a conversion price of $1.00. In the event of a merger or consolidation, the payment due to Janbella is 200% of the principal. During the year ended December 31, 2024, the Company amortized the remaining balance of $1,747 of this discount. There was a one-time interest charge of 10%, or $41,250, which was recorded as original interest discount and is being amortized over the life of the original note ending on January 17, 2024. During the year ended December 31, 2023, the Company amortized $39,329 of this discount. As of December 31, 2023, there was a balance remaining of $1,921. During the year ended December 31, 2024, the Company amortized the remaining balance of $1,921 of this discount. On March 29, 2024, the Company extended this note to June 7, 2024 and issued 1,400,000 shares of common stock to the JanBella. The stock was valued at $0.025 per share for a total value of $35,000. The Company recorded the charge of $35,000 as a debt discount and amortized $35,000 as debt discount interest expense during the year ended December 31, 2024. As of September 30, 2025 and December 31, 2024, the balance was $453,750 and $453,750, with accrued interest $115,101 and $73,810, respectively.

On August 31, 2023, the Company and Janbella entered into an 0% Senior Secured Promissory Note for $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $27,273, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2024, the Company amortized $18,157 of this discount. As of December 31, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. As of September 30, 2025 and December 31, 2024, the balance on this note was $300,000.

On November 6, 2023, the Company and Janbella entered into an 0% Senior Secured Promissory Note for $221,941. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $16,804, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2024, the Company amortized $13,713 of this discount. As of December 31, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. As of September 30, 2025 and December 31, 2024, the balance on this note was $221,941.

On February 28, 2024, the Company and Janbella entered into a verbal agreement for a $100,000 0% Senior Secured Promissory Note. On May 17, 2024, the Company and Janbella formalized the February 28, 2024 verbal agreement by entering into an 0% Senior Secured Promissory Note for $400,000 and JanBella funded an additional $300,000. The note matures on August 31, 2024. There is no interest. An imputed interest discount was calculated for this note of $14,087, which was recorded directly to the accumulated deficit balance. This discount is being amortized over the life of the original note ending on August 31, 2024. During the year ended December 31, 2024, the Company amortized $14,087 of this discount. As of December 31, 2024, the balance of this discount was $0. All assets of the Company are collateral for the note. On December 24, 2024, the Company and Janbella entered into a verbal agreement for an additional $100,000 0% Senior Secured Promissory Note. On December 13, 2024 as part of the business combination, the Company paid $100,000 on this balance. As of September 30, 2025 and December 31, 2024, the balance on this note was $400,000 and $400,000, respectively.

On March 14, 2025, the Company and Janbella entered into a verbal agreement for an additional $400,000 0% Senior Secured Promissory Note. Between March and April, 2025, the Company received $400,000 as part of this verbal agreement. On May 5, 2025, the Company paid $400,000 towards the balance of this note. During June, 2025, the Company received an additional $400,000 under the verbal agreement. On July 11, 2025, the Company repaid the additional $400,000. As of September 30, 2025 and December 31, 2024, the balance on this note was $0 and $0, respectively.

F-30

On August 18, 2025, the Company renegotiated the notes with JanBella. All notes were in default. In the new agreement, JanBella elected to retain the default penalties and interest on the notes and elected to forgive the default status and extend the notes to February 1, 2026. The adjusted balance of the notes with the default penalties and interest is $2,747,038. The Company recognized interest expense of $1,276,447 for the default penalties and interest on the notes. The interest rate on all notes was set at 8.00% and the notes became convertible at a fixed price of $1.10.

On July 25, 2024, the Company issued an unsecured convertible promissory note in the aggregate principal amount of $35,000 (the “Note”) to a related party, the Note being entered into in consideration of two transfers made by Jeffrey J. Gary to the Maker on April 18, 2024 for $25,000 and on May 22, 2024 for $10,000. The Note does not bear interest and matures upon the closing of an initial business combination by the Company. The principal balance may be repaid at any time. The principal balance shall be payable by the Company either: (i) in cash, or (ii) at the Payee’s election in writing, by issuance of Maker’s private placement warrants (the “Private Warrants”), at a price of $1.00 per Private Warrant. Each Private Warrant entitles the holder to purchase one share of Class A common stock at $11.50 per share. As of September 30, 2025 and December 31, 2024, the balance on this note was $35,000.

On July 10, 2025, the Company and The Alessi 2023 Irrevocable Trust entered into an Promissory Note for $2,142,857. The note matures on April 30, 2026. The interest rate is 8.00%. An original interest discount was included on this note of $642,857. This discount is being amortized over the life of the original note ending on April 30, 2026. This note is convertible at a fixed price of $5.00. During the nine months ended September 30, 2025, the Company amortized $144,423 of this discount. As of September 30, 2025 and December 31, 2024, the balance was $2,142,857 and $0, with accrued interest $39,048 and $0, respectively.

On September 16, 2025, the Company and The Alessi 2023 Irrevocable Trust entered into an Promissory Note for $714,286. The note matures on September 15, 2026. The interest rate is 8.00%. An original interest discount was included on this note of $214,286. This discount is being amortized over the life of the original note ending on September 15, 2026. This note is convertible at a fixed price of $5.00. During the nine months ended September 30, 2025, the Company amortized $8,219 of this discount. As of September 30, 2025 and December 31, 2024, the balance was $714,286 and $0, with accrued interest $2,222 and $0, respectively.

Private Placement Warrants

Simultaneously with the closing of the Initial Public Offering, the Company consummated the Private Placement of 7,500,000 and 1,200,000 Private Placement Warrants to the Sponsor and Cantor and Odeon, respectively, for an aggregate of 8,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, generating proceeds of $8.7 million.

Each Private Placement Warrant is exercisable for one whole share of Class A common stock at a price of $11.50 per share. A portion of the proceeds from the sale of the Private Placement Warrants to the Sponsor and the underwriters was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the Private Placement Warrants will expire worthless. Except as set forth below, the Private Placement Warrants will be non-redeemable for cash and exercisable on a cashless basis so long as they are held by the Sponsor, the underwriters or their permitted transferees.

The Sponsor, the underwriters and the Company’s officers and directors agreed, subject to limited exceptions, not to transfer, assign or sell any of their Private Placement Warrants until 30 days after the completion of the initial Business Combination.

NOTE 4 –CONVERTIBLE NOTES PAYABLE

On May 1, 2025, the Company issued a convertible promissory note in the aggregate principal amount of $500,000 (the “Note”) to a lender. The Note bears interest of 15% and matures on April 30, 2026. The principal balance may be repaid at any time. The note’s conversion price shall mean 90% (representing a discount of 10%) multiplied by the Trading Price (as defined below) for the Common Stock as calculated following the latest complete Trading Day prior to the Conversion Date. “Trading Price” means the five-day (5-day) volume-weighted average price of the Common Stock as reported by a reliable reporting service designated by the Holder (i.e., Bloomberg, etc.). “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the principal securities exchange or other securities market on which the Common Stock is then being traded. The Note is not convertible below a floor price of $1.25 per share. On July 17, 2025, the Company elected to pay $500,000 towards this note. The Company also issued 138,000 shares of common stock to the noteholder for $16,042 in accrued interest and consulting services by the noteholder valued at $178,020. As of September 30, 2025 and December 31, 2024, the balance on this note was $0 and $0 and accrued interest was $0 and $0.

Streeterville Capital, LLC Convertible Note

On October 23, 2024, the Company entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company would sell, and the Investor would purchase, a secured convertible promissory note in the original principal amount of $2,890,000 (the “Note”) for a net purchase price of $2,600,000 (after deducting an original issue discount of $260,000, and payment of $30,000 for the Investor’s legal, accounting, due diligence, asset monitoring, and other transaction expenses).

F-31

The SPA included customary representations, warranties and covenants by the Company and customary closing conditions. The SPA grants the Investor (i) the right to fund up to an additional $5,000,000 to the Company, with the Company’s consent, through the date that is six months following repayment of the Note in full (the “Reinvestment Right”), and (ii) the exclusive right, on customary market terms, to enter into an equity line of credit or other similar financing arrangement with the Company for at least $20,000,000, through the date that is one year following the Purchase Price Date (defined below). Pursuant the SPA, Alpha Modus, Corp. was required to guarantee all of the Company’s obligations under the Note and related transaction documents pursuant to a guaranty agreement (the “Guaranty”), and the Note will also be secured by security agreements (the “Security Agreements”) by and between the Investor and both the Company and Alpha Modus, Corp., granting the Investor first priority security interests in all assets of the Company, as well as all assets of Alpha Modus, Corp., including all of Alpha Modus’ intellectual property (and including Alpha Modus’ patent portfolio) pursuant to a separate intellectual property security agreement (the “IP Security Agreement”). Additionally, the Company and Alpha Modus (collectively the “Borrowers”), and William Alessi, his entity, Janbella Group, LLC, and the trusts deemed to be beneficially owned by Mr. Alessi (each a “Capital Party” and collectively the “Capital Parties”), were required to execute at closing a subordination and voting agreement (the “Subordination Agreement”) pursuant to which (i) all of the Borrowers’ indebtedness and obligations to each Capital Party were subordinated to Investor, (ii) all security interests of any Capital Party were subordinate to Investor’s security interests, (iii) the Borrowers would not make any payments to any Capital Party, (iv) none of the Capital Parties would accelerate any subordinated debt or equity, (v) and no Capital Party would convert or exchange their preferred stock of the Company into Common Stock, until such time as the Investor had been fully paid and all financing agreements between the Investor and the Borrowers were terminated.

The Note matured 18 months following the date the purchase price is delivered to the Company (the “Purchase Price Date”), accrued interest of 10% per annum, was prepayable (after providing five trading days’ notice) at a 20% premium to the then-outstanding balance of the Note, and was convertible into Class A common stock (“Common Stock”) of the Company as described below. Within 30 days of the Purchase Price Date, the Company was obligated to file a registration statement on Form S-1 with the SEC registering a number of shares of Common Stock issuable upon conversion of the Note, and such registration statement was filed as described below.

The Note was convertible at the election of the Investor into shares of Common Stock at any time following the earlier of the effective date of the registration statement described above or one year following the Purchase Price Date, at a conversion price equal to 90% multiplied by the lowest daily volume-weighted average price during the five trading days preceding conversion, and provided that (i) the Investor may not convert the Note into shares of Common Stock to the extent that such conversion would result in the Investor’s beneficial ownership of Common Stock being in excess of 4.99% (or 9.99% if the Company’s market capitalization is less than $10 million), and provided that (ii) the Note is not convertible into a total cumulative number of shares of Common Stock in excess of the number of shares of Common Stock permitted by Nasdaq Listing Rule 5635 (the “Exchange Cap”). Pursuant to the terms of the Note, the Company was required to, within 120 days of the Purchase Price Date, seek shareholder approval of the Note and the issuance of shares of Common Stock, issuable upon conversion of the Note and pursuant to the Reinvestment Right, in excess of the Exchange Cap (the “Shareholder Approvals”). If such shareholder approval is not obtained within 120 days, the Company was required to continue to seek shareholder approval every three months thereafter until shareholder approval is obtained. Pursuant to the Subordination Agreement, each Capital Party was required to vote all of their shares of Company stock in favor of the Shareholder Approvals. Under the SPA, the Company was required to initially reserve 7,500,000 shares of its Common Stock for issuance to the Investor under the Note, and the Company was required to add additional shares to the reserve in increments of 100,000 shares when requested by the Investor if at the time of the request the number of shares being held in reserve is less than three times the number of shares of Common Stock equal to the outstanding balance under the Note divided by the applicable conversion price at that time.

On December 12, 2024, the Company amended the SPA (the “Amended SPA”) to revise the terms of the Note. Pursuant to the Amended SPA, the Note was not convertible below a floor price of $4.00/share, but if the closing bid price of the Company’s common stock is less than the floor price for ten consecutive trading days, the Company is required to begin making monthly payments under the Note on the date that is 90 days following the original funding date.

F-32

On or about December 13, 2024, the Company issued the Note to the Investor, the Note was funded on or about December 16, 2024, and the closing bid price of the Company’s common stock was subsequently less than the $4.00 floor price for more than ten consecutive trading days, which, under the terms of the Amended SPA, would have required the Company to begin making monthly payments under the Note, with those monthly payments commencing on March 16, 2025, and with those monthly payments being equal to 120% multiplied by the outstanding balance divided by the lesser of 6 or the number of months remaining until the Note’s maturity date.

On January 27, 2025, the Company and the Investor entered into an amendment to the Note providing that (i) the Company was not required to begin making monthly payments under the Note until May 16, 2025, (ii) the monthly payments will equal $485,000 plus all accrued but unpaid interest, multiplied by 120%, and (iii) the Company would pay to the Investor 50% of all proceeds received by the Company from any equity line of credit or similar arrangement within one trading day of receipt by the Company.

On April 28, 2025, the Company and the Investor entered into a second amendment to the Note (the “Second Amendment”) providing that (i) the 20% prepayment penalty under the Note was eliminated, but the outstanding balance of the Note was increased to $3,597,502 (i.e., the outstanding balance under the Note as of April 28, 2025, plus the prepayment penalty of 20% as of April 28, 2025), (ii) the Company would have the right on up to three occasions to extend the monthly payment start date for one month, with the outstanding balance automatically increasing by one percent for each extension, (iii) the monthly payments would equal $582,000 plus all accrued but unpaid interest, (iv) the floor price was reduced to $1.25, (v) the Investor’s beneficial ownership limitation was increased to 9.99%, (vi) the Company agreed to hold a stockholder meeting within 60 days to approve the issuances to the Investor under the Note and under an equity line of credit agreement with the Investor in excess of the Exchange Cap (as such term was defined in the Note), (vii) the Company agreed to sell the Investor 1,250,000 shares of common stock (the “Pre-Delivery Shares”) for $125, which Pre-Delivery Shares shall be used by the Investor only as pre-delivery shares under the Note and a future equity line of credit agreement between the Company and the Investor, (viii) the Company agreed to file a registration statement to register the Pre-Delivery Shares and other shares of common stock issuable to the Investor upon conversion of the Note, and (ix) the Investor provided its written consent to the Company entering into the Patent Monetization Agreement and Option Agreement described below.

A registration statement registering shares for resale by the Investor was filed by the Company with the SEC pursuant to the Company’s obligations under the Second Amendment to register Pre-Delivery Shares and other shares of common stock issuable to the Investor upon conversion of the Note (of which 1,250,000 Pre-Delivery Shares and 3,000,000 other conversion shares were registered for resale in that registration statement). That registration statement was declared effective by the SEC on May 23, 2025. On May 29, 2025, the Investor converted $767,000 of the Note into 613,600 shares of Company common stock. On June 11, 2025, the Investor converted $125,000 of the Note into 100,000 shares of Company common stock. On July 10, 2025, the Investor converted $162,500 of the Note into 130,000 shares of Company common stock. On July 16, 2025, the Investor converted $150,000 of the Note into 120,000 shares of Company common stock. On July 23, 2025, the Investor converted an aggregate of $2,545,500 of the Note into 2,036,400 shares of Company common stock, leaving a balance due to the Investor under the Note of approximately $11,312, which the Company paid on July 23, 2025, satisfying the note in full. On or about July 25, 2025, the Company repurchased the 1,250,000 Pre-Delivery Shares from the Investor for $125, and on or about August 6, 2025, the Pre-Delivery Shares were returned to the Company by the Investor and cancelled.

The Company recorded a debt discount of $290,000 in connection with this Note. During the year ended December 31, 2024, the Company amortized $9,543 as debt discount interest expense. As of December 31, 2024, the balance of the debt discount was $280,457. During the three months ended March 31, 2025, the Company amortized $124,058 as debt discount interest expense. As of March 31, 2025, the balance of the debt discount was $156,399. On April 28, 2025, the Company amortized the remaining balance of $156,399 as part of the note amendment. Per ASC 470, the Company evaluated the consideration given for the amendment to the note and determined that the note was extinguished, based on the conclusion that there was a greater than 10% change in the present value of the cash flows of the new loan, compared to the old loan. The Company recognized a loss on extinguishment of debt of $598,324 in relation to this note amendment. On April 28, 2025, the Company issued 1,250,000 shares of common stock as financing incentive in connection with the amendment. These shares were valued at $1.15 per share for a total value of $1,437,500. Streeterville paid $125 for these shares and the Company recorded a debt discount on the amended note of $1,437,375. During the nine months ended September 30, 2025, the Company fully amortized $1,437,375 of the debt discount as debt discount interest expense because the note was paid in full. As of September 30, 2025, the balance of the debt discount was $0. During the nine months ended September 30, 2025, the Company issued 3,000,000 shares of common stock pursuant to conversion notices for $3,750,000 in principal and accrued interest. During July 2025, the Company’s legal counsel paid the remaining balance of $11,312 towards the note and then billed the Company for this amount, which is included in accounts payable. As of September 30, 2025 and December 31, 2024, the balance was $0 and $2,890,000 with accrued interest of $0 and $14,450, respectively.

F-33

Loeb & Loeb, LLP Convertible Note

On December 13, 2024, the Company entered into a Convertible Promissory Note for $325,000 with Loeb & Loeb, LLP for services rendered in connection with the business combination.

The maturity date (the “Maturity Date”) of this promissory note is the earlier of (i) 12 months from the issue date referenced above (the “Issue Date”), or (ii) the date that is 10 business days following the date that the Issuer repays Streeterville Capital, LLC (the “Lender”) in full, and the Maturity Date is the date upon which the Principal Sum, as well as any unpaid interest and other fees hereunder, shall be due and payable.

Interest; Monthly Payment; Additional Payments. Interest shall not accrue on the Principal Sum except as set forth elsewhere herein. The Issuer shall make monthly payments of $25,000 beginning December 1, 2024. Additionally, the Issuer shall use at least 50% of the proceeds from any capital raise in excess of $1,000,000 following completion of the Issuer’s Business Combination with Alpha Modus, Corp. to pay any remaining balance under the Note

Conversion. If the Issuer is no longer subject to the Lender’s variable rate transaction prohibition or the Lender has consented to conversion of this promissory note as set forth herein, the Holder shall have the right, at its election, to convert all or part of the outstanding and unpaid Principal Sum, as well as any other fees pursuant to the terms hereof but not including interest, into shares of fully paid and non-assessable shares of the Issuer’s common stock, $0.0001 par value per share (the “Conversion Shares”) as per the following conversion formula: number of shares receivable upon conversion equals the dollar conversion amount divided by the Conversion Price (as defined hereinafter). The “Conversion Price” shall equal 90% of the 5-day volume-weighted average price (“VWAP”) of the Issuer’s common stock at the time of conversion as reported by Bloomberg L.P. Unless otherwise agreed in writing by both parties, at no time will the Holder convert any amount of the Note into common stock that would result in the Holder owning more than 4.99% of the common stock outstanding of the Issuer. Conversion Shares may be delivered to the Issuer by method of the Holder’s choice (including but not limited to email, facsimile, mail, overnight courier, or personal delivery). If no objection is delivered from the Issuer to the Holder regarding any variable or calculation of the conversion notice within 24 hours of delivery of the conversion notice, the Issuer shall have been thereafter deemed to have irrevocably confirmed and irrevocably ratified such notice of conversion and waived any objection thereto. The Issuer shall deliver the Conversion Shares from any conversion to the Holder (in any name directed by the Holder) within three (3) business days of conversion notice delivery.

Registration Rights. Provided this Note has become convertible, the Issuer represents, warrants and agrees that with respect to the Conversion Shares, the Holder will have registration rights identical to the registration rights provided to Insight Acquisition Sponsor LLC in the Amended and Restated Registration Rights Agreement, dated as of October 13, 2023, including, but not limited to the following: (i) two demand registrations of the sale of the Conversion Shares at the Company’s expense, and (ii) unlimited “piggyback” registration rights for a period of five (5) years after the Issue Date at the Company’s expense. The Company shall execute and deliver the Joinder Agreement, attached hereto as Exhibit A. In the event the registration statement covering the Conversion Shares is not effective within 120 days of the Issue Date, then the principal amount due the Note will increase by one and one-half percent (1.5%) and will continue to increase by one and one-half percent (1.5%) for each thirty (30) day period such registration statement is not declared effective.

As of September 30, 2025 and December 31, 2024, the balance was $325,000 and $325,000, respectively.

F-34

NOTE 5 – FINANCING PAYABLE

On December 16, 2024, the Company entered into a financing arrangement for an insurance policy. The Company financed $663,582 of the insurance premiums with an interest rate of 7.5%. The Company is required to make 10 payments of $68,642 with the first payment being due on January 16, 2025. During the nine months ended September 30, 2025, the company made nine payments totaling $617,913, of which $596,386 was principal and $21,527 was interest. As of September 30, 2025 and December 31, 2024, the balance of this financing arrangement was $67,196 and $663,582, respectively

NOTE 6 – WARRANTS

As of September 30, 2025 and December 31, 2024, the Company has 12,000,000 Public Warrants and 8,700,000 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable 30 days after the completion of a Business Combination; provided that the Company has an effective registration statement under the Securities Act covering the shares of Class A common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available (or the Company permits holders to exercise their Public Warrants on a cashless basis and such cashless exercise is exempt from registration under the Securities Act). The Company agreed that as soon as practicable, but in no event later than 15 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC and have an effective registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and to maintain a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed. If a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the above, if the Company’s shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elect, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.

The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Initial Stockholders or their affiliates, without taking into account any Founder Shares held by the Initial Stockholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates its initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described below under “Redemption of warrants” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants, except that the Private Placement Warrants and the shares of Class A common stock issuable upon exercise of the Private Placement Warrants will not be transferable, assignable or salable until the completion of a Business Combination, subject to certain limited exceptions. Additionally, except as set forth below, the Private Placement Warrants will be non-redeemable so long as they are held by the Sponsor, the underwriters or their permitted transferees. If the Private Placement Warrants are held by someone other than the Sponsor, the underwriters or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

F-35

Redemption of warrants. Once the warrants become exercisable, the Company may redeem the outstanding warrants for cash (except as described herein with respect to the Private Placement Warrants):

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	upon a minimum of 30 days’ prior written notice of redemption; and
●	if, and only if, the closing price of Class A common stock equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders.

NOTE 7 – EARNOUT SHARES AND SPONSOR EARNOUT SHARES

The stockholders of Alpha Modus, Corp. may be issued up to 2,200,000 additional shares of Company common stock (the “Earnout Shares”). The Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) trading days within any thirty (30)-consecutive trading day period beginning at least 180 days after the Closing and on or prior to the 5-year anniversary of the Closing, the VWAP of the Company’s common stock equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Earnout Shares earned and issued upon certain changes of control of the Company at or prior to the 5-year anniversary of the Closing.

Additionally, at the Closing, the Company’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) was required to deposit 750,000 shares of Company common stock into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Earnout Shares described above (earned and issued in one-third (1/3) increments of approximately 250,000 shares).

“Closing Share Price” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the Closing Share Price cannot be calculated for such security on such date(s) on any of the foregoing bases, the Closing Share Price of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Company.

If the condition for more than one Milestone is achieved, the Company Earnout Shares to be issued in connection with such Milestone shall be cumulative with any Company Earnout Shares earned prior to such time and the Escrowed Sponsor Shares to be released from escrow to Sponsor shall be cumulative with any Escrowed Sponsor Shares released prior to such time in connection with the achievement of any other Milestone; provided that, for the avoidance of doubt, the Company Earnout Shares in respect of each Milestone will be issued and earned only once and the aggregate Company Earnout Shares issued shall in no event exceed 2,200,000 shares of Class A Common Stock.

If, at or following the 5-year anniversary of the Closing Date, the $13.00 Share Price Milestone, $15.00 Share Price Milestone and/or the $18.00 Share Price Milestone have not occurred, none of the Earnout Shares that related to that particular Milestone shall be issued, and the Escrowed Sponsor Shares that have not been released from escrow to Sponsor shall automatically without further action be forfeited and deemed cancelled.

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In the event that after the Closing and prior the 5-year anniversary of the Closing Date, there is a Change of Control, the $13.00 Share Price Milestone, $15.00 Share Price Milestone, and/or the $18.00 Share Price Milestone, as applicable, shall be deemed to have occurred to the extent any such Milestone has not been achieved prior to the date of such Change of Control. For purposes hereof, a “Change of Control” means the occurrence in a single transaction or as a result of a series of related transactions, of one or more of the following events:

a)	any person or any group of persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act or any successor provisions thereto (a “Group”) (excluding a corporation or other entity owned, directly or indirectly, by the stockholders in substantially the same proportions as their ownership of stock of IAC) (x) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of then outstanding voting securities or (y) has or acquires control of the Board;

b)	a merger, consolidation, reorganization or similar business combination transaction involving the Company, and, immediately after the consummation of such transaction or series of transactions, either (x) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (y) the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the person resulting from such transaction or series of transactions or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

c)	the sale, lease or other disposition, directly or indirectly, by the Company of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, other than such sale, lease or other disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to an entity at least a majority of the combined voting power of the voting securities of which are owned, directly or indirectly, by stockholders of the Company.

If the Company shall, at any time or from time to time, after the date hereof effect a subdivision, stock split, stock dividend, reorganization, combination, recapitalization or similar transaction affecting the outstanding shares of Class A Common Stock, the number of Earnout Shares issuable hereunder (and the number of Escrowed Sponsor Shares to be released), and the stock price targets set forth above shall be equitably adjusted for such subdivision, stock split, stock dividend, reorganization, combination, recapitalization or similar transaction. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective (which shall be the “ex” date, if any, with respect to any such event).

NOTE 8 – FAIR VALUE MEASUREMENTS

The following tables present information about the Company’s liabilities that are measured at fair value on a recurring basis as of September 30, 2025 and December 31, 2024 and indicate the fair value hierarchy of the valuation techniques that the Company utilized to determine such fair value:

The fair value of financial instruments on September 30, 2025 is summarized below:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Derivative liabilities-public warrants	$-	$-	$942,000
Derivative liabilities-private warrants	$-	$-	$1,675,683
Derivative liabilities-earnout shares	$-	$-	$440
Derivative liabilities-sponsor earnout shares	$-	$-	$150
Total	$-	$-	$2,618,273

Mezzanine Equity:
Series C preferred stock	$-	$-	$41,170,508

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The fair value of financial instruments on December 31, 2024 is summarized below:

Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Liabilities:
Derivative liabilities-public warrants	$-	$-	$1,020,000
Derivative liabilities-private warrants	$-	$-	$930,053
Derivative liabilities-earnout shares	$-	$-	$785,351
Derivative liabilities-sponsor earnout shares	$-	$-	$267,733
Total	$-	$-	$3,003,137

Mezzanine Equity:
Series C preferred stock	$-	$-	$71,809,025

The initial and subsequent fair values of the Public Warrants issued in connection with the Initial Public Offering and the fair value of the Private Placement Warrants have been estimated using a Black-Scholes model. For the nine months ended September 30, 2025 and 2024, the Company recognized a loss in the statement of operations resulting from an increase in the fair value of warrant liabilities of $667,630 and $0, respectively, presented as change in fair value of derivative warrant liabilities on the accompanying consolidated statements of operations.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates: September 30, 2025 and December 31, 2024:

	September 30, 2025	December 31, 2024
Exercise price	$11.50	$11.50
Stock price	$1.19	$3.00
Public warrant price	$0.0785	$0.085
Volatility	78.20%	33.50%
Risk-free rate	3.69%	4.38%
Dividend yield	0.00%	0.00%

The initial fair value of the Company Earnout Shares and the fair value of the Sponsor Earnout Shares have been estimated using a Monte Carlo simulation model. For the nine months ended September 30, 2025 and 2024, the Company recognized a gain in the statement of operations resulting from a decrease in the fair value of liabilities of approximately $1,052,494 and $0, respectively, presented as change in fair value of derivative earnout shares and sponsor earnout shares liabilities on the accompanying consolidated statements of operations.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates: September 30, 2025 and December 31, 2024:

	September 30, 2025	December 31, 2024
Stock price	$1.19	$3.00
Volatility	25.40%	34.00%
Risk-free rate	3.92%	4.38%
Dividend yield	0.00%	0.00%

The initial fair value of the Series C Preferred Stock has been estimated using a Monte Carlo simulation model at the business combination date of December 13, 2024. For the year ended December 31, 2024, the Company recognized the fair value of the Series C Preferred Stock of approximately $71,809,025, presented as mezzanine equity on the accompanying consolidated balance sheets.

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The following table provides quantitative information regarding Level 3 fair value measurements inputs at the measurement date: December 13, 2024:

December 13, 2024
Stock price	$9.50
Volatility	26.50%
Risk-free rate	4.25%
Dividend yield	0.00%

NOTE 9 – MEZZANINE EQUITY

Series C Preferred Stock

On December 13, 2024 as part of the business combination, the Company issued 7,500,000 shares of series C preferred stock to Legacy Alpha Modus shareholders in exchange for the same number of Legacy Alpha Modus’ common stock. Management reviewed ASC 480, ASC 805, ASC 815, ASC 820 and ASC 825 to determine the proper treatment of the series C preferred shares. Management concluded that the series C preferred shares qualify as temporary equity under ASC 815; therefore, the Company will recognize the series C preferred shares within mezzanine equity in its balance sheet. In accordance with ASC 480, the series C preferred shares will be initially recorded and measured at fair value; however, when estimating the fair value of the series C preferred shares, the Company has followed the guidance in ASC 820, “Fair Value Measurement”. Because Redemption is contingent upon the occurrence of certain events that have not been met, subsequent changes to the carrying value of the series C preferred shares will not be recognized until Redemption becomes probable of occurring.

In the consolidated financial statements, the series C preferred shares are being presented as being issued in 2023 when a Legacy Alpha Modus shareholder converted Legacy Alpha Modus series B preferred shares in preparation for the pending business combination. The consolidated financial statements reflect the 10 shares of series B preferred stock converting into 7,500,000 shares of series C preferred stock and 2,334,092 shares of class A common stock.

On June 30, 2025, the Company issued 26,079,868 shares of common stock for the conversion of 3,200,000 shares of preferred series C stock. These shares carrying value was $30,638,517, which was moved from mezzanine equity to shareholders’ equity. As of September 30, 2025 and December 31, 2024, there were 4,300,000 and 7,500,000 shares of series C preferred stock issued and outstanding, respectively.

NOTE 10 – STOCKHOLDERS’ EQUITY

Preferred Stock

The Amended and Restated Charter authorizes the issuance of 8,500,000 shares of preferred stock, 7,500,000 shares of which have been designated as Series C Redeemable Convertible Preferred Stock (“Series C Preferred Stock”), and 1,000,000 shares of which will be undesignated (see Note 9 – Mezzanine Equity).

The Series C Preferred Stock has the following rights:

I.	Ranking. The Series C Preferred Stock will rank senior to the IAC common stock and other classes of IAC preferred stock with respect to rights upon liquidation, winding up or dissolution.

II.	Voting. Each share of Series C Preferred Stock shall entitle the holder to one vote on all matters submitted to the vote of IAC’s shareholders;

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III.	Dividends. The Series C Preferred Stock shall be treated pari passu with the IAC common stock except that the dividends per share payable on the Series C Preferred Stock shall equal the dividend per share declared on each share of IAC common stock multiplied by $10.00 (the “Face Value”) and divided by the applicable Conversion Price (as defined below). “Conversion Price” means a price per share equal to the lesser of either the Face Value, or (a) if no Trigger Event (as defined below) has occurred, 100% of the average of the 5 lowest closing bid prices of the IAC common stock during the 10 days preceding the conversion notice date (the “Measurement Period”), not to exceed 100% of the lowest sales price on the last day of the Measurement Period, or (b) following any Trigger Event, 50.0% of the average of the lowest closing bid prices of the common stock during the Measurement Period, not to exceed 50.0% of the lowest sales price on the last day of such Measurement Period. “Trigger Event” generally means (a) a failure of a holder of Series C Preferred Stock to receive conversion shares when required or any agreement between IAC and the Series C Preferred Stockholder that is either (x) related to the payment of cash or delivery of conversion shares, or (y) curable, has not occurred before, and is not cured within 5 trading days of notice; (c) IAC’s suspension from trading or delisting from its principal trading exchange or market; (d) notification of an intention for IAC or its transfer agent not to comply with a conversion notice; (e) IAC’s bankruptcy, insolvency, reorganization, liquidation or similar proceedings; (f) the appointment of a custodian, receiver or similar official for IAC; (g) the entry of judgments against IAC in excess of $500,000 which are not stayed or satisfied within 30 days of entry; (h) IAC’s failure to comply with reporting requirements of Securities Exchange Act; (i) the initiation of any regulatory, administrative or enforcement proceeding against IAC; or (j) any material provision of the designation of the Series C Preferred Stock ceases to be valid or is contested.

IV.	Liquidation. Upon any liquidation, dissolution or winding up of IAC, holders of Series C Preferred Stock shall be paid the Face Value per share, plus any accrued but unpaid dividends (the “Liquidation Value”).

V.	Redemption. IAC shall be obligated to pay holders the Liquidation Value to redeem the Series C Preferred Stock upon the occurrence of a Deemed Liquidation Event (as defined below) or Trigger Event (as defined below). “Deemed Liquidation Event” generally means (a) a merger or consolidation where IAC or a subsidiary is a party to the merger and IAC issues shares of stock (except for domicile mergers and mergers not constituting a change of control); (b) IAC issues convertible or equity securities that senior to the Series C Preferred Stock in any respect; (c) a holder does not receive conversion shares upon conversion of the Series C Preferred Stock within 5 trading days due to the occurrence of an event that is solely within the control of IAC; (d) trading of the common stock is halted or suspended for 10 or more consecutive trading days due to the occurrence of an event that is solely within the control of IAC; or (e) a sale or other disposition of substantially all the assets of IAC that is not approved by the holders of the Series C Preferred Stock.

VI.	Conversion. Shares of Series C Preferred Stock are not convertible until 18 months following Closing of the Business Combination so long as a Trigger Event has not occurred. Beginning 18 months following Closing of the Business Combination, or following the occurrence of a Trigger Event, shares of Series C Preferred Stock are convertible at election of the holder at the then-applicable Conversion Price.

Common Stock

Class A Common Stock -The Company is authorized to issue 200,000,000 shares of Class A common stock with a par value of $0.0001 per share. As of September 30, 2025 and December 31, 2024, there were 41,959,958 and 12,455,252 shares of Class A common stock issued and outstanding, respectively.

On March 29, 2024, the Company issued 1,400,000 shares of Class A common stock to JanBella, a related party, as part of the note extension for the note that had matured on January 17, 2024. The shares of common stock were valued at $0.025 per share for a total value of $35,000. The Company recorded the charge of $35,000 as a debt discount and amortized $35,000 as debt discount interest expense during the year ended December 31, 2024.

On April 11, 2024, the Company entered into an agreement to retain Maxim Group LLC (“Maxim”) to provide capital market advisory and investment banking services to the Company. The Company shall issue to Maxim (or its designees) an aggregate of 50,000 shares of Class A common stock, which shall be converted into shares of the surviving publicly traded entity (the “Capital Markets Advisory Fee Stock”). The Capital Markets Advisory Fee Stock issued to Maxim shall be registered in the Company’s S-4 Registration Statement (in connection with the De-SPAC Transaction), unrestricted and freely tradeable. In connection with the closing of the De-SPAC Transaction, the Company shall pay to Maxim a non-refundable advisory fee of $300,000, payable upon the Company or its successor’s first capital raise (including any self-directed capital raises) after the closing of the De-SPAC Transaction (the “Advisory Fee”). The 50,000 shares of common stock have been valued at $0.025 per share for a total value of $1,250.

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On May 14, 2024, the Company entered into an agreement with Pickwick Capital Partners, LLC (“Pickwick”). The Company and Pickwick previously entered into a certain letter agreement dated March 7, 2023, pursuant to which Pickwick would provide the Company corporate finance and strategic advisory services, and would be compensated for those services (the “Letter Agreement”). During the term of the Letter Agreement, Pickwick introduced the Company to Insight Acquisition Corp., a special purpose acquisition company (“Insight”), and the Company and Insight have entered into a business combination agreement (the “Business Combination”), thereby entitling Pickwick to payment of a success fee under the Letter Agreement. This agreement determined the value of the success fee and method of payment. In accordance with this agreement, the Company issued 195,000 shares of Class A common stock to Pickwick. These shares were valued at $0.025 per share for a total value of $4,875.

On May 16, 2024, the Company entered into a subscription agreement with Polar Multi-Strategy Master Fund (“Polar”), in which Polar agreed to purchase 1,000,000 shares of Class A common stock for $25,000. These shares have been valued at $0.025 per share for a total value of $25,000. On December 12, 2024, the Company and Polar entered into a forfeiture agreement, in which, Polar agreed to surrender 850,000 shares of Class A common stock which were immediately cancelled by the Company.

On December 13, 2024, the Company issued 5,767,944 shares of class A common stock as part of the business combination agreement, which is being treated as a reverse recapitalization for accounting purposes. At this time, the Company recognized the fair value of the Series C preferred stock of $71,809,025 (see Note 8 – Fair Value Measurements and Note 9 – Mezzanine Equity). Also, as part of the business combination agreement, the Company issued 1,392,308 shares of Class A common stock to JanBella as a forbearance fee, since its note was not paid off as part of the business combination. These shares were valued at the market price of $9.50 per share for a total value of $13,226,926, which the Company recognized as a forbearance fee expense in the consolidated statements of operations.

On January 5, 2025, the Company issued 2,632 shares of Class A common stock to each of the four non-employee directors for the quarterly issuance set out in the director agreements. These shares were valued as of the closing price of the Company’s common stock on January 3, 2025 at $2.51 per share. The Company recognized $28,425 in stock-based compensation expense.

On January 5, 2025, the Company issued 11,000 shares of Class A common stock to two individuals for services rendered as a bonus for their diligence and efforts with the merger. These shares were valued of the closing price of the Company’s common stock on January 3, 2025 at $2.51 per share. The Company recognized $29,700 in stock-based compensation expense.

On or about April 30, 2025, the Company issued 1,250,000 shares of Class A common stock to Streeterville Capital, LLC as a financing incentive in association with the note amendment entered into by the lender and the Company. These shares were valued as of the closing price of the Company’s common stock at $1.15 per share. Streeterville Capital, LLC paid $125 for these shares and the Company recognized $1,437,375 as a debt discount against the convertible note and will amortize the discount over the remaining life of the convertible note. On August 5, 2025, these shares were repurchased by the Company for $125 and immediately cancelled.

On or about April 30, 2025, the Company issued 15,690 shares of Class A common stock to each of the four non-employee directors for the quarterly issuance set out in the director agreements. These shares were valued as of the closing price of the Company’s common stock on April 28, 2025 at $1.22 per share. The Company recognized $76,567 in stock-based compensation expense.

On or about April 30, 2025, the Company issued 39,266 shares of Class A common stock to the Company’s Chief Revenue Officer, Thomas Gallagher, in consideration of his $62,500 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on April 28, 2025 at $1.22 per share. The Company recognized $47,905 in stock-based compensation expense.

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On May 27, 2025, the Company entered into an exchange agreement (the “Exchange Agreement”) with four family trusts of the Company’s CEO, William Alessi, pursuant to which the trusts would exchange an aggregate of 3,200,000 shares of Series C Preferred Stock (800,000 shares held in the name of The WRA 2023 Irrevocable Trust, 800,000 shares held in the name of The Janet Alessi 2023 Irrevocable Trust, 800,000 shares held in the name of The Isabella Alessi 2023 Irrevocable Trust, and 800,000 shares held in the name of The Kim Alessi Richter Irrevocable Trust, all of which are deemed to be beneficially owned by Mr. Alessi as Mr. Alessi’s spouse is the trustee of each of the trusts) for an aggregate of 26,079,868 shares of Class A common stock (with each of the trusts being issued 6,519,967 shares of common stock). In the Exchange Agreement, each of the trusts agreed not to sell or otherwise transfer the shares of common stock to be received in the exchange until June 13, 2026 (except for permitted transfers to an affiliate). On or about June 29, 2025, the trusts’ preferred shares were cancelled, and 26,079,868 shares of Class A common stock were issued to the trusts. These shares carrying value was $30,638,517, which was moved from mezzanine equity to shareholders’ equity.

On May 29, 2025, the Company issued 613,600 shares of Class A common stock to Streeterville Capital, LLC pursuant to its partial conversion of the Note issued by the Company to Streeterville Capital, LLC on or about December 13, 2024, described above. The lender converted $767,000 in principal and accrued interest.

On June 11, 2025, the Company issued 100,000 shares of Class A common stock to Streeterville Capital, LLC pursuant to its partial conversion of the Note issued by the Company to Streeterville Capital, LLC on or about December 13, 2024, described above. The lender converted $125,000 in principal and accrued interest.

On July 1, 2025, the Company issued 21,113 shares of Class A common stock to each of the four non-employee directors for the quarterly issuance set out in the director agreements. These shares were valued as of the closing price of the Company’s common stock on July 1, 2025 at $1.16 per share. The Company recognized $97,964 in stock-based compensation expense.

On July 10, 2025, the Company issued 130,000 shares of Class A common stock to Streeterville Capital, LLC pursuant to its partial conversion of the Note issued by the Company to Streeterville Capital, LLC on or about December 13, 2024, described above. The lender converted $162,500 in principal and accrued interest.

On July 16, 2025, the Company issued 120,000 shares of Class A common stock to Streeterville Capital, LLC pursuant to its partial conversion of the Note issued by the Company to Streeterville Capital, LLC on or about December 13, 2024, described above. The lender converted $150,000 in principal and accrued interest.

On July 17, 2025, the Company issued 52,832 shares of Class A common stock to the Company’s Chief Revenue Officer, Thomas Gallagher, in consideration of his $62,500 quarterly fee pursuant to his employment agreement. These shares were valued as of the closing price of the Company’s common stock on July 17, 2025 at $1.29 per share. The Company recognized $68,153 in stock-based compensation expense.

On July 17, 2025, the Company issued 26,000 shares of Class A common stock to two individuals for services rendered to the Company. These shares were valued of the closing price of the Company’s common stock on July 17, 2025 at $1.29 per share. The Company recognized $33,540 in stock-based compensation expense.

On July 17, 2025, the Company issued 138,000 shares of Class A common stock to a noteholder for $16,042 in accrued interest and consulting services rendered by the noteholder valued at $178,020. These shares were valued as of the closing price of the Company’s common stock on July 17, 2025 at $1.29 per share.

On July 23, 2025, the Company issued 2,036,400 shares of Class A common stock to Streeterville Capital, LLC pursuant to its partial conversion of the Note issued by the Company to Streeterville Capital, LLC on or about December 13, 2024, described above. The lender converted $2,545,500 in principal and accrued interest.

Class B Common Stock - The Company is authorized to issue 20,000,000 shares of Class B common stock with a par value of $0.0001 per share. As of September 30, 2025 and December 31, 2024, there were zero shares of Class B common stock issued and outstanding.

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Common stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. Holders of Class B common stock and holders of Class A common stock will vote together as a single class, except as required by applicable law or stock exchange rule.

NOTE 11 – SEGMENT INFORMATION

The Company operates as one operating segment. The Company’s chief operating decision maker (“CODM”) is its chief executive officers, who reviews financial information presented on a consolidated basis. The CODM uses consolidated operating margin and net income (loss) to assess financial performance and allocate resources. These financial metrics are used by the CODM to make key operating decisions, such as the allocation of budget between cost of revenues, sales and marketing, professional fees, and general and administrative expenses.

The following table presents selected financial information with respect to the Company’s single operating segment for the three and nine months ended September 30, 2025 and 2024:

	For the Three Months Ended
	September 30, 2025	September 30, 2024
Revenue	$-	$-

Operating expenses
General and administrative expenses	684,895	161,331
Professional fees	532,963	124,800
Total operating expenses	1,217,858	286,131
Operating loss	(1,217,858)	(286,131)
Operating margin	-100%	-100%

Other income (expenses)
Patent infringement income	95,000	-
Interest income	-	3
Change in fair value of earnout shares liability	579	-
Change in fair value of warrants liability	(319,983)	-
Interest expense	(2,817,337)	(29,618)
Total other income (expense)	(3,041,741)	(29,615)
Income (loss) before income tax expense	(4,259,599)	(315,746)
Income tax expense	-	-
Net income (loss)	$(4,259,599)	$(315,746)

	For the Nine Months Ended
	September 30, 2025	September 30, 2024
Revenue	$-	$-

Operating expenses
General and administrative expenses	2,375,120	285,958
Professional fees	1,350,749	311,637
Total operating expenses	3,725,869	597,595
Operating loss	(3,725,869)	(597,595)
Operating margin	-100%	-100%

Other income (expenses)
Patent infringement income	108,096	-
Interest income	6	8
Change in fair value of earnout shares liability	1,052,494	-
Change in fair value of warrants liability	(667,630)	-
Loss on settlement of debt	(598,324)	-
Interest expense	(3,523,515)	(127,892)
Total other income (expense)	(3,628,873)	(127,884)
Income (loss) before income tax expense	(7,354,742)	(725,479)
Income tax expense	-	-
Net income (loss)	$(7,354,742)	$(725,479)

The Company’s had $8,050 and $0 in long-lived tangible assets as of September 30, 2025 and December 31, 2024, respectively.

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NOTE 12 – COMMITMENTS AND CONTINGENCIES

The Company is subject, from time to time, to claims by third parties under various legal disputes. The defense of such claims, or any adverse outcome relating to any such claims, could have a material adverse effect on the Company’s liquidity, financial condition and cash flows.

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

NOTE 13 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the financial statements were issued. The Company has determined that there are no other such events that warrant disclosure or recognition in the financial statements, except as noted below.

On October 16, 2025, the Company entered into a convertible promissory note with a lender for $400,000 in cash. The note has a 7.00% interest rate and matures on October 15, 2026. This note is convertible into Class A common stock at 80% of the five-day (5-day) volume-weighted average price of Common Stock on the first complete trading day following the date that this note is issued or $1.072 per share. The Company also issued warrants to the lender to purchase 363,636 shares of Class A common stock for cash at a price of $1.10 per share.

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Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

References to the “Company,” “Alpha Modus Holdings, Inc.,” “Alpha Modus,” “our,” “us” or “we” refer to Alpha Modus Holdings, Inc. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the unaudited interim consolidated financial statements and the notes thereto contained elsewhere in this report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements contained in this Quarterly Report on Form 10-Q may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “will,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Quarterly Report on Form 10-Q are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Company Background

The Company was a blank check company known as “Insight Acquisition Corp.” On December 13, 2024, the Company completed a business combination with Alpha Modus, Corp., a Florida corporation. At closing of the business combination, the Company’s name was changed to “Alpha Modus Holdings, Inc.,” and the Company’s operations are now those of Alpha Modus, Corp.

Alpha Modus offers technology as a service, with the goal of revolutionizing the retail industry with smart technology. Its core technologies were previously deployed on IBM’s Bluemix platform and earned a Beacon Award by IBM 2016 for Best New Application on IBM Cloud from an Entrepreneur. Alpha Modus has been recognized by IBM Watson as a thought leader in technology. As technological innovation is at the core of the company, Alpha Modus has developed comprehensive end-to-end patented solutions for retailers and consumer brands to bring innovation to consumers and enhance their experience at the point of sale.

Vision & Mission

The Alpha Modus technology ecosystem aims to be the engine behind the most transformative retail and digital commerce experiences globally. Alpha Modus is focused on (i) empowering innovation through a scalable, IP-driven platform to deliver transformative retail and digital commerce experiences, (ii) combining technology, services and strategic partnerships to provide a comprehensive ecosystem to drive growth, and (iii) enabling IP-powered innovation across retail, digital engagement, and connected commerce, leveraging its diverse patent portfolio to unlock new opportunities.

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Market Dynamics

There was approximately $62.35 billion U.S. retail media advertising spend in 2025, which is projected to surpass $97 billion in 2028 (eMarketer, Jan 29, 2025, https://www.emarketer.com/content/retail-media-forecast-report-update). Approximately $3.8 trillion in digitally influenced U.S. retail sales are expected in 2027, with 75% of in-store sales tied to digital engagement (Profitero+, June 17, 2025, https://www.profitero.com/blog/digitally-influenced-sales-phrase-that-unlocks-buyin-budget-for-ecommerce-leader). 53% of retailers deploy AI-powered signage, kiosks, & in-store targeting (NVIDIA, https://images.nvidia.com/aem-dam/Solutions/documents/retail-state-of-ai-report.pdf). Financial service kiosks for the underbanked are growing at approximately 16% CAGR (2025-2030) (Grand View Research, https://www.grandviewresearch.com/industry-analysis/bank-kiosk-market). AI personalization will influence approximately $1.3 trillion in retail spend by 2025 (Qualtrics, March 18, 2025 https://www.qualtrics.com/news/qualtrics-report-executives-are-hesitant-to-lead-in-ai-transformation-putting-up-to-1-3-trillion-at-risk/).

Ecosystem Overview

The Alpha Modus ecosystem is an intellectual property-driven environment that combines patented technologies, service infrastructure, and strategic partnerships to power scalable, defensible innovation across retail, digital engagement, and connected commerce. This ecosystem enables IP-powered innovation by integrating a robust patent portfolio with flexible licensing, a comprehensive service suite, and a growing partner network. Alpha Modus services are targeted to solution design, support and maintenance, installation and monitoring, call center support, data analytics, and strategy and planning to optimize AI retail applications. Alpha Modus’s software and technological solutions are focused on AI/machine learning, mobile applications, retail management, customer loyalty, and strategy and planning to enhance retail experiences. Alpha Modus’s hardware and infrastructure solutions are focused on tablets and displays, kiosks, and mobile devices as essential hardware components supporting AI retail technologies and customer engagement.

Competitive Advantage

Alpha Modus collaborates with retail technology and service providers to expand market reach and capabilities. The Company’s strategic alliances enable integration of diverse technologies and service offerings, and these partnerships enhance scalability and reduce friction in technology deployment.

Additionally, the Company’s robust intellectual property portfolio includes method patents across retail numerous retail use cases. Patents create defensible market positions and unlock ecosystem advantage. Alpha Modus’s technology ecosystem is designed to empower retail technologies into a unified scalable environment. Alpha Modus’ patent portfolio forms the backbone of its IP-driven ecosystem, covering core methods that power many of today’s AI applications in brick-and-mortar retail—such as smart kiosks, dynamic displays, targeted promotions, consumer analytics, and immersive in-store engagement.

Key AI-based focus areas of the Company’s technology include the following:

●	Real-Time Inventory Management – Alert sales associates, managers, distributors or brands immediately when inventory is low or out of stock. Help prevent lost sales and improves customer satisfaction by maintaining inventory control in brick-and-mortar and at the point of purchase.
●	Ads Based on Real-Time Customer Data – Serve customized ads or product information in real time based on customer demographic metadata such as age, gender, and emotions. Incorporate third party external data such as geo-location, weather, and events to tailor ads dynamically. Enhance customer engagement by providing relevant and timely information at the point of sale.
●	Customer Assistance Alerts (Shrinkage/Theft Prevention) – Real-time alerts to sales associates for customers needing assistance or suspicious activities at self-checkout, improving customer satisfaction and reducing loss through proactive theft prevention.
●	Smart Planograms – Using in-store data such as dwell time and foot traffic, AI determines optimal display layouts and product placements, improving store flow and increasing sales opportunities.
●	Driving Traffic into Brick-and-Mortar Retail – Stores and brands can leverage customer metadata such as search history, voice, age, gender, and location to send targeted ads for in-store purchases. This customization improves the shopper’s experience by delivering relevant promotions and product recommendations directly at the point of purchase.
●	AI-Generated Ads – Not all ads fit every customer, but brands can use customer data and images to generate targeted and customized ads at the point of purchase. This approach is targeted to enhance the customer experience and drive improved sales by showing the right message to the right audience at the right time.

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Recent Developments

On January 11, 2024, Alpha Modus entered into a license agreement with GZ6G Technologies Corp. (“GZ6G”), which gives GZ6G the right to use Alpha Modus’ patented intellectual property, and pertains to GZ6G’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus for AI-driven advertising solutions for stadiums and event management. Alpha Modus intends to deploy services under the license by the end of 2024, expand event venue service offerings in late 2025, and expand service offerings in additional industries in 2024.

On January 16, 2024, Alpha Modus initiated a patent infringement action against The Kroger Company alleging patent infringement of several Alpha Modus patents encompassing retail marketing and advertising data-driven technologies to enhance consumer’s in-store experience at the point of decision, which action has since been settled. On November 12, 2024, Alpha Modus initiated a patent infringement lawsuit against Brookshire Grocery Co. alleging infringement of several Alpha Modus patents pertaining to its ‘571 patent portfolio, ‘825 patent portfolio, ‘672 patent portfolio, ‘890 patent portfolio and ‘880 patent portfolio, which encompass retail marketing and advertising data-driven technologies to enhance consumers’ in-store experience at the point of decision. On December 17, 2024, Alpha Modus filed a similar patent infringement lawsuit against Wakefern Food Corporation and Shelf Nine LLC (which has since been settled). On February 3, 2025, Alpha Modus filed a patent infringement lawsuit against Walgreen Co. On April 15, 2025, Alpha Modus filed a patent infringement lawsuit against Optisigns, Inc.

On April 10, 2024, Alpha Modus entered into a license agreement with Xalles Holdings Inc. and its subsidiary, CashXAI Inc. (“CashX”), which gives CashX the exclusive right to use all of Alpha Modus’s patented intellectual property in connection with CashX’s promotional, advertising, and operational functions, including co-development arrangements with Alpha Modus, within the Exclusive Industry. The “Exclusive Industry” means the industry relating to self-service kiosks located in retail food, drug and convenience stores for the purpose of serving Unbanked and Underbanked consumers, by offering banking, phone and insurance solutions to the consumer. An “Unbanked” consumer means a person that does not have a checking or savings account with an FDIC-insured institution, and an “Underbanked” consumer means a person that has or had a checking or savings account with an FDIC-insured institution, but regularly uses non-traditional banks such as Venmo or the Cash App, or lenders such as a check cashing company or payday lender. Alpha Modus intends to immediately deploy services under the license.

On July 21, 2025, CashX and CashX, LLC (collectively “CashX”) entered into a new license agreement with Alpha Modus, pursuant to which Cash X granted Alpha Modus an exclusive, perpetual, and irrevocable license to use CashX’s mobile application, kiosk application, back office application and prepaid card to sell related products in the United States, Alpha Modus agreed to pay CashX $1,000 initially, and issue CashX $10,000,000 of Alpha Modus’s common stock (valued based on the closing of the Company’s common stock on July 21, 2025) upon Alpha Modus generating either (i) at least $1,000,000 in earnings before interest, taxes, and depreciation from the sale of licensed products resulting exclusively from CashX’s efforts, or (ii) at least $5,000,000 in gross revenues from the sale of the licensed products resulting exclusively from CashX’s efforts, and subject to Alpha Modus obtaining shareholder approval of such issuance (such that no more than 19.99% of Alpha Modus’s common stock shall be issuable to CashX prior to receipt of shareholder approval). Under the license agreement, Alpha Modus is also obligated to employ its best its best efforts to (i) secure general operating capital until Alpha Modus is cash flow positive, and (ii) spend a minimum of $500,000 up to a maximum of $2,000,000 over 24 months to use the licensed intellectual property to make, have made, use, offer to sell, sell, and import licensed products. As part of this investment, Alpha Modus shall make an initial investment of $250,000 payable to CashX structured as follows: (i) $50,000 payable upon the commercial release of the CashX mobile application, (ii) $100,000 payable upon certification of the “Deltrix” kiosk and confirmation that all associated services are functional and operating as intended, and (iii) $100,000 payable upon certification of the “Genmega” kiosk and confirmation that all associated services are functional and operating as intended. The remaining investment, up to the $2,000,000 maximum aggregate commitment, and satisfaction of the other material conditions agreed to by the parties, shall be considered satisfied upon the effectiveness of a registration statement covering an offering of Alpha Modus common stock in an amount not less than $2,000,000.

Alpha Modus’s CashX strategic alliance is focused on providing services to the underbanked via kiosks placed in retail locations, as well as a mobile application. The Company is targeting a national deployment of kiosks and a mobile application to support underbanked populations. Services include check cashing, money transfer and bill payments. Additional offerings such as gift cards, event tickets, and mobile top ups are anticipated. Comprehensive setup, installation, maintenance, and ongoing support of kiosks is anticipated to ensure service reliability.

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Alpha Modus’s strategic alliance with VSBLTY is focused on the use of data and AI in retail settings to enhance the customer experience. VSBLTY offerings include the following: VisionCaptor™ uses artificial intelligence and machine learning to deliver targeted display content at the point of purchase. DataCaptor™ leverages camera and sensor technology through AI tools, enabling real-time analytics and anonymous audience data based on who and what the camera sees. VSBLTY Metrics offers industry-leading measurement that can validate media impressions at the point of sale.

Alpha Modus intends to continue its intellectual property licensing and enforcement efforts throughout 2025. No assurances can be given that any of these plans will come to fruition or that, if implemented, they will necessarily yield positive results.

Although Alpha Modus’ audited financial statements for the years ended December 31, 2024 and 2023, were prepared under the assumption that it would continue operations as a going concern, the report of its independent registered public accounting firm that accompanies its financial statements for the years ended December 31, 2024 and 2023, contains a going concern qualification in which such firm expressed substantial doubt about Alpha Modus’ ability to continue as a going concern, based on its financial statements and results at that time, including its lack of current revenues, recurring losses from operations and net capital deficiency.

Business Combination

The Company was originally incorporated in Delaware on April 20, 2021, as a special purpose acquisition company under the name “Insight Acquisition Corp.” (“INAQ”).

On October 13, 2023, the Company and Alpha Modus, Corp. entered into the Business Combination Agreement, which was subsequently amended on June 21, 2024. Pursuant to the Business Combination Agreement, as amended, Alpha Modus, Corp., and the Company agreed that (i) each share of Alpha Modus, Corp. common stock (other than those properly exercising any applicable appraisal rights under applicable law) would be converted into (A) one share of Company common stock, and (B) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero); and (iii) each share of Alpha Modus, Corp. preferred stock (other than those properly exercising any applicable appraisal rights under applicable law) would be converted into (A) one share of Company Series C Preferred Stock, and (B) the contingent right to receive a pro rata portion of the Earnout Shares (as defined below) (which may be zero) (collectively the “Merger Consideration”).

The stockholders of Alpha Modus, Corp. may be issued up to 2,200,000 additional shares of Company common stock (the “Earnout Shares”). The Earnout Shares will be earned and issued in one-third (1/3) increments (of approximately 733,333 shares) if, for any twenty (20) trading days within any thirty (30)-consecutive trading day period beginning at least 180 days after the Closing and on or prior to the 5-year anniversary of the Closing, the VWAP of the Company’s common stock equals or exceeds $13.00 per share, $15.00 per share and $18.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), respectively, with all remaining Earnout Shares earned and issued upon certain changes of control of IAC at or prior to the 5-year anniversary of the Closing.

Additionally, at the Closing, the Company’s sponsor, Insight Acquisition Sponsor LLC (the “Sponsor”) was required to deposit 750,000 shares of Company common stock into escrow (the “Sponsor Earnout Shares”), and the Sponsor Earnout Shares will be released to the Sponsor according to the same milestones and timelines applicable to the Earnout Shares described above. Additionally, the Company and the Sponsor agreed that the Sponsor will forfeit and cancel 750,000 shares of Company common stock at Closing. Finally, at the Closing, (i) the Company will to use its best efforts to pay off the Company’s loan(s) from Polar Multi-Strategy Master Fund (“Polar”) (expected to be approximately $975,000 at Closing), (ii) the Company will use its best efforts to pay Alpha Modus, Corp.’s loans from Janbella Group, LLC (“Janbella”) (expected to be approximately $1,400,000 at Closing), (iii) the Company will issue to Janbella 1,392,308 shares of Company common stock, (iv) the Company will issue to Michael Singer 125,000 shares of Company common stock, (v) the Company will issue to Cantor Fitzgerald & Co. (“Cantor”) 210,000 shares of Company common stock, and (vi) the Company will issue to Odeon Capital Group, LLC (“Odeon”) 90,000 shares of Company common stock.

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Cantor, the representative of the underwriters in the Company’s original IPO in September 2021, was entitled to a deferred underwriting commission upon the closing of the Business Combination of $6,600,000, which amount was not subject to change based on redemption levels. On June 20, 2024, Cantor and Odeon entered into fee modification agreements with the Company pursuant to which (i) Cantor would be issued 210,000 shares of Company common stock and Odeon would be issued 90,000 shares of Company common stock at the closing of the Business Combination, and (ii) Cantor and Odeon would waive the right to any further underwriting commissions or other payments by the Company under its Underwriting Agreement with them, subject to the other terms of those fee modification agreements.

On October 29, 2024, Company stockholders approved the Business Combination and other transactions and proposal presented within the proxy statement/prospectus in connection with Business Combination transactions.

Financing in Connection with Business Combination

On October 23, 2024, the Company entered into a securities purchase agreement (the “SPA”) with Streeterville Capital, LLC (the “Investor”), pursuant to which the Company would sell, and the Investor would purchase, a secured convertible promissory note in the original principal amount of $2,890,000 (the “Note”) for a net purchase price of $2,600,000 (after deducting an original issue discount of $260,000, and payment of $30,000 for the Investor’s legal, accounting, due diligence, asset monitoring, and other transaction expenses).

The SPA included customary representations, warranties and covenants by the Company and customary closing conditions. The SPA grants the Investor (i) the right to fund up to an additional $5,000,000 to the Company, with the Company’s consent, through the date that is six months following repayment of the Note in full (the “Reinvestment Right”), and (ii) the exclusive right, on customary market terms, to enter into an equity line of credit or other similar financing arrangement with the Company for at least $20,000,000, through the date that is one year following the Purchase Price Date (defined below). Pursuant the SPA, Alpha Modus, Corp. was required to guarantee all of the Company’s obligations under the Note and related transaction documents pursuant to a guaranty agreement (the “Guaranty”), and the Note will also be secured by security agreements (the “Security Agreements”) by and between the Investor and both the Company and Alpha Modus, Corp., granting the Investor first priority security interests in all assets of the Company, as well as all assets of Alpha Modus, Corp., including all of Alpha Modus’ intellectual property (and including Alpha Modus’ patent portfolio) pursuant to a separate intellectual property security agreement (the “IP Security Agreement”). Additionally, the Company and Alpha Modus (collectively the “Borrowers”), and William Alessi, his entity, Janbella Group, LLC, and the trusts deemed to be beneficially owned by Mr. Alessi (each a “Capital Party” and collectively the “Capital Parties”), were required to execute at closing a subordination and voting agreement (the “Subordination Agreement”) pursuant to which (i) all of the Borrowers’ indebtedness and obligations to each Capital Party were subordinated to Investor, (ii) all security interests of any Capital Party were subordinate to Investor’s security interests, (iii) the Borrowers would not make any payments to any Capital Party, (iv) none of the Capital Parties would accelerate any subordinated debt or equity, (v) and no Capital Party would convert or exchange their preferred stock of the Company into Common Stock, until such time as the Investor had been fully paid and all financing agreements between the Investor and the Borrowers were terminated.

The Note matured 18 months following the date the purchase price is delivered to the Company (the “Purchase Price Date”), accrued interest of 10% per annum, was prepayable (after providing five trading days’ notice) at a 20% premium to the then-outstanding balance of the Note, and was convertible into Class A common stock (“Common Stock”) of the Company as described below. Within 30 days of the Purchase Price Date, the Company was obligated to file a registration statement on Form S-1 with the SEC registering a number of shares of Common Stock issuable upon conversion of the Note, and such registration statement was filed as described below.

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The Note was convertible at the election of the Investor into shares of Common Stock at any time following the earlier of the effective date of the registration statement described above or one year following the Purchase Price Date, at a conversion price equal to 90% multiplied by the lowest daily volume-weighted average price during the five trading days preceding conversion, and provided that (i) the Investor may not convert the Note into shares of Common Stock to the extent that such conversion would result in the Investor’s beneficial ownership of Common Stock being in excess of 4.99% (or 9.99% if the Company’s market capitalization is less than $10 million), and provided that (ii) the Note is not convertible into a total cumulative number of shares of Common Stock in excess of the number of shares of Common Stock permitted by Nasdaq Listing Rule 5635 (the “Exchange Cap”). Pursuant to the terms of the Note, the Company was required to, within 120 days of the Purchase Price Date, seek shareholder approval of the Note and the issuance of shares of Common Stock, issuable upon conversion of the Note and pursuant to the Reinvestment Right, in excess of the Exchange Cap (the “Shareholder Approvals”). If such shareholder approval is not obtained within 120 days, the Company was required to continue to seek shareholder approval every three months thereafter until shareholder approval is obtained. Pursuant to the Subordination Agreement, each Capital Party was required to vote all of their shares of Company stock in favor of the Shareholder Approvals. Under the SPA, the Company was required to initially reserve 7,500,000 shares of its Common Stock for issuance to the Investor under the Note, and the Company was required to add additional shares to the reserve in increments of 100,000 shares when requested by the Investor if at the time of the request the number of shares being held in reserve is less than three times the number of shares of Common Stock equal to the outstanding balance under the Note divided by the applicable conversion price at that time.

On December 12, 2024, the Company amended the SPA (the “Amended SPA”) to revise the terms of the Note. Pursuant to the Amended SPA, the Note was not convertible below a floor price of $4.00/share, but if the closing bid price of the Company’s common stock is less than the floor price for ten consecutive trading days, the Company is required to begin making monthly payments under the Note on the date that is 90 days following the original funding date.

On or about December 13, 2024, the Company issued the Note to the Investor, the Note was funded on or about December 16, 2024, and the closing bid price of the Company’s common stock was subsequently less than the $4.00 floor price for more than ten consecutive trading days, which, under the terms of the Amended SPA, would have required the Company to begin making monthly payments under the Note, with those monthly payments commencing on March 16, 2025, and with those monthly payments being equal to 120% multiplied by the outstanding balance divided by the lesser of 6 or the number of months remaining until the Note’s maturity date.

On January 27, 2025, the Company and the Investor entered into an amendment to the Note providing that (i) the Company was not required to begin making monthly payments under the Note until May 16, 2025, (ii) the monthly payments will equal $485,000.00 plus all accrued but unpaid interest, multiplied by 120%, and (iii) the Company would pay to the Investor 50% of all proceeds received by the Company from any equity line of credit or similar arrangement within one trading day of receipt by the Company.

On April 28, 2025, the Company and the Investor entered into a second amendment to the Note (the “Second Amendment”) providing that (i) the 20% prepayment penalty under the Note was eliminated, but the outstanding balance of the Note was increased to $3,597,501.71 (i.e., the outstanding balance under the Note as of April 28, 2025, plus the prepayment penalty of 20% as of April 28, 2025), (ii) the Company would have the right on up to three occasions to extend the monthly payment start date for one month, with the outstanding balance automatically increasing by one percent for each extension, (iii) the monthly payments would equal $582,000 plus all accrued but unpaid interest, (iv) the floor price was reduced to $1.25, (v) the Investor’s beneficial ownership limitation was increased to 9.99%, (vi) the Company agreed to hold a stockholder meeting within 60 days to approve the issuances to the Investor under the Note and under an equity line of credit agreement with the Investor in excess of the Exchange Cap (as such term was defined in the Note), (vii) the Company agreed to sell the Investor 1,250,000 shares of common stock (the “Pre-Delivery Shares”) for $125, which Pre-Delivery Shares shall be used by the Investor only as pre-delivery shares under the Note and a future equity line of credit agreement between the Company and the Investor, (viii) the Company agreed to file a registration statement to register the Pre-Delivery Shares and other shares of common stock issuable to the Investor upon conversion of the Note, and (ix) the Investor provided its written consent to the Company entering into the Patent Monetization Agreement and Option Agreement described below.

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A registration statement registering shares for resale by the Investor was filed by the Company with the SEC pursuant to the Company’s obligations under the Second Amendment to register Pre-Delivery Shares and other shares of common stock issuable to the Investor upon conversion of the Note (of which 1,250,000 Pre-Delivery Shares and 3,000,000 other conversion shares were registered for resale in that registration statement). That registration statement was declared effective by the SEC on May 23, 2025. On May 29, 2025, the Investor converted $767,000 of the Note into 613,600 shares of Company common stock. On June 11, 2025, the Investor converted $125,000 of the Note into 100,000 shares of Company common stock. On July 10, 2025, the Investor converted $162,500 of the Note into 130,000 shares of Company common stock. On July 16, 2025, the Investor converted $150,000 of the Note into 120,000 shares of Company common stock. On July 23, 2025, the Investor converted an aggregate of $2,545,500 of the Note into 2,036,400 shares of Company common stock, leaving a balance due to the Investor under the Note of approximately $11,312.28, which the Company paid on July 23, 2025, satisfying the note in full. On or about July 25, 2025, the Company repurchased the 1,250,000 Pre-Delivery Shares from the Investor for $125, and on or about August 6, 2025, the Pre-Delivery Shares were returned to the Company by the Investor and cancelled.

Business Combination Closing

On December 13, 2024, the parties to the Business Combination Agreement consummated the Business Combination, and in connection with closing issued the Note to the Investor, and entered into the Guaranty, Security Agreements, IP Security Agreement, and Subordination Agreement. Immediately upon the consummation of the Business Combination, Alpha Modus, Corp. became a wholly owned subsidiary of the Company, the Company changed its name to “Alpha Modus Holdings, Inc.,” and the Company is now listed on Nasdaq under the symbol “AMOD”. The Business Combination was accounted for as a reverse recapitalization. Under this method of accounting, INAQ is treated as the acquired company for financial statement reporting purposes. See “Unaudited Pro Forma Condensed Combined Financial Information and Other Data.” Legacy Alpha Modus’s financial statements for previous periods will be disclosed in the Company’s future periodic reports filed with the SEC.

In connection with the Business Combination, approximately 426,136 shares of common stock were redeemed, which represented a significant portion of the publicly traded shares outstanding immediately prior to the Business Combination and resulted in only approximately $1.16 million of cash from the INAQ trust account becoming available to Alpha Modus in connection with the closing of the Business Combination. In the Business Combination, the Company issued 5,295,000 shares of common stock and 7,500,000 shares of Series C Preferred Stock to Legacy Alpha Modus’s shareholders as merger consideration in the Business Combination, and the Company issued 1,817,308 shares of common stock to various parties as required by the Business Combination Agreement. Immediately following the Business Combination, including the redemption of shares described above, there were 12,455,252 shares of the Company’s common stock (all shares of Class A common stock) issued and outstanding, and 7,500,000 shares of the Company’s Series C Preferred Stock issued and outstanding.

As a result of becoming a publicly traded company, we will need to hire additional personnel and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses as a public company for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting and legal and administrative resources, including increased audit and legal fees.

Other Recent Developments

On April 28, 2025, the Company entered into a Patent Monetization Agreement (the “Patent Monetization Agreement”) with Alpha Modus Ventures, LLC, a North Carolina limited liability company controlled by the Company’s Chief Executive Officer, William Alessi (“AMV”), pursuant to which the Company agreed to provide litigation funding to AMV in connection with AMV’s recently filed patent litigation suit against Broadcom Inc. for infringement of AMV’s patents relating to methods and apparatus for transporting of fibre channel data over ethernet (U.S. Patent Nos. 11,108,591, 11,303,473, and 11,310,077), and the parties agreed that the gross proceeds from the litigation would first be paid to the Company until it has received the return of amounts funded for the litigation, and then 65% to the Company until it has received a five times return, then 45% to the Company until it has received an additional two times return, and then 35% to the Company. As of September 30, 2025, the Company hasn’t made any payments or assisted with any litigation funding under this agreement. Therefore, the Company doesn’t expect to receive any payments under the monetization agreement.

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On April 28, 2025, and in connection with entering into the Patent Monetization Agreement, the Company entered into an Option Agreement (the “Option Agreement”) with AMV’s owners (Janbella Group, LLC, an entity controlled by Mr. Alessi, and Chris Chumas, the Company’s Chief Sales Officer), pursuant to which the Company received the right to acquire AMV from its owners for an option exercise price consisting of the following: (i) the termination by the Company of the Patent Monetization Agreement and AMV’s related payment obligations to the Company under the Patent Monetization Agreement, (ii) the payment of $300,000 to Janbella Group, LLC (in satisfaction of which Janbella Group, LLC will release AMV of its $300,000 repayment obligation to Janbella Group, LLC) as soon as the Investor (defined above) has been repaid in full, and (iii) the issuance by the Company to AMV’s owners in the aggregate of a number of shares of common stock equal to $35,000,000 divided by the closing price of the Company’s common stock immediately prior to closing, which closing shall not occur until the Company’s shareholders have approved such transaction and issuance of common stock as required by Nasdaq’s listing rules.

On May 27, 2025, the Company entered into an exchange agreement (the “Exchange Agreement”) with four family trusts of the Company’s CEO, William Alessi, pursuant to which the trusts would exchange an aggregate of 3,200,000 shares of Series C Preferred Stock (800,000 shares held in the name of The WRA 2023 Irrevocable Trust, 800,000 shares held in the name of The Janet Alessi 2023 Irrevocable Trust, 800,000 shares held in the name of The Isabella Alessi 2023 Irrevocable Trust, and 800,000 shares held in the name of The Kim Alessi Richter Irrevocable Trust, all of which are deemed to be beneficially owned by Mr. Alessi as Mr. Alessi’s spouse is the trustee of each of the trusts) for an aggregate of 26,079,868 shares of Class A common stock (with each of the trusts being issued 6,519,967 shares of common stock). In the Exchange Agreement, each of the trusts agreed not to sell or otherwise transfer the shares of common stock to be received in the exchange until June 13, 2026 (except for permitted transfers to an affiliate). On or about June 29, 2025, the trusts’ preferred shares were cancelled, and 26,079,868 shares of common stock were issued to the trusts.

On July 15, 2025, the Company issued a promissory note to The Alessi 2023 Irrevocable Trust (the “Lender”), one of the family trusts of the Company’s CEO, William Alessi, in the original principal amount of $2,142,857, in consideration of $1,500,000 in funding received by the Company from the Lender on or about July 10, 2025. The note accrues interest at eight percent (8%) per annum, matures on April 30, 2026, and is convertible into shares of common stock of the Company at the election of the holder at a $5.00 per share conversion price.

On September 16, 2025, the Company issued a promissory note to The Alessi 2023 Irrevocable Trust (the “Lender”), one of the family trusts of the Company’s CEO, William Alessi, in the original principal amount of $714,286, in consideration of $500,000 in funding received by the Company from the Lender on or about September 16, 2025. The note accrues interest at eight percent (8%) per annum, matures on September 15, 2026, and is convertible into shares of common stock of the Company at the election of the holder at a $5.00 per share conversion price.

As described above, as of July 23, 2025, the Note issued to Streeterville Capital, LLC had been fully satisfied.

Critical Accounting Policies and Estimates

Basis of Presentation

Critical accounting policies are those that, in management’s view, are most important to the portrayal of a company’s financial condition and results of operations and most demanding on their calls on judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. While our significant accounting policies are described in more detail in Note 2 to our financial statements appearing elsewhere in this annual report, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our financial statements.

Derivative Liabilities

The Company does not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks. The Company evaluates all of its financial instruments, including issued stock purchase warrants and the forward purchase agreement, to determine if such instruments are derivatives or contain features that qualify as embedded derivatives, pursuant to ASC 480 and FASB ASC Topic 815, “Derivatives and Hedging” (“ASC 815”). The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period.

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The company earnout shares and sponsor earnout shares (“earnout shares”) as defined in the business combination agreement are recognized as derivative liabilities in accordance with ASC 815. In accordance with FASB ASC Topic 820, “Fair Value of Financial Instruments” (“ASC 820”), the Company recognizes the earnout shares instruments as liabilities at fair value and adjusts the carrying value of the instruments to fair value at each reporting period for so long as they are outstanding. At the date of the merger, the initial fair value of the earnout shares have been estimated using a Monte Carlo simulation model. Subsequently, the fair value of the earnout shares have been estimated using this same Monte Carlo simulation model. Derivative earnout shares liabilities are classified as current liabilities (See note 7 for more details on earnout shares).

Off-balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

Results of Operations

For the Three Months ended September 30, 2025, compared to the Three Months ended September 30, 2024

Revenue

Alpha Modus had no revenue during the three months ended September 30, 2025 and 2024.

Operating Expenses

Alpha Modus had operating expenses of $1,217,858 for the three months ended September 30, 2025, compared to $286,131 for the three months ended September 30, 2024. The increase was primarily due to an increase in professional fees, insurance premiums, payroll expenses and investor relations expenses.

Other Income/Expenses

Alpha Modus had total other expense of $3,041,741 for the three months ended September 30, 2025, $2,817,337 of which was interest expense, $319,983 of which was a loss in change in fair value of warrants liability, $579 of which was a gain of change in fair value of earnout shares liability and patent infringement income of $95,000, as compared to total other expense of $29,615, of which, $29,618 was interest expense during the three months ended September 30, 2024.

Net Loss

Alpha Modus had a net loss of $4,259,599 for the three months ended September 30, 2025, compared to a net loss of $315,746 for the three months ended September 30, 2024. The increase in net loss during the three months ended September 30, 2025, as compared to the net loss during the three months ended September 30, 2024, was primarily due to the increase in interest expense of $2,787,719, gain in change in fair value of earnout shares of $579, the loss in change in fair value of warrants liability of $319,983 and the increase in operating expenses during the three months ended September 30, 2025, described above.

For the Nine Months ended September 30, 2025, compared to the Nine Months ended September 30, 2024

Revenue

Alpha Modus had no revenue during the nine months ended September 30, 2025 and 2024.

Operating Expenses

Alpha Modus had operating expenses of $3,725,869 for the nine months ended September 30, 2025, compared to $597,595 for the nine months ended September 30, 2024. The increase was primarily due to an increase in professional fees, insurance premiums, payroll expenses and investor relations expenses.

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Other Income/Expenses

Alpha Modus had total other expense of $3,628,873 for the nine months ended September 30, 2025, $3,523,515 of which was interest expense, $667,630 of which was a loss in change in fair value of warrants liability, $1,052,494 of which was a gain of change in fair value of earnout shares liability, $598,324 in loss on settlement of debt and patent infringement income of $108,096 ($120,000 in settlement income less legal fees of $11,904), as compared to total other expense of $127,884, of which, $127,892 was interest expense during the nine months ended September 30, 2024.

Net Loss

Alpha Modus had a net loss of $7,354,742 for the nine months ended September 30, 2025, compared to a net loss of $725,479 for the nine months ended September 30, 2024. The increase in net loss during the nine months ended September 30, 2025, as compared to the net loss during the nine months ended September 30, 2024, was primarily due to the increase in interest expense of $3,395,623, gain in change in fair value of earnout shares of $1,052,494, the loss in change in fair value of warrants liability of $667,630 and the loss on settlement of debt of $598,324 during the nine months ended September 30, 2025, described above.

Liquidity and Capital Resources

As of September 30, 2025, Alpha Modus had cash of $75,705. We do not have sufficient resources to effectuate our business. We expect to incur significant expenses during the next twelve months of operations, including as a result of becoming a public company. We estimate that these expenses will be comprised primarily of general expenses including overhead, legal and accounting fees. To maintain our plan of growth, we believe we will need to raise a minimum of an additional $2,500,000. These factors, along with the lack of current Company revenues, raise substantial doubts about Alpha Modus’ ability to continue as a going concern.

Net cash used in operating activities was $2,055,673 for the nine months ended September 30, 2025, compared to $541,826 for the nine months ended September 30, 2024.

We had net cash used in investing activities for the nine months ended September 30, 2025, of $8,050, compared to $0 for the nine months ended September 30, 2024.

We had net cash provided by financing activities for the nine months ended September 30, 2025, of $1,403,614, compared to $501,028 for the nine months ended September 30, 2024.

We will have to raise funds to pay for our expenses. We may have to borrow money from shareholders or issue debt or equity or enter into a strategic arrangement with a third party. There can be no assurance that additional capital will be available to us. We currently have no arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for our operations will have a severe negative impact on our ability to remain a viable company.

Emerging Growth Company Status

Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable.

The Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act and has elected to take advantage of the benefits of the extended transition period for new or revised financial accounting standards. Following the consummation of the Business Combination, Alpha Modus expects to remain an emerging growth company at least through the end of the 2026 fiscal year and to continue to take advantage of the benefits of the extended transition period, although it may decide to early adopt such new or revised accounting standards to the extent permitted by such standards. This may make it difficult or impossible to compare Alpha Modus’ financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions because of the potential differences in accounting standards used.

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Subject to certain conditions set forth in the JOBS Act, if, as an emerging growth company, we intend to rely on such exemptions, we are not required to, among other things: (i) provide an auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act; (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis); and (iv) disclose certain executive compensation-related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive Officer’s compensation to median employee compensation.

We will remain an emerging growth company under the JOBS Act until the earliest of (i) the last day of our first fiscal year following the fifth anniversary of the IAC IPO, (ii) the last date of our fiscal year in which we have total annual gross revenue of at least $1.07 billion, (iii) the date on we are deemed to be a “large accelerated filer” under the rules of the SEC with at least $700.0 million of outstanding common equity held by non-affiliates, or (iv) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the previous three years.

Item 3. Quantitative and Qualitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information otherwise required under this item.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our principal executive officer and principal financial and accounting officer, we conducted an evaluation of the effectiveness of our disclosure controls and procedures as of the end of the period ended September 30, 2025, as such term is defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act. Based on this evaluation, our principal executive officer and principal financial officer have concluded that during the period covered by this report, our disclosure controls and procedures were not effective as of September 30, 2025.

Changes in Internal Control over Financial Reporting

There were no changes in our internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) during the quarter ended June 30, 2025, that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting. Management intends to remediate the identified material weakness by implementing a more timely reporting schedule and incorporating additional reviews of the financial statement support for future quarters.

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